_______________________________________________________________
  _______________________________________________________________




                  AMENDED AND RESTATED CREDIT AGREEMENT


                     dated as of September 9, 1996


                                  among


                   CIRCUS AND ELDORADO JOINT VENTURE,
                              as Borrower,

                       THE LENDERS LISTED HEREIN,
                               as Lenders,

                         WELLS FARGO BANK, N.A.,
      THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY
                          and SOCIETE GENERALE,
                           as Managing Agents,

                                   and

                             CIBC INC., and
                   CREDIT LYONNAIS, LOS ANGELES BRANCH
                              as Co-Agents,

                                   and

                         WELLS FARGO BANK, N.A.,
                  as Arranger and Administrative Agent





  _______________________________________________________________
    _______________________________________________________________
                            TABLE OF CONTENTS

                                                                     Page

SECTION 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2
      1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . .  2
      1.2     Accounting Terms; Utilization of GAAP for
                Purposes of Calculations Under Agreement . . . . . . . 31
      1.3  Other Definitional Provisions . . . . . . . . . . . . . . . 32

SECTION 2 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . 33
      2.1     Commitments; Making of Loans; the Register;
                Optional Notes . . . . . . . . . . . . . . . . . . . . 33
      2.2  Interest on the Loans . . . . . . . . . . . . . . . . . . . 37
      2.4  Prepayments and Reductions in Commitments;
                General Provisions Regarding Payments. . . . . . . . . 41
      2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 45
      2.6     Special Provisions Governing Eurodollar Rate
                Loans. . . . . . . . . . . . . . . . . . . . . . . . . 46
      2.8     Obligation of Lenders and Issuing Lender to
                Mitigate . . . . . . . . . . . . . . . . . . . . . . . 53

SECTION 3 LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . 56
      3.1     Issuance of Letters of Credit and Lenders'
                Purchase of Participations Therein . . . . . . . . . . 56
      3.2     Letter of Credit Fees. . . . . . . . . . . . . . . . . . 58
      3.3     Drawings and Reimbursement of Amounts Drawn
                Under Letters of Credit. . . . . . . . . . . . . . . . 59
      3.4     Obligations Absolute . . . . . . . . . . . . . . . . . . 62
      3.5     Indemnification; Nature of Issuing Lender's
                Duties . . . . . . . . . . . . . . . . . . . . . . . . 63
      3.6     Increased Costs and Taxes Relating to
                Letters of Credit. . . . . . . . . . . . . . . . . . . 64

SECTION 4 CONDITIONS TO LOANS AND LETTERS OF CREDIT. . . . . . . . . . 66
      4.1     Conditions to Initial Loans. . . . . . . . . . . . . . . 66
      4.2     Conditions to All Loans. . . . . . . . . . . . . . . . . 69
      4.3     Conditions to Letters of Credit. . . . . . . . . . . . . 71

SECTION 5 PARTNERSHIP'S REPRESENTATIONS AND WARRANTIES . . . . . . . . 73
      5.1     Organization, Powers, Qualification, Good
                Standing, Business and Subsidiaries. . . . . . . . . . 73
      5.2     Authorization of Borrowing, etc. . . . . . . . . . . . . 74
      5.3     Financial Condition. . . . . . . . . . . . . . . . . . . 75
      5.4     No Material Adverse Change; No Restricted
                Junior Payments. . . . . . . . . . . . . . . . . . . . 75
      5.5     Title to Properties; Liens; All Collateral . . . . . . . 76
      5.6     Litigation; Adverse Facts. . . . . . . . . . . . . . . . 76
      5.7     Payment of Taxes . . . . . . . . . . . . . . . . . . . . 77
      5.8     Performance of Agreements; Materially
                Adverse Agreements . . . . . . . . . . . . . . . . . . 77
      5.9     Governmental Regulation. . . . . . . . . . . . . . . . . 77
      5.10      Securities Activities. . . . . . . . . . . . . . . . . 77
      5.11      Employee Benefit Plans . . . . . . . . . . . . . . . . 78
      5.12      Certain Fees . . . . . . . . . . . . . . . . . . . . . 78
      5.13      Environmental Protection . . . . . . . . . . . . . . . 78
      5.14      Employee Matters . . . . . . . . . . . . . . . . . . . 80
      5.15      Solvency . . . . . . . . . . . . . . . . . . . . . . . 80
      5.16      Disclosure . . . . . . . . . . . . . . . . . . . . . . 81
      5.17      Representations and Warranties
                Incorporated From the    General Partner
                Subordinated Debt. . . . . . . . . . . . . . . . . . . 81
      5.18      Compliance With Laws; Licenses, Permits
                and     Authorizations . . . . . . . . . . . . . . . . 81
      5.19      Intangible Property. . . . . . . . . . . . . . . . . . 82
      5.20      Rights to Hotel Agreements, Permits and
                Licenses . . . . . . . . . . . . . . . . . . . . . . . 83

SECTION 6 PARTNERSHIP'S AFFIRMATIVE COVENANTS. . . . . . . . . . . . . 84
      6.1     Financial Statements and Other Reports . . . . . . . . . 84
      6.2     Partnership or Corporate Existence, etc. . . . . . . . . 91
      6.3     Payment of Taxes and Claims; Tax
                Consolidation. . . . . . . . . . . . . . . . . . . . . 91
      6.4     Maintenance of Properties; Insurance . . . . . . . . . . 92
      6.5     Inspection; Lender Meeting . . . . . . . . . . . . . . . 92
      6.6     Compliance with Laws, etc. . . . . . . . . . . . . . . . 93
      6.7     Environmental Disclosure and Inspection. . . . . . . . . 93
      6.8     Partnership's Remedial Action Regarding
                Hazardous Material . . . . . . . . . . . . . . . . . . 95

SECTION 7 PARTNERSHIP'S NEGATIVE COVENANTS . . . . . . . . . . . . . . 96
      7.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . 96
      7.2     Liens and Related Matters. . . . . . . . . . . . . . . . 97
      7.3     Investments. . . . . . . . . . . . . . . . . . . . . . . 99
      7.4     Contingent Obligations . . . . . . . . . . . . . . . . .100
      7.5     Restricted Junior Payments . . . . . . . . . . . . . . .100
      7.6     Financial Covenants. . . . . . . . . . . . . . . . . . .101
      7.7     Restriction on Fundamental Changes; Asset
                Sales and Acquisitions . . . . . . . . . . . . . . . .102
      7.8     Capital Expenditures . . . . . . . . . . . . . . . . . .103
      7.9     Sales and Lease-Backs. . . . . . . . . . . . . . . . . .104
      7.10    Sale or Discount of Receivables. . . . . . . . . . . . .105
      7.11    Transactions with Shareholders and
                Affiliates . . . . . . . . . . . . . . . . . . . . . .105
      7.12    Disposal of Subsidiary Stock . . . . . . . . . . . . . .105
      7.13    Conduct of Business. . . . . . . . . . . . . . . . . . .106
      7.14    Amendments of Related Documents. . . . . . . . . . . . .106
      7.15    Fiscal Year. . . . . . . . . . . . . . . . . . . . . . .106
      7.16    Transfer of Partnership Interests. . . . . . . . . . . .107

SECTION 8 EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . .108
      8.1     Failure to Make Payments When Due. . . . . . . . . . . .108
      8.2     Default in Other Agreements. . . . . . . . . . . . . . .108
      8.3     Breach of Certain Covenants. . . . . . . . . . . . . . .109
      8.4     Breach of Warranty . . . . . . . . . . . . . . . . . . .109
      8.5     Other Defaults Under Loan Documents. . . . . . . . . . .109
      8.6     Involuntary Bankruptcy; Appointment of
                Receiver, etc. . . . . . . . . . . . . . . . . . . . .110
      8.7     Voluntary Bankruptcy; Appointment of
                Receiver, etc. . . . . . . . . . . . . . . . . . . . .110
      8.8     Judgments and Attachments. . . . . . . . . . . . . . . .110
      8.9     Dissolution. . . . . . . . . . . . . . . . . . . . . . .111
      8.10    Employee Benefit Plans . . . . . . . . . . . . . . . . .111
      8.11    Material Adverse Effect. . . . . . . . . . . . . . . . .111
      8.12    Change in Control. . . . . . . . . . . . . . . . . . . .111
      8.13    Invalidity of Environmental Indemnities or
                Guaranties . . . . . . . . . . . . . . . . . . . . . .111
      8.14    Impairment of Collateral . . . . . . . . . . . . . . . .112
      8.15    Loss of Governmental Authorizations. . . . . . . . . . .112
      8.16    Gaming License . . . . . . . . . . . . . . . . . . . . .112
      8.17    Remedies . . . . . . . . . . . . . . . . . . . . . . . .112

SECTION 9 AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .115
      9.1     Appointment. . . . . . . . . . . . . . . . . . . . . . .115
      9.2     Powers; General Immunity . . . . . . . . . . . . . . . .115
      9.3     Representations and Warranties; No
                Responsibility For Appraisal of Credit-
                worthiness . . . . . . . . . . . . . . . . . . . . . .117
      9.4     Right to Indemnity . . . . . . . . . . . . . . . . . . .117
      9.5     Successor Agent. . . . . . . . . . . . . . . . . . . . .118
      9.6     Collateral Documents . . . . . . . . . . . . . . . . . .118

SECTION 10 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .120
      10.1    Assignments and Participations in Loans and
                Letters of Credit. . . . . . . . . . . . . . . . . . .120
      10.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . .122
      10.3    Indemnity. . . . . . . . . . . . . . . . . . . . . . . .123
      10.4    Set-Off; Security Interest in Deposit
                Accounts . . . . . . . . . . . . . . . . . . . . . . .124
      10.5    Ratable Sharing. . . . . . . . . . . . . . . . . . . . .125
      10.6    Amendments and Waivers; Release of
                Collateral . . . . . . . . . . . . . . . . . . . . . .125
      10.7    Independence of Covenants. . . . . . . . . . . . . . . .127
      10.8    Notices. . . . . . . . . . . . . . . . . . . . . . . . .127
      10.9    Survival of Representations, Warranties and
                Agreements . . . . . . . . . . . . . . . . . . . . . .128
      10.10   Failure or Indulgence Not Waiver; Remedies
                Cumulative . . . . . . . . . . . . . . . . . . . . . .128
      10.11   Marshalling; Payments Set Aside. . . . . . . . . . . . .128
      10.12   Severability . . . . . . . . . . . . . . . . . . . . . .129
      10.13   Obligations Several; Independent Nature of
                Lenders' Rights. . . . . . . . . . . . . . . . . . . .129
      10.14   Headings . . . . . . . . . . . . . . . . . . . . . . . .129
      10.15   Applicable Law . . . . . . . . . . . . . . . . . . . . .129
      10.16   Successors and Assigns . . . . . . . . . . . . . . . . .129
      10.17   Consent to Jurisdiction and Service of
                Process. . . . . . . . . . . . . . . . . . . . . . . .130
      10.18   Waiver of Jury Trial . . . . . . . . . . . . . . . . . .130
      10.19   Confidentiality. . . . . . . . . . . . . . . . . . . . .131
      10.20   Counterparts; Effectiveness. . . . . . . . . . . . . . .131
      10.21   Non-Recourse to General Partners . . . . . . . . . . . .131
      10.22   Cooperation With Gaming Boards . . . . . . . . . . . . .132
      10.23   Principles of Restatement. . . . . . . . . . . . . . . .133

                                EXHIBITS


  I   NOTICE OF BORROWING
  II  NOTICE OF CONVERSION/CONTINUATION
  III NOTICE OF ISSUANCE OF LETTER OF CREDIT
  IV  NOTE
  V   COMPLIANCE CERTIFICATE
  VI  OPINIONS OF PARTNERSHIP'S COUNSEL
  VII OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON, LLP
  VIII        ASSIGNMENT AGREEMENT
  IX  CERTIFICATE RE NON-BANK STATUS
  X   AMENDED AND RESTATED COLLATERAL ACCOUNT AGREEMENT
  XI  AMENDED AND RESTATED SECURITY AGREEMENT
  XII AMENDED AND RESTATED MAKE-WELL AGREEMENT
  XIII        AMENDED AND RESTATED DEED OF TRUST
  XIV AMENDED AND RESTATED ASSIGNMENT OF RENTS AND REVENUES
  XV  SUBORDINATION AND DEBT PUT AGREEMENT

                                SCHEDULES


  2.1   LENDERS' COMMITMENTS
  5.1   SUBSIDIARIES
  5.13  ENVIRONMENTAL MATTERS
  5.19  INTELLECTUAL PROPERTY
  7.2   CERTAIN EXISTING LIENS

                  AMENDED AND RESTATED CREDIT AGREEMENT



           This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of September 9, 1996 and entered into by and among CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership ("Partnership"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), WELLS FARGO BANK, N.A. ("Wells Fargo"), in its capacity as Arranger and Administrative Agent for Lenders ("Agent"), THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY and SOCIETE GENERALE, collectively, as Managing Agents for Lenders (in such capacity, "Managing Agents") and CIBC INC. and CREDIT LYONNAIS, LOS ANGELES BRANCH, collectively, as Co-Agents for Lenders (in such capacity, "Co-Agents").


                             R E C I T A L S

           Pursuant to a Credit Agreement (the "Original Credit Agreement") dated as of May 30, 1995, among the Partnership, as borrower, certain Co-Agents, Managing Agents and Lenders named therein, and First Interstate Bank of Nevada, N.A., as Arranger and Administrative Agent, the Lenders made credit facilities in the aggregate principal amount of $230,000,000 available to the Partnership.

           The Partnership used these credit facilities, and other funds, to develop, construct and operate the Silver
  Legacy Hotel and Casino in Reno, Nevada (the "Hotel") and for its general working capital purposes.

           Wells Fargo Bank, N.A., as successor by merger to First Interstate Bank of Nevada, N.A. has succeeded its predecessor as Administrative Agent.

           The parties hereto desire to amend and restate the Original Credit Agreement in its entirety as set forth herein, and to reduce the aggregate credit facilities thereunder to $220,000,000.

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Partnership, Lenders, Managing Agents, Co-Agents and Agent agree as follows:


                                SECTION 1
                               DEFINITIONS

  1.1  Certain Defined Terms.

           The following terms used in this Agreement shall have the meanings set forth below:

           "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing
  (i) the offered quotation, if any, to Wells Fargo (or an Affiliate of Wells Fargo) by prime banks for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Wells Fargo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (Pacific time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

           "Affected Lender" has the meaning assigned to that term in subsection 2.4C.

           "Affected Loans" has the meaning assigned to that term in subsection 2.4C.

           "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

           "Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 9.5.

           "Agreement" means this Amended and Restated Credit
  Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time.

           "Applicable Base Rate Margin" means (i) during the
  Make-Well Period, the percentage set forth below (expressed in basis points) opposite the then applicable Circus Pricing
  Level:

           Circus Pricing Level          Margin

                     I                      0
                    II                      0
                   III                     12.50
                    IV                     27.50
                     V                     75.00
                    VI                    137.50

  and (ii) during each portion of any Pricing Period after the Make-Well Period, the percentage set forth below (expressed in basis points) opposite the Stand-Alone Leverage Ratio as of the last day of the Fiscal Quarter ended approximately 60 days prior to the first day of such Pricing Period:

           Stand-Alone Leverage Ratio    Margin

           Less than 1.50:1.00              0

           Equal to or greater
           than 1.50:1.00 but less
           than 2.00:1.00                  50.00

           Equal to or greater
           than 2.00:1.00 but less
           than 2.50:1.00                 100.00

           Equal to or greater
           than 2.50:1.00       150.00

           "Applicable Eurodollar Rate Margin" means (i) during the Make-Well Period, the percentage set forth below (expressed in basis points) opposite the then applicable Circus Pricing
  Level:

           Circus Pricing Level          Margin

                     I                     75.00
                    II                    100.00
                   III                    112.50
                    IV                    127.50
                     V                    175.00
                    VI                    237.50

  and (ii) during each Pricing Period which occurs following the Make-Well Period, the percentage set forth below (expressed in basis points) opposite the Stand-Alone Leverage Ratio as of the last day of the Fiscal Quarter ended approximately 60 days prior to the first day of such Pricing Period:

           Stand-Alone Leverage Ratio     Margin

           Less than 1.50:1.00            100.00

           Equal to or greater
           than 1.50:1.00 but less
           than 2.00:1.00                 150.00

           Equal to or greater
           than 2.00:1.00 but less
           than 2.50:1.00                 200.00

           Equal to or greater
           than 2.50:1.00                250.00

           "Asset Sale" means the sale by Partnership or any of its Subsidiaries to any Person other than Partnership or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Partnership's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Partnership or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Partnership or any of its Subsidiaries outside of the ordinary course of business (including, without limitation, sale of the Premises); provided, in each case, that no such sale or disposition shall be an Asset Sale for purposes of this Agreement unless the fair market value of the assets sold or disposed exceeds $3,000,000 for any given transaction or series of related transactions or $6,000,000 in the aggregate in any calendar year.

           "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit VIII.

           "Assignment of Rents and Revenues" means the Assignment of Rents and Revenues executed and delivered by Partnership and Agent on the Closing Date and recorded in the official records of Washoe County, Nevada, on May 31, 1995 in Book 4312, Page 859, as Instrument 1837111, as amended and restated on the Restatement Date by an Amended and Restated Assignment of Rents and Revenues, substantially in the form of
  Exhibit XIV, as it may hereafter be amended, supplemented or otherwise modified from time to time.

           "Available Cash Flow" means, for any period, an amount equal to EBITDA for that period minus the sum, without duplication, during that period of (a) the amount by which the average daily Total Utilization of the Commitments during the four Fiscal Quarter period ending concurrently with that period exceeds Maximum Facility Availability as of the last day of that period, (b) payments made by Partnership with respect to Capital Leases, (c) Permitted Subordinated Debt Payments made by Partnership in Cash (to the extent that the same are principal payments), (d) Cash Interest Expense, (e) Make-Well Fees paid in cash, (f) Tax Distributions permitted under subsection 7.5(ii) made by Partnership in Cash, and (g) Capital Expenditures, in each case during that period.

           "Bankruptcy Code" means Title 11 of the United States
  Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

           "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

           "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

           "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Nevada, New York or California or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

           "Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases that is capitalized on the balance sheet of Partnership and its Subsidiaries) by Partnership and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the statement of cash flows of Partnership and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Partnership and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Partnership.

           "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

           "Cash" means money, currency or a credit balance in a Deposit Account.

           "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that, at the time of the acquisition of such certificates or acceptances (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that
  (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above,
  (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's, and
  (vi) overnight repurchase agreements executed with Lenders; provided that the terms of such repurchase agreements require physical delivery of securities (which must be "Cash Equivalents" as described in clauses (i) - (iv) above), except in the case of treasury obligations delivered through the Federal Reserve book entry system.

           "Cash Interest Expense" means Interest Expense paid or payable in cash, other than Interest Expense accrued but unpaid with respect to the General Partner Subordinated Debt.

           "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit IX delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

           "Circus" means Circus Circus Enterprises, Inc., a
  Nevada corporation, its successors and permitted assigns.

           "Circus Bridge" means the elevated building structure that spans Fifth Street and connects the Improvements with the buildings located on the adjacent real property owned by Circus
  Circus Casinos, Inc., a Nevada corporation.

           "Circus Debt Rating" means, as of each date of determination, the most creditworthy rating, actual or implicit, assigned to (i) senior unsecured Indebtedness of Circus by S&P, (ii) senior unsecured Indebtedness of Circus by Moody's or (iii) in the event such a rating is issued, the bank debt rating assigned to the Indebtedness evidenced by the Circus Loan Agreement by Moody's or S&P, whichever is highest.

           "Circus Funded Debt Ratio" means, as of any date of determination, the ratio of (a) the "Average Daily Funded Debt" of Circus as of the last day of the then most recently ended fiscal quarter of Circus to (b) "EBITDA" of Circus for the four most recent fiscal quarters of Circus, in each case determined in accordance with the terms of the Circus Loan Agreement.

           "Circus Loan Agreement" means that certain Loan
  Agreement dated as of January 29, 1996, among Circus, the Banks and Co-Agents named therein, and Bank of America National Trust and Savings Association, as Administrative Agent as in effect as of the Restatement Date.

           "Circus Pricing Date" means (a) with respect to any change in the Circus Funded Debt Ratio which results in a change in the Circus Pricing Level, the earlier of (i) the date upon which Circus delivers a copy of its compliance certificate under the Circus Loan Agreement to the Agent pursuant to
  Section 2.14 of the Make-Well Agreement reflecting such changed Circus Funded Debt Ratio and (ii) the date upon which Circus is required to deliver such a compliance certificate, and (b) with respect to any change in the Circus Debt Rating which results in a change in the Circus Pricing Level, the date which is five (5) Banking Days after the Agent has received evidence reasonably satisfactory to it of such change.

           "Circus Pricing Level" means the pricing level set forth below opposite the pricing criteria achieved by Circus as of the then most recent Circus Pricing Date (and, if the Circus Funded Debt Ratio and the Circus Debt Rating are then at different pricing levels, then the pricing level which yields the lowest Applicable Base Rate Margin and Applicable Eurodollar Margin to Partnership):

  Circus Pricing Level             Pricing Criteria


                        Circus Funded        Circus Debt
                        Debt Ratio            Rating


    I
                   Less than 0.75 to
                   1.00
                                            At least
                                            A or A2
   II
                   Equal to or
                   greater than 0.75
                   to 1.00 but less
                   than 1.25 to 1.00
                                           A- or A3

   III
                  Equal to or
                  greater than 1.25
                  to 1.00 but less
                  than 1.75 to 1.00
                                          BBB or
                                                Baa2

    IV
                 Equal to or
                 greater than 1.75
                 to 1.00 but less
                 than 2.25 to 1.00
                                         BBB- or
                                                Baa3

    V
                Equal to or
                greater than 2.25
                to 1.00 but less
                than 2.75 to 1.00
                                        BB+ or
                                             Ba1

    VI
               Equal to or
               greater than 2.75
               to 1.00
                                       BB or Ba2
                                              or below

          "Closing Date" means May 30, 1995.

          "Co-Agents" has the meaning assigned to that term in the introduction to this Agreement.

          "Collateral" means all the real, personal and mixed property made subject to a Lien pursuant to the Collateral
  Documents.

          "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Partnership and Agent on the Closing Date, as amended and restated on the Restatement Date substantially in the form of Exhibit X, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

          "Collateral Documents" means the Security Agreement, the Collateral Account Agreement, the Deed of Trust and the Assignment of Rents and Revenues and all other instruments or documents now or hereafter granting Liens on property of the Partnership or its Subsidiaries to Agent for benefit of Lenders.

          "Commitment" means the Commitment of any Lender, and "Commitments" means such commitments of all Lenders in the aggregate at the time of reference. Initially, the amount of the Commitment is $220,000,000, but it may hereafter be reduced in the manner provided for in Section 2.4.

          "Commitment Termination Date" means June 30, 2003.

          "Compliance Certificate" means a certificate substan-tially in the form of Exhibit V delivered to Agent and Lenders by Partnership pursuant to subsection 6.1(iv).

          "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and
  (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as de-scribed in the preceding sentence. For purposes of this definition, the amount of any Contingent Obligation at any time of determination shall be computed as the amount that, in light of all the facts and circumstances existing at such time represents the amount that reasonably can be expected at such time of determination to become an actual or matured liability.

          "Contractual Obligation," as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument (which other instrument is for the payment of money) to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Coverage Ratio" means, for the purposes of Section 7.6A, (a) as of the last day of each Fiscal Quarter ending before the termination of the Make-Well in accordance with
  Section 2.9, the Make-Well Coverage Ratio, and (b) as of the last day of each subsequent Fiscal Quarter, the Stand-Alone Coverage Ratio.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap, currency collar agreement or other similar agreement or arrangement designed to protect
  Partnership or any of its Subsidiaries against fluctuations in currency values.

          "Deed of Trust" means that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents executed by Partnership in favor of Agent as of the Closing Date and recorded in the official records of Washoe County, Nevada on May 31, 1995 at Book 4312, Page 814 and as Instrument 1897110, as amended on the Restatement Date by an Amended and Restated Deed of Trust substantially in the form of
  Exhibit XIII, as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "EBITDA" means, for any period, Net Income for such period plus, to the extent such items were subtracted in the determination of Net Income, the sum of the amounts for such period of (i) Interest Expense, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) Pre-Opening Expenses, and (vi) other non-cash items reducing Net Income less, to the extent such items were added in the determination of Net Income, the sum of the amounts for such period of non-cash items increasing Net Income, all of the foregoing as determined for Partnership and its Subsidiaries in conformity with GAAP.

          "Eldorado Bridge" means the elevated building structure that spans Fourth Street and connects the Improvements with the buildings located on the adjacent real property owned by Eldorado Hotel.

          "Eldorado Hotel" means Eldorado Resorts, LLC, a Nevada limited liability company (successor by merger to Eldorado
  Hotel Associates Limited Partnership) and a member of Eldorado
  LLC.

          "Eldorado LLC" means Eldorado Limited Liability
  Company, a Nevada limited liability company.

          "Eligible Assignee" means (A)(i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; and (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (B) any Lender and any Affiliate of any Lender which qualifies as a lender under applicable Nevada laws; provided that no Affiliate of Partnership, Circus or Eldorado Hotel shall be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Partnership or any of its ERISA Affiliates.

          "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order, cleanup order, removal order, or other order or direction (conditional or otherwise) by any governmental authority or any Person for any injury, loss or damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions or to compel cleanup or remediation, in each case relating to, resulting from or in connection with any Hazardous Material and relating to Partnership, any of its Subsidiaries or any Facility.

          "Environmental Indemnities" means the Environmental Indemnities from Circus, Eldorado Hotel and Partnership in favor of Agent for the benefit of Lenders dated as of the Closing Date and reaffirmed as of the Restatement Date, as they may hereafter be amended, supplemented or otherwise modified from time to time.

          "Environmental Laws" means all statutes, ordinances, orders, rules, regulations, plans, policies, decrees, permits, guidance documents, and any other requirements of Governmental Authorities relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened
  Release of Hazardous Material, (ii) the presence, generation, use, storage, transportation or disposal of Hazardous Material, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Partnership or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. SEC. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. SEC. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.
  SEC. 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. SEC. 1251 et seq.), the Clean Air Act (42 U.S.C. SEC. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. SEC. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act
  (7 U.S.C. SEC.136 et seq.), the Occupational Safety and Health Act (29 U.S.C. SEC. 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. SEC. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes, ordinances and other laws, and rules and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          "ERISA" means the Employee Retirement Income Security
  Act of 1974, as amended from time to time, and any successor statute.

          "ERISA Affiliate", as applied to any Person, means
  (i) any Person that is, or was at any time, a member of a controlled group of Persons within the meaning of
  Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any Person described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

          "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to
  Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
  Section 4041(c) of ERISA; (iv) the withdrawal by Partnership or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Partnership or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Partnership or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Partnership or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Partnership or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Partnership or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
  Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
  Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar
  Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of
  1934, as amended from time to time, and any successor statute.

          "Executive Committee" means the executive committee of Partnership organized in accordance with subsection 5.7 of the Joint Venture Agreement.

          "Executive Committee Signatories" means the individuals from time to time serving as Partnership's Director of Finance and Administration and General Manager each of whom shall have been authorized to sign on behalf of the Executive Committee and the Partnership pursuant to a resolution of the Executive Committee.

          "Facility" and "Facilities" mean any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Partnership or any of its Subsidiaries.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "Fee Letter" means that certain letter agreement of even date herewith between Partnership and Agent.

          "Fiscal Quarter" means a fiscal quarter of Partnership as at the Restatement Date.

          "Fiscal Year" means the fiscal year of Partnership as determined under GAAP as applied by Partnership as at the Restatement Date.

          "Flood Act" means the National Flood Insurance Act of
  1968 as amended by the Flood Disaster Protection Act of 1973
  (42 U.S.C. SEC.4013 et. seq.).

          "Funding and Payment Office" means the office of Agent located at the address set forth on the signature pages hereof.

          "Funding Date" means, with respect to any particular
  Loan, the date of the funding of that Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pro-nouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession (including, without limitation, in the AICPA Audit and Accounting Guide: Audits of Casinos), in each case as the same are applicable to the circumstances as of the date of determination.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Authority that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Partnership and its Subsidiaries within its jurisdiction.

          "Gaming Laws" means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents (including, without limitation, the Nevada Gaming Control Act (N.R.S. Ch. 463)) pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Partnership and its Subsidiaries within its jurisdiction.

          "General Partner Subordinated Debt" means any
  Subordinated Indebtedness of Partnership issued to any General
  Partner, Circus or any of Circus' wholly-owned Subsidiaries pursuant to the Subordinated Debt Documents and subject to the Subordination and Debt Put Agreement.

          "General Partners" means, at any time, Galleon, Inc., a Nevada corporation and a wholly-owned Subsidiary of Circus, and Eldorado LLC, a Nevada limited liability company, each a general partner of Partnership, and their respective successors and assigns at such time.

          "Governmental Authority" means any of the United
  States government, the government of the State of Nevada or any other state and any political subdivision, agency, department, commission, court, board, bureau or instrumentality of any of them, including any local authorities.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Hazardous Material" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Law or publication promulgated pursuant thereto;
  (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluid, produced water and other waste associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
  (iv) any flammable substance or explosive; (v) any radioactive material; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
  (ix) any pesticide; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health and safety or the environment if released into the workplace or the environment.

          "Hotel" means the Silver Legacy Hotel and Casino in Reno, Nevada, including, without limitation, the Premises; the Improvements (including, without limitation, the Silver Legacy Bridge and the Tunnel); the Skyways, all street work; drainage; plantings; signalization; and other installations, equipment and facilities located on or off of the Premises and required of Partnership by Governmental Authorities in connection with development of the Premises.

          "Hotel-Casino Management" means Hotel-Casino
  Management, Inc., a Nevada corporation and a member of both
  Eldorado LLC and Eldorado Hotel, and its successors and permitted assigns.

          "Improvements" means all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Premises or attached to the improvements (excluding the Skyways but including any support structures attached to the improvements with respect to the Skyways and including the Silver Legacy Bridge and the Tunnel) that by the nature of their location thereon or attachment thereto are real property under applicable law.

          "Indebtedness" as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money,
  (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (excluding, as an example, any trade payables payable in the ordinary course of business that are not so due or so evidenced) and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness. Indebtedness under this Agreement shall be determined by reference to Total Utilization of Commitments on any date of determination.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Intellectual Property" means all patents, trademarks, tradenames, customer lists, copyrights, technology, know-how and processes (i) used in or necessary for the conduct of the business of Partnership and its Subsidiaries as currently conducted and as proposed to be conducted and (ii) that are material to the condition (financial or otherwise), business or operations of Partnership and its Subsidiaries, taken as a whole.

          "Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Partnership and its Subsidiaries with respect to all outstanding Indebtedness of Partnership and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the last day of each month of each year, commencing on the first such date to occur after the Restatement Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Partnership or any of its Subsidiaries against fluc-tuations in interest rates.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue
  Code of 1986, as amended to the date hereof and from time to time hereafter.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Partnership or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by Partnership or any Subsidiary of Partnership from any Person other than Partnership or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Partnership or any of its Subsidiaries to any other Person, other than any indebtedness or account receivable or both from that other Person that is a current asset or arose from sales to that other Person in the ordinary course of busi-ness. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issuing Lender" means Agent.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "Joint Venture Agreement" means the Circus and
  Eldorado Joint Venture Agreement, dated as of March 1, 1994, between the General Partners as amended by the First Amendment to Agreement of Joint Venture of Circus and Eldorado Joint Venture, dated as of July 27, 1994, as amended, supplemented or otherwise modified from time to time in accordance with the terms of subsection 7.14B.

          "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1. The term "Lenders" when used without a modifier or when modified only by "the" means Requisite Lenders.

          "Letter of Credit" or "Letters of Credit" means
  Standby Letters of Credit issued or to be issued by Issuing
  Lender for the account of Partnership pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Partnership (reimbursement out of the proceeds of Loans pursuant to subsection 3.3B shall be considered reimbursement by Partnership for purposes hereof).

          "Leverage Ratio" means, for the purposes of Section 7.6B, (a) as of the last day of each Fiscal Quarter ending before the termination of the Make-Well in accordance with
  Section 2.9, the Make-Well Leverage Ratio, and (b) as of the last day of each subsequent Fiscal Quarter, the Stand-Alone Leverage Ratio.

          "License Revocation" means the revocation, failure to renew (other than with respect to particular types of gambling or gaming activities (e.g. Keno or Pai Gow) that Partnership has elected no longer to pursue) or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Partnership or any of its Subsidiaries.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest and any mechanic's liens) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan Documents" means this Agreement, any Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Partnership in favor of an Issuing Lender relating to, the Letters of Credit), the Collateral Documents, the Make-Well Agreement, the Subordination and Debt Put Agreement the Environmental Indemnities, and each reaffirmation thereof.

          "Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Commitments, that Lender's Commitment and (ii) after the termination of the Commitments, the sum of (a) the aggregate outstanding principal amount of the Loans of that Lender plus
  (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any drawings under Letters of Credit honored by Issuing Lender and not theretofore reimbursed by Partnership.

          "Loan Party" means any of Partnership, Partnership's
  Subsidiaries and General Partners and "Loan Parties" means
  Partnership, Partnership's Subsidiaries and General Partners, collectively.

          "Loans" means any loans made by the Lenders to the Partnership pursuant to Section 2.1

          "Make-Well Agreement" means the Amended and Restated
  Make-Well Agreement executed and delivered by Circus and Agent on the Restatement Date, substantially in the form of
  Exhibit XII, as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Make-Well Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) EBITDA minus the sum (without duplication) of Tax Distributions made pursuant to subsection 7.5(ii), Other Partnership Distributions made pursuant to subsection 7.5(iii) or 7.5(iv), and Capital Expenditures (other than Capital Expenditures for the initial construction of the Hotel and the improvements to the mezzanine level of the Hotel described in the proviso to Section 7.8), to
  (b) the amount by which the average daily Total Utilization of the Commitments during the four Fiscal Quarter period then ended exceeds Maximum Facility Availability as of such date plus Cash Interest Expense plus Permitted Subordinated Debt Payments actually paid in Cash plus Other Permitted Indebtedness Payments actually made in Cash, plus Make-Well Fees actually paid in Cash, in each case for the four Fiscal Quarter Period ending on such date, provided that any contribution of cash to Partnership by Circus in exchange for equity of Partnership or General Partner Subordinated Debt shall be included, without duplication, in Net Income for the Fiscal Quarter in which such contribution is made (or, if made within 25 calendar days of the end of a Fiscal Quarter, for such Fiscal Quarter immediately ended if Circus notifies Agent in writing at the time of such contribution that such contribution is to be so credited).

          "Make-Well Fees" means, for any period, the amount of fees paid in cash to Circus by Partnership on account of the Make-Well Agreement during that period pursuant to Section 2.4 of the Joint Venture Agreement.

          "Make-Well Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) the sum of (a) the average of the daily Total Utilization of Commitments during the immediately preceding Fiscal Quarter (excluding, for this purpose, Letters of Credit which are not issued to support Indebtedness) plus (b) Other Permitted Indebtedness outstanding as of the last day of such period plus (c) Indebtedness outstanding in respect of Capital Leases as of the last day of such period to (ii) EBITDA for the four consecutive Fiscal Quarter period ending on the date as of which the determination is being made.

          "Make-Well Period" means the period from the Restatement Date until the Make-Well Agreement is terminated.

          "Manager" means the Person elected to manage the affairs of a limited liability company.

          "Managing Agents" has the meaning assigned to that term in the introduction to this Agreement.

          "Managing Partner" means, at any time, Galleon, Inc., a Nevada corporation and a wholly-owned subsidiary of Circus, or its successors or assigns, in the capacity of managing partner of Partnership under the Joint Venture Agreement, at such time.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal
  Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole, (b) the validity, priority or enforceability of any of the Loan Documents or any Lien created or intended to be created thereby, or (c) the use, occupancy or operation of all or any material part of the Hotel or (ii) the impairment of the ability of any Loan Party materially to perform, or of Agent or Lenders to enforce, the Obligations.

          "Maximum CapEx Amount" has the meaning assigned to that term in subsection 7.8.

          "Maximum Facility Availability" means the aggregate amount of the Commitments available as of the date of determination whether or not drawn or outstanding or used as Loans or for Letters of Credit.

          "Multiemployer Plan" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Partnership or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Partnership or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

          "Net Income" means, for any period, the net income (or loss) of Partnership and its Subsidiaries for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Partnership) in which any other Person (other than Partnership or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Partnership or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Partnership or is merged into or consolidated with Partnership or any of its Sub-sidiaries or that Person's assets are acquired by Partnership or any of its Subsidiaries, (iii) the income of any Subsidiary of Partnership to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses
  (i) through (iv) above) any net non-cash extraordinary gains or net non-cash extraordinary losses.

          "Notes" means any promissory notes of Partnership issued pursuant to subsection 2.1E to evidence the Loans made by Lenders, substantially in the form of Exhibit IV, with appropriate insertions, as they may be amended, supplemented or otherwise modified from time to time.

          "Notice of Borrowing" means a notice substantially in the form of Exhibit I delivered by Partnership to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II delivered by Partnership to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III delivered by Partnership to Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Obligations" means all obligations of every nature of any Loan Party, from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise and whether or not the obligation is allowed as a claim in any proceeding referred to in Section 8.6 or 8.7.

          "Officers' Certificate" means, as applied to any Person a certificate executed by that Person or on behalf of that Person by an authorized Person; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Other Partnership Distributions" means distributions to the General Partners pursuant to the terms of the Joint
  Venture Agreement other than Tax Distributions and Permitted
  Subordinated Debt Payments.

          "Other Permitted Indebtedness" means Indebtedness permitted under subsections 7.1(iii) or 7.1(vi).

          "Other Permitted Indebtedness Payments" means payments of principal and interest on Other Permitted Indebtedness.

          "Partnership" has the meaning assigned to that term in the introduction to this Agreement.

          "Partnership Parents" means General Partners, Circus,
  Eldorado Hotel, Recreational Enterprises, Hotel-Casino
  Management, Inc. and their respective successors and assigns.

          "PBGC" means the Pension Benefit Guaranty Corporation
  (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Percentage Interests" has the meaning assigned to that term in the Joint Venture Agreement.

          "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by
  ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (iii) easements, rights of tenants, reservations, covenants, rights-of-way, restrictions, minor defects, minor encroachments or minor irregularities in title and other similar immaterial charges or encumbrances that
       (i) arise prior to Closing and are approved in writing by the Agent or (ii) arise after Closing and would not, individually or in the aggregate, result in a Material Adverse Effect; and

          (iv) Liens arising solely from filing UCC financing statements relating solely to leases permitted by this Agreement.

          "Permitted Subordinated Debt Payments" means payments of principal and interest permitted on the General Partner
  Subordinated Debt under subsection 7.5(i).

          "Person" means and includes natural persons, corpora-tions, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, limited liability companies or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Premises" means the real property situated in Reno, Nevada, and more particularly described in the Deed of Trust.

          "Pre-Opening Expenses" means, with respect to any fiscal period, the amount of expenses (other than Interest Expense) incurred with respect to capital projects and properly deferred and charged to expense as of commencement of operations, which are classified as "pre-opening expenses" on the applicable financial statements of Partnership and its Subsidiaries for such period, prepared in accordance with GAAP.

          "Pricing Period" means each of the consecutive approximately 90 day periods beginning on March 1, June 1, September 1 and December 1 of each year.

          "Prime Rate" means the rate that Wells Fargo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wells Fargo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Rata Share" means, with respect to each Lender, the percentage obtained by dividing (x) the Loan Exposure of that Lender by (y) the aggregate Loan Exposure of all Lenders, as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender on the Restatement Date is set forth opposite the name of that Lender in Schedule 2.1.

          "Recreational Enterprises" means Recreational
  Enterprises, Inc., a Nevada corporation and member of Eldorado
  LLC and general partner of Eldorado Hotel.

          "Reduction Date" means March 31, 1997 and each subsequent June 30, September 30, December 31 and March 31 through the Commitment Termination Date.

          "Reference Period" has the meaning assigned to that term in subsection 7.8.

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of
  Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          "Requisite Lenders" means Lenders having or holding 66
  2/3% or more of the aggregate Loan Exposure of all Lenders.

          "Restatement Date" means the date of this Agreement.

          "Restricted Junior Payment" means (i) any distribution of cash or property or other distribution, direct or indirect, on account of any partnership interest in Partnership now or hereafter outstanding, except a distribution payable solely in interests of that class of partnership interest to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any interests of any class of partnership interest in Partnership now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any interests of any class of partnership interests in Partnership now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Scheduled Facility Reductions" means reductions to the Commitments made pursuant to subsection 2.4A.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Security Agreement" means the Amended and Restated Security Agreement executed and delivered by Partnership and Agent on the Restatement Date, substantially in the form of
  Exhibit XI, as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Senior Officer" means, with respect to any Person, any Chief Executive Officer, President, Executive Vice President, Vice President, Chief Financial Officer, Treasurer or Controller of such Person, or any individual holding an equivalent position with such Person or any partner or member of such Person, including, without limitation, in the case of the Partnership, the General Manager of Silver Legacy Hotel and Casino and the Director of Finance and Administration of the Silver Legacy Hotel and Casino.

          "Silver Legacy Bridge" means the elevated building structure that connects the hotel portion of the Hotel with the casino portion of the Hotel.

          "Skyway Easements" means those two certain Bridge Easements recorded in the Official Records of Washoe County, Nevada, one by and between Partnership and Eldorado Hotel and the other by and between Partnership and Circus Circus Casinos, Inc., pursuant to which, among other things, Partnership was granted perpetual easements for pedestrian access to and from the Improvements via the Eldorado Bridge and the Circus Bridge, respectively.

          "Skyways" means the Circus Bridge and the Eldorado Bridge; the Skyways are owned by Circus and Eldorado Hotel, respectively, and are subject to the terms and provisions of the Skyway Easements. The Skyways do not include the Silver Legacy Bridge.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and
  (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stand-Alone Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) EBITDA (without any increase by reason of any amounts paid to Partnership under the Make-Well Agreement) minus the sum (without duplication) of Tax Distributions made pursuant to subsection 7.5(ii), Other Partnership Distributions made pursuant to subsection 7.5(iii) or 7.5(iv) and Capital Expenditures (other than Capital Expenditures for the initial construction of the Hotel and the improvements to the mezzanine level of the Hotel described in the proviso to Section 7.8) to (b) Scheduled Facility Reductions during that period (whether or not Partnership is actually required to make any payments to the Lenders to meet such Scheduled Facility Reductions) plus Cash Interest Expense plus Permitted Subordinated Debt Payments plus Other Permitted Indebtedness Payments, in each case for the four Fiscal Quarter Period ending on such date.

          "Stand-Alone Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i) the sum of the average of the daily Total Utilization of Commitments during the immediately preceding Fiscal Quarter plus all other Indebtedness of Partnership for borrowed money outstanding as of the last day of such period plus Indebtedness outstanding in respect of Capital Leases as of the last day of such period to
  (ii) EBITDA for the four consecutive Fiscal Quarter period ending on the date as of which the determination is being made.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Partnership or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Partnership or any of its Subsidiaries, (iii) the obligations of third party insurers of Partnership or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, and (iv) performance, payment, deposit or surety obligations of Partnership or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables,
  (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code), or (c) any Indebtedness or Contingent Obligation of Partnership or any of its Subsidiaries if such Indebtedness or Contingent Obligation is secured by real property of Partnership or such Subsidiary located in the State of California.

          "Subordinated Debt Documents" means the Subordination and Debt Put Agreement, the Loan Agreement dated as of May 20, 1995 by and between Circus and Partnership, and, to the extent secured in accordance with the terms of this Agreement and the Subordination and Debt Put Agreement, the deed of trust by Partnership as trustor for the benefit of Circus, the environmental indemnity by and between Partnership and Circus, the security agreement between Partnership and Circus, UCC-1 fixture filings and financing statements with respect thereto together with all other documents and instruments evidencing, securing or pertaining to the General Partner Subordinated Debt, as they may hereafter be amended, supplemented or otherwise modified from time to time. As used in any Loan Document, the phrase "the documentation evidencing the General Partner Subordinated Debt" or "the documents evidencing the General Partner Subordinated Debt" shall be deemed a reference to the Subordinated Debt Documents.

          "Subordinated Indebtedness" means (i) the General Partner Subordinated Debt and (ii) any other Indebtedness of Partnership subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Lenders.

          "Subordination and Debt Put Agreement" means the Amended and Restated Subordination and Debt Put Agreement executed and delivered by Circus, Partnership and Agent on the Restatement Date, substantially in the form of Exhibit XV, as it may hereafter be amended, supplemented or otherwise modified from time to time.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Supermajority Lenders" means Lenders having or holding 75% or more of the aggregate Loan Exposure of all Lenders.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

          "Tax Distributions" means distributions to the General Partners of cash or property pursuant to subsection 4.1(a) of the Joint Venture Agreement as in effect on the Restatement Date made in order to satisfy the General Partners' federal tax liability accruing in the Fiscal Year with respect to which such distributions are made assuming each General Partner's tax liabilities accrue at the maximum marginal federal income tax rate that applies to such General Partner as set forth in subsection 4.2 of the Joint Venture Agreement as in effect on the Restatement Date.

          "Title Policy" means the American Land Title
  Association extended coverage mortgagee title insurance policy issued on or about the Closing Date to the Agent and the Lenders by First American Title Insurance Company, together with all related coinsurance and reinsurance policies and subsequent endorsements, including those provided under subsection 4.1F.

          "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Loans (other than Loans made for the purpose of reimbursing the Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus
  (ii) the Letter of Credit Usage.

          "Tunnel" means the tunnel beneath Sierra Street that connects the casino portion of the Hotel to the hotel portion of the Hotel.

          "Unutilized Amount" has the meaning assigned to that term in subsection 7.8.

  1.2     Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement.

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Partnership to Lenders pursuant to clauses (i),
  (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with GAAP as in effect at the time such calculations are made.

  1.3  Other Definitional Provisions.

          References to "Sections," "subsections" and "Exhibits" shall be to Sections and subsections of, and Exhibits to this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                                SECTION 2
               AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

  2.1     Commitments; Making of Loans; the Register; Optional
            Notes.

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents, each Lender hereby severally agrees to lend to Partnership from time to time during the period on and after the Restatement Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggre-gate amount of the Commitments, provided that, notwithstanding any other provision of this Agreement, the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect. Each Lender's commitment to make Loans pursuant to this subsection 2.1A is herein called its "Commitment," and such commitments of all Lenders in the aggregate are herein called the "Commitments". The amount of each Lender's Commitment shall be as set forth on Schedule 2.1; provided that
  (i) the Commitments of Lenders shall be adjusted to give effect to any assignments of the Commitments pursuant to subsection 10.1, and (ii) the amount of the Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A, 2.4B(ii) and 2.4B(iii) or terminated as set forth in Section 8. Each Lender's Commitment shall expire on the Commitment Termination Date and all Loans and all other amounts owed hereunder with respect to the Loans and the Commitments shall be paid in full
  no later than that date.   Amounts borrowed under this
  subsection 2.1A may be repaid and reborrowed at any time prior to the Commitment Termination Date.

     B. Borrowing Mechanics. Loans made on any Funding Date (other than Loans made pursuant to subsection 3.3B for the purpose of reimbursing Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; provided that Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Subject to the next following paragraph, whenever Partnership desires that Lenders make Loans it shall deliver to Agent a Notice of Borrowing no later than 10:00 A.M. (Pacific time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Loans requested,
  (iii) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D.

          Unless Agent, in its sole and absolute discretion, has notified Partnership to the contrary, a Loan may be requested by telephone by a duly authorized officer or other Person authorized to borrow on behalf of Partnership, in which case Partnership shall confirm such request by delivering promptly a Notice of Borrowing with respect to such Loan in person or by telecopier to Agent. Partnership and Lenders may enter a memorandum of understanding that sets forth specific procedures for such telephonic requests; if Lenders comply with the procedures set forth in such memorandum (or if no such memorandum is entered), neither Agent nor any Lender shall incur any liability to any Loan Party in acting upon any such telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Partnership or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Partnership shall have effected Loans hereunder.

          Partnership shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Partnership is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Partnership of the proceeds of any Loans shall constitute a re-certification by Partnership, as of the applicable Funding Date, as to the matters to which Partnership is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Partnership shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders severally and simultaneously and in proportion to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 1:00 P.M. (Pacific time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Loans used to reimburse Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of the initial Loans made on the Restatement Date) and 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Partnership on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Partnership at the Funding and Payment Office.

          Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Partnership a corresponding amount on such Funding Date. If such corre-sponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Partnership and Partnership shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Partnership may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

     (i)            Agent shall
       maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Partnership, any Lender or any Gaming Board and their respective agents at any reasonable time and from time to time upon reasonable prior notice.

              (ii) Agent shall record in the Register the Commitment and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be presumed to be correct; provided that failure to make any such recordation, or any error in such recordation, shall not affect Partnership's Obligations in respect of the applicable Loans.

             (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be presumed to be correct; provided that failure to make any such recordation, or any error in such recordation, shall not affect Partnership's Obligations in respect of the applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

              (iv)                           Partnership, Agent
       and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loans.

               (v)                           Partnership hereby
       designates Wells Fargo to serve as Partnership's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Partnership hereby agrees that, to the extent Wells Fargo serves in such capacity, Wells Fargo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

     E.   Optional Notes.  If so requested by any Lender,
  Partnership shall execute and deliver a Note to such Lender.

  2.2  Interest on the Loans.

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Partnership initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.6, the Loans shall bear interest through maturity as follows:

     (i)            if a Eurodollar
       Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

              (ii)                           if a Base Rate
       Loan, then at the sum of the Base Rate plus the Applicable
       Base Rate Margin.

          B. Interest Periods. In connection with each Eurodollar Rate Loan, Partnership may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/ Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Partnership's option, either a one, two, three or six month period; provided that:

               (i)                           the initial
       Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

              (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the immediately preceding Interest Period expires;

             (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

              (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v)                           no Interest Period
       with respect to any portion of the Loans shall extend beyond the Commitment Termination Date;

              (vi) no Interest Period with respect to any portion of the Loans shall extend beyond the date on which a permanent reduction of the Commitments is scheduled to occur unless the sum of
       (a) the aggregate principal amount of Loans that are Base Rate Loans plus (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Commitments then in effect over the Total Utilization of Commitments as of such date equals or exceeds the permanent reduction of the Commitments that is scheduled to occur on such date;

             (vii)                           there shall be no
       more than ten Interest Periods outstanding at any time;
       and

            (viii) in the event Partnership fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Partnership shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Partnership shall have the option at any time (i) to convert all or any part of its outstanding Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or
  (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Subject to the next following paragraph, Partnership shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (Pacific time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing.

          Unless Agent, in its sole and absolute discretion, has notified Partnership to the contrary, a Loan may be requested by telephone by a duly authorized officer or other Person authorized to borrow on behalf of Partnership, in which case Partnership shall confirm such request by delivering promptly a Notice of Borrowing with respect to such Loan in person or by telecopier to Agent. Partnership and Lenders may enter a memorandum of understanding that sets forth specific procedures for such telephonic requests; if Lenders comply with the procedures set forth in such memorandum (or if no such memorandum is entered), neither Agent nor any Lender shall incur any liability to Partnership in acting upon any such telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Partnership or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Partnership shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Partnership shall be bound to effect a conversion or continuation in accordance therewith.

     E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment (which may be revoked by Partnership to the extent such revocation will not result in the incurrence of costs by Agent or any Lender or, if incurred, such costs are reimbursed by Partnership), by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

  2.3  Fees.

     A. Commitment Fees. Partnership agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Restatement Date to and excluding the Commitment Termination Date equal to: (i) the average of the daily excess of the Maximum Facility Availability over the Total Utilization of Commitments multiplied by (ii) 0.50% per annum, such commitment fees to be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed and to be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Restatement Date, and on the Commitment Termination Date.

     B. Upfront Fee. Partnership agrees to pay to Agent, on the Restatement Date, a non-refundable one-time upfront fee in an amount set forth in the Fee Letter for distribution to each Lender in the amount set forth in a letter from Agent to such Lender.

     C. Arrangement Fee and Servicing Fee. Partnership agrees to pay to Agent a non-refundable arrangement fee and a non-refundable servicing fee, payable in amounts set forth in the Fee Letter.

  2.4  Prepayments and Reductions in Commitments; General
  Provisions Regarding Payments.

     A. Scheduled Reductions of Commitments. The Commitments shall be permanently reduced on each Reduction Date occurring during a period set forth below in the amount set forth opposite that period:

     Reduction Dates During                            Amount

     March 31, 1997 through
     December 31, 1997                                 $2,500,000

     March 31, 1998 through
     December 31, 2000                                 $3,750,000

     March 31, 2001 through
     the Reduction Date prior to
     the Commitment Termination Date                   $5,000,000

     Commitment Termination Date                        Remaining
                                                        Commitment;

  provided that the scheduled reductions of the Commitments set forth above shall be (i) reduced in connection with any voluntary or mandatory reductions of the Commitments in accordance with subsection 2.4B(iv) and (ii) accelerated to the extent acceleration of the Loans occurs pursuant to subsection 8.20B.

     B.  Prepayments and Unscheduled Reductions in Commitments.

     (i)            Voluntary
       Prepayments. Partnership may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 10:00 A.M. (Pacific time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount; provided, however, that the payment of any Eurodollar Rate Loan on a date other than the last day of the related Interest Period shall be subject to
       Section 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that such notice may be revoked by Partnership to the extent such revocation will not result in the incurrence of costs by Agent or any Lender or, if incurred, such costs are reimbursed by Partnership. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

              (ii)                           Voluntary
       Reductions of Commitments. Partnership may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the Total Utilization of Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Partnership's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Commitments shall be effective on the date specified in Partnership's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.4B(iv).

             (iii)                           Mandatory
       Prepayments and Mandatory Reductions of Commitments.

                    (a)  Prepayments and Reductions Due to
                 Reversion of Surplus Assets of Pension Plans. On the date of return to Partnership or any of its Subsidiaries of any surplus assets of any pension plan (as defined in Section 3(2) of ERISA) of Partnership or any of its Subsidiaries, Partnership shall prepay the Loans, and the Commitments shall be permanently reduced, in an amount equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof. Any such mandatory prepayments or reductions of the Commitments shall be applied as specified in subsection 2.4B(iv).

                    (b)  Prepayments Due to Reductions or
                 Restrictions of Commitments. Partnership shall prepay the Loans to the extent necessary so that the Total Utilization of Commitments shall not at any time exceed the Commitments then in effect. Partnership shall make any prepayment required under this subsection 2.4B(iii)(b) within three (3) Business Days of the earlier of (x) the date on which any Senior Officer of the Partnership learns that such excess exists or (y) the date on which Partnership receives written notice from any Lender that a payment is due under this subsection 2.4B(iii)(b). Any such manda-tory prepayments shall be applied as specified in subsection 2.4B(iv).

          (iv)      Application of Prepayments and Unscheduled
                           Reductions of Commitments.

                    (a)  Application of Prepayments to Base Rate
                 Loans and Eurodollar Rate Loans. Any prepayment of the Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Partnership pursuant to subsection 2.6D.

                    (b)  Application of Unscheduled Reductions
                 of Commitments. Any voluntary or mandatory reduction of the Commitments pursuant to subsection 2.4B(ii) or 2.4B(iii) shall be applied to ratably reduce the then remaining Scheduled Facility Reductions.

       C. General Provisions Regarding Payments.

               (i) Manner and Time of Payment. All payments by Partnership of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, set-off or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (Pacific time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Partnership on the next succeeding Business Day. Partnership hereby authorizes Agent to charge its accounts with Agent upon the occurrence and during the continuance of an Event of Default, in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose) and after such a charge is made on sufficient funds available, payment of principal, interest and fees under this subsection 2.4C shall be deemed to have been made; provided however that until such occurrence and continuance of an Event of Default Agent shall not charge Partnership's accounts with Agent until receipt by Agent of written authorization from Partnership in accordance with the provisions of subsection 10.8.

              (ii)                           Application of
       Payments to Principal and Interest. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

             (iii)                           Apportionment of
       Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

              (iv)                           Payments on
       Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

               (v)                           Notation of
       Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of any Loan Party hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

  2.5  Use of Proceeds.

     A. The proceeds of the Loans, together with other funds available to Partnership, shall be applied by Partnership for general business purposes, including, without limitation, working capital purposes.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Partnership or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

  2.6     Special Provisions Governing Eurodollar Rate Loans.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 8:30 A.M. (Pacific time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Partnership and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Partnership and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Partnership and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Partnership with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Partnership.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Partnership and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
  (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, central bank directive, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Partnership and Agent of such determination (which notice Agent shall promptly transmit to each other Lender).
  Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Partnership pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Partnership pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Partnership shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/ Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Partnership shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reason-able losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Partnership, or (iv) as a consequence of any other default by Partnership in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occur-rence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Partnership may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Partnership with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Partnership.

  2.7     Increased Costs; Taxes; Capital Adequacy.

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or govern-mental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

     (i)            subjects such
       Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

  and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Partnership shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Partnership (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

               (i) Payments to Be Free and Clear. All sums payable by Partnership under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Partnership or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Partnership or any other Person is required by law to make any deduction or withholding on account of any such Tax (other than a Tax on the overall net income of any Lender) from any sum paid or payable by Partnership to Agent or any Lender under any of the Loan Documents:

                    (a)  Partnership shall notify Agent of any
                 such requirement or any change in any such requirement as soon as Partnership becomes aware of it;

                    (b)  Partnership shall pay any such Tax
                 (other than a Tax on the overall net income of any Lender) before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Partnership) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                    (c)  the sum payable by Partnership in
                 respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (d)  within 30 days after paying any sum
                 from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Partnership shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

          (iii)  Evidence of Exemption from U.S. Withholding
       Tax.

                    (a)  Each Lender that is organized under the
                 laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent for transmission to Partnership, on or prior to the Restatement Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Partnership or Agent (each in the reasonable exercise of its discretion),
                 (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                    (b)  Each Lender required to deliver any
                 forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Partnership two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
                 (2) immediately notify Agent and Partnership of its inability to deliver any such forms, certificates or other evidence.

                    (c)  Partnership shall not be required to
                 pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); provided that if such Lender shall have satisfied such requirements on the Restatement Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Partnership of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitment or Letters of Credit or participations therein or other obligations here-under with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corpora-tion could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Partnership from such Lender of the statement referred to in the next sentence, Partnership shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Partnership (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

  2.8     Obligation of Lenders and Issuing Lender to Mitigate.

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitment of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitment or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitment or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Partnership agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Partnership pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Partnership (with a copy to Agent) shall be conclusive absent manifest error.

  2.9 Termination of Make-Well Agreement. It is acknowledged that, during the period from December 31, 2000 through December 31, 2001, Circus shall have the option to elect to terminate the Make-Well Agreement pursuant to Section 2.14 thereof if all the following conditions have been satisfied:

                    (i)  on the last day of each of the two most
            recent Fiscal Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1, the Stand-Alone Leverage Ratio shall be 3.00:1.00 or less;

                    (ii)  for each of the two most recent Fiscal
            Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1, the Stand-Alone Coverage Ratio for the four consecutive Fiscal Quarters then ended shall be not less than 1.25:1.00;

                    (iii)  no Event of Default or Potential
            Event of Default shall have occurred and be continuing; and

                    (iv)  Circus shall not be in default in any
            of its monetary agreements under the Make-Well
            Agreement.

  Borrower acknowledges that termination of the Make-Well
  Agreement under such circumstances shall be at the option of Circus, and that any such termination will result in higher interest rates and more restrictive covenants hereunder, as set forth herein.

                                SECTION 3
                            LETTERS OF CREDIT

  3.1     Issuance of Letters of Credit and Lenders' Purchase of
            Participations Therein.

     A. Letters of Credit. In addition to Partnership requesting that Lenders make Loans pursuant to subsection 2.1A, Partnership may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Restatement Date to but excluding the Commitment Termination Date, that Issuing Lender issue Letters of Credit for the account of Partnership for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Loan Parties set forth in the Loan Documents, Issuing Lender shall be obligated, as provided in subsection 3.1B(ii), to issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Partnership shall not request that Issuing Lender issue (and Issuing Lender shall not issue):

     (i)            any Letter of
       Credit if, after giving effect to such issuance, the Total
       Utilization of Commitments would exceed the Commitments then in effect;

              (ii)                           any Letter of
       Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $5,000,000;

             (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Commitment Termination Date and (b) the date that is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless Issuing Lender elects not to extend for any such additional period; provided, further that Issuing Lender shall deliver a written notice to Agent setting forth the last day on which Issuing Lender may give notice that it will not extend such Standby Letter of Credit (the "Notification Date" with respect to such Standby Letter of Credit) at least ten Business Days prior to such Notification Date; and provided, further that, unless Lenders otherwise consent, Issuing Lender shall give notice that it will not extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing on such Notification Date; or

              (iv)                           any Letter of
       Credit denominated in a currency other than Dollars.

     B.   Mechanics of Issuance.

     (i)            Notice of Issuance.
       Whenever Partnership desires the issuance of a Letter of Credit, it shall deliver to Agent a Notice of Issuance of Letter of Credit no later than 10:00 A.M. (Pacific time) at least 5 Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance.
       The Notice of Issuance of Letter of Credit shall specify
       (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit,
       (d) the name and address of the beneficiary, and (e) the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents and the verbatim text of any certificates to be presented by the beneficiary that, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents or certificates; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (Pacific time) on such business day.

                    Partnership shall notify the Issuing Lender prior to the issuance of any Letter of Credit in the event that any of the matters to which Partnership is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Partnership shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Partnership is required to certify in the applicable Notice of Issuance of Letter of Credit.

              (ii)                           Issuing Lender.
       Subject to the terms and conditions hereof, upon receipt by Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, Agent shall be the Issuing Lender with respect thereto. Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Loans, may exceed Agent's Commitment then in effect.

             (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.5, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

              (iv)                           Notification to
       Lenders. Upon the issuance of any Letter of Credit the Issuing Lender shall promptly notify each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice, Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

               (v)                           Reports to Lenders.
       Within 15 days after the end of each calendar quarter ending after the Restatement Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, Issuing Lender shall deliver to each other Lender a report setting forth the average for such calendar quarter of the daily maximum amount available to be drawn under the Letters of Credit issued by Issuing Lender that were outstanding during calendar quarter.

     C. Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender (including the Lender that acts as Issuing Lender) shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.


  3.2     Letter of Credit Fees.

          Partnership agrees to pay the following amounts to Issuing Lender with respect to Letters of Credit issued by it:

          (A) with respect to each Standby Letter of Credit, a letter of credit fee (calculated, in the case of clause (i), on the basis of a 360-day year and the actual number of days elapsed) in an amount equal to the greater of (i) the product of the maximum aggregate amount that is, or at any time, may become available for drawing with respect to such Letter of Credit multiplied by the Applicable Eurodollar Rate Margin and (ii) $500; which amount shall be payable in advance upon issuance for the term of such Letter of Credit.

          (B) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder (in addition to the fees payable under clause (i) above), documentary and processing charges in accordance with Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

  Promptly upon receipt by Issuing Lender of any amount described in clause (A) of this subsection 3.2, Issuing Lender shall distribute to each other Lender its Pro Rata Share of such amount.

  3.3 Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.

     A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

     B. Reimbursement by Partnership of Amounts Drawn Under Letters of Credit. In the event Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, Issuing Lender shall immediately notify Partnership and Agent, and Partnership shall reimburse Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Partnership shall have notified Agent and Issuing Lender prior to 8:30 A.M. (Pacific time) on the date of such drawing that Partnership intends to reimburse Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans, Partnership shall be deemed to have given a timely Notice of Borrowing to Agent requesting Lenders to make Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such drawing and (ii) subject only to satisfaction or waiver of the conditions specified in subsection 4.5B, Lenders shall, on the Reimbursement Date, make Loans that are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Agent to reimburse Issuing Lender for the amount of such drawing; and provided, further that if for any reason proceeds of Loans are not received by Issuing Lender on the Reimbursement Date in an amount equal to the amount of such drawing, Partnership shall reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such drawing over the aggregate amount of such Loans, if any, that are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Loans on the terms and conditions set forth in this Agreement, and Partnership shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Loans under this subsection 3.3B.

     C.   Payment by Lenders of Unreimbursed Drawings Under
  Letters of Credit.

     (i)            Payment by Lenders.
       In the event that Partnership shall fail for any reason to reimburse Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to Issuing Lender an amount equal to its respective pro rata participation, in Dollars and in same day funds, at the office of Issuing Lender specified in such notice, not later than 1:30 P.M. (Pacific time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Lender is located) after the date notified by Issuing Lender. In the event that any Lender fails to make available to Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from Issuing Lender any amounts made available by such Lender to Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Lender.

              (ii)                           Distribution to
       Lenders of Reimbursements Received From Partnership. In the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by Issuing Lender under a Letter of Credit issued by it, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's Pro Rata Share of all payments subsequently received by Issuing Lender from Partnership in reimbursement of such drawing within five
       (5) Business Days of the date when such payments are received by Issuing Lender. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

     D.   Interest on Amounts Drawn Under Letters of Credit.

     (i)            Payment of Interest
       by Partnership. Partnership agrees to pay to Issuing Lender, with respect to drawings made under any Letters of Credit issued by it, interest on the amount paid by Issuing Lender in respect of each such drawing from and including the date of such drawing to but excluding the date such amount is reimbursed by Partnership (including any such reimbursement out of the proceeds of Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date of such drawing to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Loans that are Base Rate Loans; provided that in no event shall interest accrue for two days when a drawing and the reimbursement of amounts paid in respect of such drawing occur on consecutive days. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

              (ii)                           Distribution of
       Interest Payments by Issuing Lender. Promptly upon receipt by Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing under a Letter of Credit issued by it, in the event Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such drawing, Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such drawing such other Lender's proportionate share (based on the amount reimbursed to the Issuing Lender pursuant to subsection 3.3C(i)) of any interest received by Issuing Lender in respect of that portion of such drawing so reimbursed by other Lenders for the period from the date on which Issuing Lender was so reimbursed by other Lenders to and including the date on which such portion of such drawing is reimbursed by Partnership. Any such distri-bution shall be made by Issuing Lender within five (5) Business Days of its receipt of such payment from Partnership to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

  3.4     Obligations Absolute.

          The obligation of Partnership to reimburse Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

     (i)            any lack of
       validity or enforceability of any Letter of Credit;

              (ii) the existence of any claim, set-off, defense or other right which Partnership or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Partnership, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Partnership or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

             (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (v)                           any adverse change
       in the business, operations, properties, assets, condition
       (financial or otherwise) or prospects of Partnership or any of its Subsidiaries;

              (vi)                           any breach of this
       Agreement or any other Loan Document by any party thereto;

             (vii)                           any other
       circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

            (viii)                           the fact that an
       Event of Default or a Potential Event of Default shall have occurred and be continuing;

  provided, in each case, that payment by the Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing
  Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

  3.5     Indemnification; Nature of Issuing Lender's Duties.

     A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Partnership hereby agrees to protect, indemnify, pay and save harmless Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

     B. Nature of Issuing Lender's Duties. As between Partnership and Issuing Lender, Partnership assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, but subject to the last paragraph of this subsection 3.5, Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuing Lender, including without limitation any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Lender under any resulting liability to Partnership.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Partnership shall retain any and all rights it may have against Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

  3.6     Increased Costs and Taxes Relating to Letters of Credit.

          In the event that Issuing Lender or any Lender shall determine (which determination shall be presumed to be correct) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by Issuing Lender or any Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

     (i)            subjects such
       Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by Issuing Lender;

              (ii)                           imposes, modifies
       or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by Issuing Lender or participations therein purchased by any Lender; or

             (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this
       Section 3 or any Letter of Credit or any participation therein;

  and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Partnership shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Partnership a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                                SECTION 4
                CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

  4.1     Conditions to Initial Loans.

          The obligations of Lenders to make any Loans to be made on the Restatement Date are, in addition to satisfaction of the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

     A. Partnership Documents. On or before the Restatement Date, Partnership shall deliver or cause to be delivered to Lenders (or one originally executed copy to Agent and, in the case of the Credit Agreement, sufficient originally executed copies for each Lender to Agent) the following, each, unless otherwise noted, dated the Restatement Date and in form reasonably satisfactory to the Lenders:

     (i)            Copies of the Joint
       Venture Agreement certified by an Executive Committee
       Signatory;

              (ii) Resolutions of the Board of Directors of each General Partner, in each case, in its capacity as a general partner of Partnership, and of the Executive Committee, each approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which Partnership is a party;

             (iii)                           Executed originals
       of this Agreement, any Notes, the Security Agreement, the Deed of Trust, the Assignment of Rents and Revenues, the Collateral Account Agreement, the Subordination and Debt Put Agreement and the other Loan Documents to which Partnership is a party; and

              (iv)                           Such other
       documents as Agent may reasonably request.

     B. Certain Partnership Parents' Documents. On or before the Restatement Date, each of Circus, Eldorado Hotel and General Partners shall deliver or cause to be delivered to Lenders (or to Agent for Lenders) the following, each, unless otherwise noted, dated the Restatement Date:

     (i) Certificates as to the absence of any changes in the certified copies of its Articles of Incorporation or Organization or charter documents delivered on the Closing Date, together with, as applicable, a good standing certificate from the Secretary of State of the state of its incorporation or organization, each dated a recent date prior to the Restatement Date;

          (ii) Certificates as to the absence of any changes in the certified copies of its Bylaws or Operating Agreement, certified as of the Restatement Date by its or its managing general partner's secretary or an assistant secretary;

             (iii) Resolutions of its or its managing general partner's Board of Directors, approving and authorizing the execution, delivery and performance of the Environmental Indemnities and each other Loan Document to which it is a party, certified as of the Restatement Date by its or its managing general partner's secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Executed originals of the Restated Make-Well Agreement and/or the other Loan Documents to which it is a party; and

               (v)                           An Officers'
       Certificate from Circus dated as of the Restatement Date attesting that attached thereto are true, correct and complete copies of the Circus Loan Agreement and all amendments thereto, supplements thereto or modifications thereof.

     C. Opinions of Loan Parties' Counsel. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Wolf, Block, Schorr & Solis-Cohen, special counsel for Partnership and Circus, and Jones, Jones, Close & Brown, Chartered, Nevada counsel for Partnership and Circus, dated as of the Restatement Date and setting forth substantially the matters in the opinions designated in Exhibit VI and as to such other matters as Agent acting on behalf of Lenders may reasonably request and
  (ii) evidence satisfactory to Agent that Partnership has requested such counsel to deliver such opinions to Lenders.

     D. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of Sheppard, Mullin, Richter & Hampton LLP, counsel to Agent, dated as of the Restatement Date, substan-tially in the form of Exhibit VII and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

     E. Perfection of Security Interests. Partnership shall have taken or caused to be taken such actions in such a manner so that Agent, for the benefit of Lenders, has a valid and perfected first priority security interest in all Collateral in which a Lien is purported to be granted by the Collateral Documents or any of them, executed as of the Restatement Date. Such actions shall include, without limitation: (i) the delivery to Agent of Uniform Commercial Code financing statements, executed by Partnership as to the Collateral granted by Partnership for all jurisdictions as may be necessary or desirable to perfect Agent's security interest in such collateral; (ii) evidence that counterparts of the Deed of Trust and Assignment of Rents and Revenues were recorded in all locations to the extent necessary or desirable, in the reasonable judgment of Agent, effectively to create a valid and enforceable first priority Lien (subject only to Permitted Encumbrances) on the Premises in favor of Agent for the benefit of Lenders and (iii) evidence reasonably satisfactory to Agent that all other filings, recordings and other actions Agent deems necessary or advisable to establish, preserve and perfect the first priority Liens (subject to the Liens permitted under subsection 7.2) granted to Agent, for the benefit of Lenders, in the Collateral shall have been made.

     F. Title Policy. Agent and Lenders shall have received a modification endorsement to the Title Policy and a policy down-date in form and substance acceptable to the Agent.

     G. Insurance. Agent shall have received evidence, satisfactory to Agent, of insurance required to be procured and maintained pursuant to subsection 6.4 hereof and Section 8 of the Security Agreement and subsection 6 of the Deed of Trust indicating that, with respect to casualty insurance, such policies of insurance have been endorsed to name Agent, on behalf of Lenders, as loss payee pursuant to a standard mortgagee clause and, with respect to liability insurance, such policies of insurance name Agent, on behalf of Lenders, as an additional insured.

     H. Necessary Consents. On or before the Restatement Date, each Loan Party shall have obtained all consents to the transactions contemplated under this Agreement and the other Loan Documents, of any Person required under any Contractual Obligation of any Loan Party, including, without limitation, approval of the terms of the Loans by the Executive Committee pursuant to subsection 5.9(c) of the Joint Venture Agreement and by the General Partners, all of the foregoing in form and substance satisfactory to Agent.

     I. Environmental Indemnities. Lenders shall have received reaffirmations of the Environmental Indemnities in form, scope and substance satisfactory to Lenders.

     J. Fees. Partnership shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Restatement Date referred to in subsection 2.3.

     K. No Material Adverse Effect. Since December 31, 1995, no Material Adverse Effect (in the sole discretion of Agent and Lenders) shall have occurred.

     L. Representations and Warranties; Performance of Agreements. Partnership shall have delivered to Agent an Officers' Certificate from each General Partner and Executive Committee Signatories, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
  Section 5 hereof are true, correct and complete on and as of the Restatement Date to the same extent as though made on and as of that date and that Partnership shall have performed all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Date except as otherwise disclosed to and agreed to in writing by Agent and Lenders.

     M. Interbank Arrangements. Any Lender under the Original Agreement which will not continue as a Lender under this Agreement shall have assigned its rights under the Original Agreement to one or more Lenders under this Agreement, with such assignment to become effective concurrently with the effectiveness hereof.

     N. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

  4.2     Conditions to All Loans.

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

     A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the Director of Finance and Administration or the General Manager of Partnership, or the chief executive officer, the chief financial officer or the treasurer of Managing Partner on behalf of Partnership or by any executive officer of Managing Partner on behalf of Partnership designated in writing by the Executive Committee or by two Executive Committee Signatories.

     B.   As of that Funding Date:

               (i)                           The representations
       and warranties contained herein and in the other Loan Documents shall be true, correct and complete on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

              (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

             (iii)                           Each Loan Party
       shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

              (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

               (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regula-tion T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

              (vi) There shall not be pending or, to the knowledge of any Senior Officer of Partnership or Executive Committee Signatory, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that is required to be disclosed but has not been disclosed by Partnership in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development in any such action, suit, proceeding, governmental investigation or arbitration so disclosed by Partnership in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or in the case of the initial Loans, prior to the execution of this Agreement), that, in either event, in the opinion of such Senior Officer or Executive Committee Signatory could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or other-wise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     C.   Since December 31, 1995, no Material Adverse Effect
  (as determined in the reasonable discretion of Agent and Lenders) shall have occurred.

  4.3     Conditions to Letters of Credit.

          The issuance of any Letter of Credit hereunder
  (whether or not the Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A.   On or before the date of issuance of the initial
  Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Managing Partner on behalf of Partnership or by any executive officer of Managing Partner on behalf of Partnership designated by any of the above-described officers or by two Executive Committee Signatories in a writing delivered to Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C.   Since December 31, 1995, no Material Adverse Effect
  (as determined in the reasonable discretion of Agent and Lenders) shall have occurred.

     D. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.


                                SECTION 5
              PARTNERSHIP'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agree-ment and to make the Loans, to induce Issuing Lender to issue Letters of Credit and to induce other Lenders to purchase participations therein, Partnership represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

  5.1     Organization, Powers, Qualification, Good Standing,
            Business and Subsidiaries.

     A. Organization and Powers. Partnership is a general partnership duly organized, validly existing under the laws of the State of Nevada. Partnership has all requisite partnership power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Partnership is qualified to do business in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Partnership and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.13.

     D. Subsidiaries. All of the Subsidiaries of Partnership are identified in Schedule 5.1, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvii). The capital stock of each of the Subsidiaries of Partnership identified in Schedule 5.1 (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Partnership identified in Schedule 5.1 (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect.
  Schedule 5.1 (as so supplemented) correctly sets forth the ownership interest of Partnership and each of its Subsidiaries in each of the Subsidiaries of Partnership identified therein.

  5.2     Authorization of Borrowing, etc.

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary partnership action on the part of Partnership.

     B. No Conflict. The execution, delivery and performance by Partnership of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Partnership or any of its Subsidiaries which violation or violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) violate the Certificate or Articles of Incorporation or charter documents or Bylaws or partnership agreement of Partnership or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Partnership or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Partnership or any of its Subsidiaries, (iv) result in or require the creation or imposition of any Lien upon any of the properties or assets of Partnership or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (v) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Partnership or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by Partnership of the Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) those that have been obtained and copies of which have been delivered to Agent pursuant to subsection 4.1I or the absence of which Agent has deemed satisfactory pursuant to subsection 4.1I, (ii) those notices or informational filings or both that will be required to be given to the Securities and Exchange Commission or any Gaming Board but that are not yet due and (iii) any right of any Gaming Board to object to any Lender or participant in the Loans at any future date.

     D. Binding Obligation. Each of the Loan Documents and to which it is a party has been duly executed and delivered by Partnership and General Partners, assuming due execution and delivery by the other parties thereto, and is the legally valid and binding obligation of Partnership, enforceable against Partnership in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E.   Valid Issuance of General Partner Subordinated Debt.
  As of the Restatement Date, the outstanding principal amount of the General Partner Subordinated Debt is $35,068,696. The General Partner Subordinated Debt constitutes the legally valid and binding obligation of Partnership, enforceable against Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the General Partner Subordinated Debt are enforceable against the holders thereof and the Loans, Letter of Credit reimbursement obligations pursuant to subsection 3.3 and all other monetary Obligations hereunder are within the definition of "Senior Indebtedness" included in such provisions. The General Partner Subordinated Debt is exempt from registration under all applicable federal and state securities laws.

  5.3     Financial Condition.

          Partnership has heretofore delivered to Lenders an audited balance sheet of Partnership as at December 31, 1995. Such balance sheet was prepared in conformity with GAAP and fairly presents the financial position of the entities described in such financial statements as at the date thereof. Partnership does not (and will not as a result of the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing balance sheet and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Partnership and its Subsidiaries taken as a whole.

  5.4     No Material Adverse Change; No Restricted Junior Payments.

          Since December 31, 1995, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Partnership nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

  5.5     Title to Properties; Liens; All Collateral.

          Partnership and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property and easement interests in the Skyway Easements),
  (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted or required by this Agreement, all such properties and assets are free and clear of Liens. The Collateral constitutes all of the assets of Partnership related to those portions of the Hotel owned by or under the control of Partnership.

  5.6     Litigation; Adverse Facts.

          There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Partnership or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of any Senior Officer of Partnership, threatened against or affecting Partnership or any of its Subsidiaries or any property of Partnership or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Partnership nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

  5.7     Payment of Taxes.

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Partnership and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Partnership and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Partnership knows of no proposed tax assessment against Partnership or any of its Subsidiaries which is not being actively contested by Partnership or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

  5.8     Performance of Agreements; Materially Adverse Agreements.

     A. Neither Partnership nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Partnership nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

  5.9     Governmental Regulation.

          Neither Partnership nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness (other than Gaming Laws) or which may otherwise render all or any portion of the Obligations unenforceable.

  5.10 Securities Activities. Neither Partnership nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, and none of the proceeds of the Loans will be used to purchase or carry Margin Stock in violation of Regulations G, U or X of the Board of Governors of the Federal Reserve System.

  5.11      Employee Benefit Plans.

     A. Partnership and each of its ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan.

     B. No ERISA Event has occurred or is reasonably expected to occur with respect to Partnership or any or its ERISA
  Affiliates.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Partnership or any of its ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

  5.12      Certain Fees.

          No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Partnership hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

  5.13      Environmental Protection.

          Except as set forth in Schedule 5.13, in each particular instance, with respect to the particular clause of this subsection 5.13 to which such exception is taken:

               (i)                           to the best
       knowledge of Partnership, the operations of Partnership and of each of its Subsidiaries and Partnership Parents (including, without limitation, all operations and conditions at or in the Facilities) related to the Hotel or Facilities comply in all material respects with all Environmental Laws;

              (ii)                           to the best
       knowledge of Partnership, each of Partnership, its Subsidiaries and Partnership Parents has obtained all Governmental Authorizations under Environmental Laws necessary to its operations related to the Hotel or Facilities, and all such Governmental Authorizations are in good standing, and Partnership and each of its Subsidiaries and Partnership Parents are in compliance with all material terms and conditions of such Governmental Authorizations;

             (iii)                           neither Partnership
       nor any of its Subsidiaries nor, to the best knowledge of Partnership, Partnership Parents has received (a) any notice or claim to the effect that it is or may be liable to any Person as a result of or in connection with any Hazardous Material related to the Hotel or Facilities or
       (b) any letter or request for information under
       Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. sec. 9604) or comparable state laws, with respect to that portion of the Hotel or Facilities which are owned or controlled by Partnership and, to the best of Partnership's Senior Officers' knowledge, none of the operations of Partnership or any of its Subsidiaries or any Partnership Parent is the subject of any federal or state investigation relating to or in connection with any Hazardous Material at any Facility or any Hazardous Material in any other manner related to the Hotel;

              (iv)                           neither of
       Partnership or any of its Subsidiaries nor, to the best knowledge of Partnership, Partnership Parents is a party to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

               (v)                           none of
       Partnership, any of its Subsidiaries, any of their respective Facilities or operations or, to the best knowledge of Partnership with respect to such Facilities or operations, Partnership Parents is subject to any outstanding written order or agreement with any governmental authority or private party relating to
       (a) any Environmental Laws or (b) any Environmental
       Claims;

              (vi)                           to the best
       knowledge of Partnership, none of Partnership, any of its Subsidiaries and Partnership Parents has any contingent liability in connection with any Release of any Hazardous Material related to the Hotel or Facilities which could reasonably be expected to have a Material Adverse Effect;

             (vii) none of Partnership or any of its Subsidiaries, and, to the best knowledge of Partnership, none of Partnership Parents and, to the best knowledge of Senior Officers of Partnership none of their respective predecessors has filed any notice under any Environmental Law indicating past or present treatment or Release of Hazardous Material at any Facility and none of Partnership's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

            (viii)                           no Hazardous
       Material exists on, under or about any Facility in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect, and neither Partnership nor any of its Subsidiaries nor, to the best knowledge of Partnership, any of Partnership Parents has filed any notice or report of a Release of any Hazardous Material that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

              (ix)                           to the best
       knowledge of Partnership, none of Partnership, any of its Subsidiaries, Partnership Parents and, to the best knowledge of Senior Officers of Partnership, any of their respective predecessors has disposed of any Hazardous Material in a manner that has a reasonable possibility of giving rise to an Environmental Claim having a Material Adverse Effect;

               (x)                           to the best
       knowledge of Partnership, no underground storage tanks or surface impoundments are on or at any Facility; and

              (xi)                           no Lien in favor of
       any Person (including, to the best knowledge of Partnership, Partnership Parents) relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility.

  5.14      Employee Matters.

          There is no strike or work stoppage in existence or, to the best knowledge of Senior Officers of Partnership, threatened involving Partnership or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

  5.15      Solvency.

          Partnership is and, upon the incurrence of any Obligations by Partnership on any date on which this representation is made, will be, Solvent.

  5.16      Disclosure.

          No representation or warranty of Partnership or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Partnership or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Partnership, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Partnership to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

  5.17      Representations and Warranties Incorporated
            From the    General Partner Subordinated
            Debt.

          Each of the representations and warranties given by Partnership in the documentation governing the General Partner Subordinated Debt is true and correct in all material respects as of the Restatement Date, except for those specifically relating to another time or times which were or will be true and correct in all material respects as such time or times.

  5.18      Compliance With Laws; Licenses, Permits and
               Authorizations.

          Each of Partnership and its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations, ordinances and orders (including, without limitation, Gaming Laws), noncompliance with which would, individually or in the aggregate, materially adversely affect the ability of any such party to complete or operate those portions of the Hotel owned by or under the control of Partnership or would, individually or in the aggregate, materially adversely affect the ability of any of Partnership and its Subsidiaries to perform its obligations under the Loan Documents to which it is a party. The planned use of those portions of the Hotel owned by or under the control of Partnership complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises as well as all ecological, landmark, and other applicable laws and regulations (including, without limitation, Gaming Laws), noncompliance with which would, individually or in the aggregate, materially adversely affect the ability of any of Partnership and its Subsidiaries to operate those portions of the Hotel owned by or under the control of Partnership or would, individually or in the aggregate, materially adversely affect the ability of any of Partnership and its Subsidiaries to perform its obligations under the Loan Documents to which it is a party; and all requirements for such use have been satisfied. Those portions of the Hotel owned by or under the control of Partnership are in compliance and will comply with all applicable laws, ordinances, regulations, restrictive covenants and agreements and requirements of Governmental Authorities (including, without limitation, Gaming Laws, zoning laws and environmental regulations), noncompliance with which would, individually or in the aggregate, materially adversely affect the ability of any of Partnership and its Subsidiaries to complete or operate those portions of the Hotel owned by or under the control of Partnership or would, individually or in the aggregate, materially adversely affect the ability of any of Partnership and its Subsidiaries to perform its obligations under the Loan Documents to which it is a party. All authorizations, plot plan approval, subdivision approval, sewer permits and zoning variances, if any, building and other material permits and Governmental Authorizations required by any Governmental Authority for the use, occupancy and operation of the Premises and/or those portions of the Hotel owned by or under the control of Partnership for the purposes contemplated herein have been obtained; and all requirements for such use have been satisfied. There are no violations of any permits, approvals, licenses or other requirements of any Governmental Authority with respect to (a) those portions of the Hotel owned by or under the control of Partnership or (b) the Premises, in each case to the extent that any such violation could be reasonably likely to result in a Material Adverse Effect.

  5.19      Intangible Property.

          Each of Partnership and its Subsidiaries is the sole and exclusive owner or licensee, or has the right to use in the conduct of its business as presently conducted, all trade names, unregistered trademarks and service marks, brand names, patents, registered and unregistered copyrights, registered trademarks and service marks, and all applications for any of the foregoing, and all permits, grants and licenses or other rights with respect thereto, the absence of which would materially adversely affect its business, operations, properties or financial condition or the use, occupancy or operation of those portions of the Hotel owned by or under the control of Partnership. Neither Partnership nor its Subsidiaries owns, or has applied for, any service marks and registered trademarks except as set forth on Schedule 5.19. None of Partnership and its Subsidiaries has been charged with any material infringement of any intangible property of the character described above or been notified or advised of any material claim of any other Person relating to any of the intangible property.

  5.20      Rights to Hotel Agreements, Permits and
            Licenses.

          From and after the Closing Date, Partnership will be the true owner of all rights in and to all existing agreements, permits and licenses relating to the Hotel (other than rights of third parties under leases and agreements permitted hereunder), and will be the true owner of all rights in and to all future agreements, permits and licenses relating to the Hotel (other than rights of third parties under leases and agreements permitted hereunder). Partnership's interest in all such agreements, permits, and licenses will not be subject to any matured claim (other than under the Loan Documents), setoff or deduction other than in the ordinary course of business.


                                SECTION 6
                   PARTNERSHIP'S AFFIRMATIVE COVENANTS

          Partnership covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Lenders shall otherwise give prior written consent, Partnership shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

  6.1     Financial Statements and Other Reports.

          Partnership will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Partnership will deliver to Agent and Lenders:

               (i)                           Monthly Financials:
       as soon as available and in any event within 45 days after the end of each month ending after the Restatement Date,
       (a) the balance sheet of Partnership as at the end of such month and the related statements of income, partners' equity and cash flows of Partnership for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Managing Partner on behalf of Partnership that they fairly present the financial condi-tion of Partnership as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report, if any is prepared for presentation to senior management, describing the operations of Partnership in the form so prepared for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

              (ii)                           Quarterly
       Financials: as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and, with respect to the fourth Fiscal Quarter of each Fiscal Year, concurrently with the delivery of financial statements pursuant to subdivision (iii) below, (a) the balance sheet of Partnership as at the end of such Fiscal Quarter and the related statements of income, partners' equity and cash flows of Partnership for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the plan and financial forecast for the current Fiscal Year delivered pursuant to subsection 6.1(xiii), all in reasonable detail and certified by the chief financial officer of Managing Partner on behalf of Partnership that they fairly present the financial condition of Partnership as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and
       (b) a narrative report, if any is prepared for presentation to senior management, describing the operations of Partnership in the form so prepared for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

             (iii)                           Year-End
       Financials: as soon as available and in any event within 100 days after the end of each Fiscal Year, (a) the balance sheet of Partnership as at the end of such Fiscal Year and the related statements of income, partners' equity and cash flows of Partnership for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and, when available, the corresponding figures from the plan and financial forecast delivered pursuant to subsection 6.1(xiii) for the Fiscal Year covered by such financial statements, all in reasonable detail and certi-fied by the chief financial officer of Managing Partner on behalf of Partnership that they fairly present the finan-cial condition of Partnership as at the dates indicated and the results of its operations and its cash flows for the periods indicated, (b) a narrative report, if any is prepared for presentation to senior management, describing the operations of Partnership in the form so prepared for such Fiscal Year, and (c) in the case of such financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recog-nized national standing selected by Partnership and satis-factory to Agent, which report shall be without qualification as to the scope of the audit, shall express no doubts about the ability of Partnership to continue as a going concern, and shall state that financial statements fairly present the financial position of Partnership as at the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

              (iv)                           Officers' and
       Compliance Certificates: (a) together with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above, an Officers' Certifi-cate of Partnership stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Partnership during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Partnership has taken, is taking and proposes to take with respect thereto; and (b) together with each delivery of financial statements of Partnership pursuant to subdivision (ii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Subsections 7.6 and 7.8;

               (v)                           Reconciliation
       Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the financial statements of Partnership delivered pursuant to subdivisions (i), (ii), (iii) or
       (xiii) of this subsection 6.1 will differ in any material respect from the financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then
       (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or
       (xiii) of this subsection 6.1 following such change, financial statements of Partnership for (y) the current Fiscal Year to the effective date of such change and
       (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
       (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Managing Partner on behalf of Partnership setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

              (vi)                           Accountants'
       Certification: together with each delivery of financial statements of Partnership pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit and their report may state that their audit was not directed toward obtaining such knowledge, and (c) stating that based on their audit nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

             (vii)                           Accountants'
       Reports: promptly upon receipt thereof, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above (unless restricted by applicable professional standards), copies of all reports submitted to Partnership by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Partnership made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

            (viii) SEC Filings and Press Releases: promptly upon their becoming available, and, with respect to (a) and (b) below, at and after the time Partnership or a Subsidiary of Partnership becomes subject to the reporting requirements under Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Partnership to its security holders or by any Subsidiary of Partnership to its security holders other than Partnership or another Subsidiary of Partnership, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Partnership or any of Partnership's Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by or on behalf of Partnership or any of Partnership's Subsidiaries to the public concerning material developments in the business of Partnership or any of Partnership's Subsidiaries;

              (ix) Events of Default, etc.: promptly upon any Senior Officer of any General Partner or any Executive Committee member obtaining knowledge, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above, (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Partnership or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, or
       (d) that any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Partnership or any of its Subsidiaries, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Partnership has taken, is taking and proposes to take with respect thereto;

               (x)                           Litigation or Other
       Proceedings: (a) promptly upon any officer of Partnership obtaining knowledge of, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above,
       (X) the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Partnership or any of its Subsidiaries or any property of Partnership or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Partnership to Lenders or (Y) any material development in any Proceeding that, in any case:

                    (1)  if adversely determined, has a
                 reasonable possibility of giving rise to a Material Adverse Effect; or

                    (2)  seeks to enjoin or otherwise prevent
                 the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

       written notice thereof together with such other information as may be reasonably available to Partnership to enable Lenders and their counsel to evaluate such matters; and (b) together with each delivery of financial statements pursuant to subdivision (ii) above, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Partnership or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

              (xi)                           ERISA Events:
       promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event with respect to Partnership or any of its ERISA Affiliates, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above, a written notice specifying the nature thereof, what action Partnership or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

             (xii)                           ERISA Notices:
       together with each delivery of financial statements of Partnership pursuant to subdivision (ii) above, copies of
       (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Partnership or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan since the last such delivery of financial statements; (b) all notices received by Partnership or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event since the last such delivery of financial statements; and
       (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

            (xiii)                           Financial Plans:
       concurrent with delivery thereof pursuant to subsection 5.2 (or any successor provision) of the Joint Venture Agreement, and in any event no later than 90 days after the end of each Fiscal Year, a copy of the "Annual Business Plan" (as such term is defined in subsection 5.2 (or any successor provision) of the Joint Venture Agreement) as approved by the Executive Committee pursuant to such subsection 5.2;

             (xiv) Insurance: as soon as practicable and in any event no later than 90 days after the end of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Partnership and its Subsidiaries and all material insurance coverage planned to be maintained by Partnership and its Subsidiaries in the immediately succeeding Fiscal Year to the extent not included in the information delivered pursuant to subsection 6.1(xiii);

              (xv)                           Environmental
       Audits and Reports: promptly upon receipt thereof, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to subdivisions (ii) and (iii) above, copies of all environ-mental audits and reports, whether prepared by personnel of Partnership or its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility, that could result in a Material Adverse Effect;

             (xvi)                           Certain Changes
       Within Partnership; Events of Bankruptcy: with reasonable promptness, but in no case later than concurrently with each delivery of financial statements of Partnership pursuant to Subdivision (ii) and (iii) above, written notice of (a) any change or proposed change in Managing Partner or any change in "General Manager" (as such term is used in the Joint Venture Agreement) or (b) the occurrence of any event or action that, with the passage of time, would become an "Event of Bankruptcy" (as such term is defined in subsection 14.1 of the Joint Venture Agreement as in effect as of the Restatement Date);

            (xvii)                           Formation of
       Subsidiary; Circus Loan Agreement: together with each delivery of financial statements of Partnership pursuant to subdivision (ii) and (iii) above, (a) a written notice with respect to any Person that has become a Subsidiary of Partnership since the last such delivery of financial statements, setting forth (1) the date on which such Person became a Subsidiary of Partnership and (2) all of the data required to be set forth in Schedule 5.1 with respect to all Subsidiaries of Partnership (it being understood that such written notice shall be deemed to supplement Schedule 5.1 for all purposes of this Agreement) and (b) copies of any amendment, supplement or modification of the Circus Loan Agreement since the Restatement Date that have not previously been delivered;

           (xviii)                           Other Information:
       with reasonable promptness, such other information and data with respect to Partnership or any of its Subsidi-aries as from time to time may be reasonably requested by any Lender; and

             (xix)                           Regulation 6.090
       Reports: Promptly after the same are available, but in no case later than concurrently with each delivery of the financial statements of Partnership pursuant to subdivisions (ii) and (iii) above, copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Partnership or any of its Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with, any Gaming Law by Partnership or any of its Subsidiaries.

  6.2     Partnership or Corporate Existence, etc.

          Except as permitted under subsection 7.7, Partnership will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its partnership or corporate existence, as applicable, and all rights and franchises material to its business.

  6.3     Payment of Taxes and Claims; Tax Consolidation.

     A. Partnership will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     B. Partnership will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Partnership or any of its Subsidiaries).

  6.4     Maintenance of Properties; Insurance.

          Partnership will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or owned by Partnership and useful in the business of Partnership and its Subsidiaries (including, without limitation, maintenance of Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will comply fully with the terms and conditions of the subsection 4 of the Deed of Trust. Partnership will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses and will otherwise comply fully with the terms and conditions of subsection 6 of the Deed of Trust. Each such policy of insurance shall name Agent for the benefit of Lenders as the loss payee thereunder for amounts in excess of $1,000,000 and shall provide for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

  6.5     Inspection; Lender Meeting.

          To the extent not prohibited by applicable law, Partnership shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Partnership or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Partnership may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Partnership will, upon the request of Agent or Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Partnership's principal offices (or such other location as may be agreed to by Partnership and Agent) at such time as may be agreed to by Partnership and Agent.

  6.6     Compliance with Laws, etc.

          Partnership shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, all Gaming Laws, and to obtain and keep in full force and effect each permit, license, consent, or approval required to permit the operation of the Hotel, except where the failure to be in compliance or to obtain and keep in full force and effect could not reasonably be expected to cause a Material Adverse Effect. Partnership shall and shall cause each of its Subsidiaries to comply with the requirements of all Gaming Laws applicable to such Person.

  6.7     Environmental Disclosure and Inspection.

     A. Partnership shall, and shall cause each of its Subsidiaries to, exercise due diligence in order to comply and use its best efforts to cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

     B. Partnership agrees that Agent may, from time to time and in its sole and absolute discretion, retain, at Partnership's expense, an independent professional consultant to review any report relating to Hazardous Material prepared by or for Partnership and, whether or not any such report exists, upon reasonable notice to Partnership, to conduct its own investigation of any Facility currently or previously owned, leased, operated or used by Partnership or any of its Subsidiaries, and Partnership agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any Facility previously owned, leased, operated or used by Partnership or any of its Subsidiaries. Partnership hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Partnership or any of its Subsidiaries to perform such tests on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Partnership and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted with prior notice and so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Partnership and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Partnership promptly after its completion, and Partnership acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Partnership's use of or reliance on any such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to any such report, and
  (iii) by delivering such report to Partnership, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in any such report; provided, however, that Agent shall not be required by this subsection 6.7B to deliver any such report to Partnership that is protected by the attorney-client privilege or other privilege if and to the extent that to do so could reasonably be expected to result in the waiver or loss of that privilege.

     C. Partnership shall promptly advise Lenders in writing and in reasonable detail of (i) any Release of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any Release of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency, (provided, however, that Partnership shall not be required by this subsection 6.7C to advise Lenders of the contents of any written communication that is protected by the attorney-client or other privilege if and to the extent that to do so could reasonably be expected to result in the waiver or loss of that privilege), (iii) any remedial action taken by Partnership or any other Person in response to (x) any Hazardous Material on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or
  (y) any Environmental Claim that reasonably could have a Material Adverse Effect, (iv) Partnership's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could cause such Facility or any part thereof to be subject to (x) any restrictions on the ownership or transferability thereof or
  (y) any material restriction on the occupancy or use thereof under any Environmental Laws which restriction on occupancy or use could reasonably be expected to result in a Material Adverse Effect, and (v) any request for information from any governmental agency that indicates such agency is investigating whether Partnership or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Material.

     D. Partnership shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Partnership or any of its Subsidiaries that could reasonably be expected to expose Partnership or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Partnership or any of its Subsidiaries and (ii) any action that Partnership or any of its Subsidiaries proposes to take to commence manufacturing, industrial or other operations that reasonably could be expected to subject Partnership or any of its Subsidiaries to laws, rules or regulations (including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses) not theretofore applicable to the Hotel, Facilities or operations of Partnership or any of its Subsidiaries.

     E. Partnership shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7 (provided, however, that Partnership shall not be required by the provisions of this subsection 6.7E to provide documents or information that is protected by the attorney-client or other privilege if and to the extent that to do so could reasonably be expected to result in the waiver or loss of that privilege).

  6.8     Partnership's Remedial Action Regarding Hazardous
            Material.

          Partnership shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Material on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Partnership or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, Partnership or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and other applicable legal requirements (including lawful policies, orders and directives of federal, state and local governmental authorities).



                                SECTION 7
                    PARTNERSHIP'S NEGATIVE COVENANTS

          Partnership covenants and agrees that, so long as the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Lenders shall otherwise give prior written consent, Partnership shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

  7.1     Indebtedness.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except that Partnership may become and remain liable with respect to:

     (i)  the Obligations;

          (ii) Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Indebtedness in respect of Capital Leases in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; provided that such Capital Leases are not prohibited under the terms of subsection 7.8; provided, further that all such Indebtedness incurred pursuant to in this clause (iii) of this subsection 7.1 shall reduce the Other Permitted Indebtedness permitted in clause (vi) of this subsection 7.1;

          (iv) Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Partnership may become and remain liable with respect to Indebtedness to Partnership incurred in the ordinary course of the business of Partnership and that Subsidiary; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Partnership to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Partnership under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Partnership or to any of its Subsidiaries for whose benefit such payment is made;

          (v) the General Partner Subordinated Debt in the aggregate principal amount of $35,068,696 plus the amount of General Partner
       Subordinated Debt required to be contributed from time to time to Partnership in accordance with the terms of the Make-Well Agreement; and

              (vi)                           other Indebtedness
       in an aggregate principal amount not to exceed $15,000,000 at any time outstanding minus the amount of Indebtedness outstanding under clause (iii) above.

  7.2     Liens and Related Matters.

          A. Prohibition on Liens. Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Partnership or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

               (i)                           Permitted
       Encumbrances;

              (ii)                           Liens described in
       Schedule 7.2;

             (iii)                           Liens granted
       pursuant to the Collateral Documents;

              (iv)                           Liens securing
       Indebtedness permitted under subsection 7.1(iii); provided that such Liens relate solely to the property financed with such Indebtedness;

               (v)                           Liens securing
       Indebtedness permitted under subsection 7.1(vi); provided that such Liens relate solely to the property financed with such Indebtedness;

              (vi) Liens created by or resulting from litigation or a legal proceeding against Partnership or any of its Subsidiaries or both in the ordinary course of business which litigation or legal proceeding currently is being contested in good faith by appropriate proceedings and which litigation or legal proceeding does not result in an Event of Default under subsection 8.8; provided that such Lien shall be bonded or foreclosure of such Lien stayed by order of a court of competent jurisdiction and; provided further, that any such Lien shall cease to be a permitted exception to this subsection 7.2 if any attempt to foreclose thereon could reasonably be expected to occur within the next 60 days;

             (vii)                           Liens granted to
       any Lender that becomes a counterparty to any Contingent Obligation permitted under subsection 7.4(ii) to the extent of such Contingent Obligation; provided that such Liens shall rank pari passu with the Liens that secure the Obligations; provided further that prior to the incurrence of such Indebtedness creditors holding such Liens shall enter into intercreditor agreements pursuant to which such creditors agree that their right with respect to the Collateral shall be limited to the right to receive a share of the proceeds of the Collateral and that Lenders shall have the right to make all determinations with respect to the exercise of remedies with respect to the Collateral until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit; and

            (viii)                           Liens securing the
       General Partner Subordinated Debt pursuant to the
       Subordinated Loan Documents.

     B. Equitable Lien in Favor of Lenders. If Partnership or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C.   No Further Negative Pledges.  Except with respect to
  (i) specific property encumbered pursuant to subsection 7.2A(iv) or (v) to secure payment of particular Indebtedness, (ii) specific property to be sold pursuant to an executed agreement with respect to an Asset Sale or (iii) a Lien created in favor of Agent pursuant to the Collateral Documents, neither Partnership nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its respective properties or assets, whether now owned or hereafter acquired.

     D. No Restrictions on Subsidiary Distributions to Partnership or Other Subsidiaries. Except as provided herein, Partnership will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Partnership or any other Subsidiary of Partnership, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Partnership or any other Subsidiary of Partnership, (iii) make loans or advances to Partnership or any other Subsidiary of Partnership, or
  (iv) transfer any of its property or assets to Partnership or any other Subsidiary of Partnership.

  7.3     Investments.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

               (i)                           Partnership and its
       Subsidiaries may make and own Investments in Cash
       Equivalents;

              (ii) Partnership and its wholly-owned Subsidiaries may create, and make and own Investments in, wholly-owned Subsidiaries engaged in operations reasonably necessary for the business of Partnership with respect to the Hotel; provided, however, that (a) the aggregate of all such Investments (without duplication in the case of Investments through multiple tiers of Subsidiaries) may not exceed $10,000,000, (b) no such Subsidiary may (1) create, incur, assume or guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than Indebtedness permitted under clause (iv) of subsection 7.1), (2) create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind of such Subsidiary (other than Permitted Encumbrances and Liens granted pursuant to the Collateral Documents), or (3) create or become or remain liable with respect to any Contingent Obligation (other than Contingent Obligations under any guarantee of the Obligations);

             (iii)                           Partnership and its
       Subsidiaries may make Capital Expenditures permitted by subsection 7.8; and

              (iv) Partnership and its Subsidiaries may make advances to customers in the ordinary course of business substantially consistent with the practice of other gaming institutions in connection with their gaming operations in the State of Nevada.

  7.4     Contingent Obligations.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except that Partnership may become and remain liable with respect to:

          (i)  Contingent Obligations in respect of Letters of Credit;

              (ii)                           Interest Rate
       Agreements; provided that the aggregate notional amount with respect to such Interest Rate Obligations shall not exceed at any time the aggregate amount, without duplication, of the Commitments and the Loans then in effect or outstanding;

          (iii) Contingent Obligations pursuant to indemnity obligations with respect to taxes of Partnership, the Environmental
       Indemnity, workers compensation for Partnership's employees, a title policy and other indemnity obligations incurred in the ordinary course of business.

  7.5     Restricted Junior Payments.


          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order or pay any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result thereof Partnership may make the following Restricted Junior Payments:

               (i)                           Scheduled principal
       and interest payments made with respect to General Partner Subordinated Debt in an amount which does not exceed, during any Fiscal Quarter, Available Cash Flow during the immediately preceding Fiscal Quarter; provided that (a) any such interest payments are paid at a rate less than or equal to 10% per annum, (b) any such principal payments shall be in quarterly installments which are not in excess of the amount required to amortize the General Partner Subordinated Debt during a period of ten years, and (c) no such principal payments shall be made if the Make-Well Leverage Ratio (as of the then most recent Fiscal Quarter and on a pro forma basis giving effect to such payment) would be in excess of 4.75:1.00;

          (ii) Tax Distributions to General Partners in proportion to their Percentage Interests;

          (iii) In addition to the foregoing, during the Make-Well Period, Other
       Partnership Distributions which do not exceed 45% of Available Cash Flow for the period beginning with the first full fiscal quarter after the Restatement Date and ending with the then most recently ended fiscal quarter
       (calculated without reduction for such Other Partnership
       Distribution), provided that no such Partnership
       Distributions shall be made if the Make-Well Leverage
       Ratio (as of the then most recent Fiscal Quarter and on a pro forma basis giving effect to such payment) would be in excess of 4.75:1.00;

                (iv) In addition to the foregoing, following the Make-Well Period, Other Partnership Distributions which do not exceed 25% of Available Cash Flow for the period beginning with the first day of the fiscal quarter during which the Make-Well Period ended and ending with the then most recently ended fiscal quarter (calculated without reduction for such Other Partnership Distribution);

                 (v)  In addition to the Restricted Junior
       Payments described above, Restricted Junior Payments in an aggregate amount not to exceed $15,000,000 made concurrently with the incurrence of Capital Lease obligations in the same amount or more pursuant to Section
       7.1(iii); and

                 (vi)  In addition to the Restricted Junior
       Payments described above, Restricted Junior Payments made to Circus to concurrently and permanently reduce the General Partner Subordinated Debt owed to Circus in an aggregate amount not to exceed $1,000,000, which payments do not exceed the cash proceeds received by Partnership from settlements of construction claims entered into with contractors and subcontractors for the Hotel following the Restatement Date.

  Neither Partnership nor any of its Subsidiaries may directly or indirectly declare, order, pay or make, or set apart any sum or property for, any Restricted Junior Payment or agree to do so except as permitted by this subsection 7.5.

  7.6     Financial Covenants.

     A. Minimum Coverage Ratio. Partnership shall not permit the Coverage Ratio:

          (a) As of the last day of any Fiscal Quarter which ends during the Make-Well Period, to be less than 1.05:1.00, provided that Partnership shall be deemed not to be in default under this subsection 7.6A if Circus or its Affiliates make a timely Additional Contribution (as that term is defined in the Make-Well Agreement) pursuant to the terms of the Make-Well Agreement; or

          (b) As of the last day of any Fiscal Quarter which ends after the Make-Well Period, to be less than 1.25:1.00.

     B. Maximum Leverage Ratios. Partnership shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter described below to exceed the ratio set forth opposite that Fiscal Quarter:

     Quarters Ending                  Maximum Leverage Ratio

     Restatement Date through
     December 31, 1996                                      5.50:1.00

     March 31, 1997                                         5.25:1.00

     June 30, 1997 and
     September 30, 1997                                     5.00:1.00

     December 31, 1997                                      4.75:1.00

     March 31, 1998 and
     June 30, 1998                                          4.50:1.00

     September 30, 1998 and
     December 31, 1998                                      4.25:1.00

     March 31, 1999 through
     December 31, 1999                                      4.00:1.00

     March 31, 2000 through
     September 30, 2000                                     3.50:1.00

     December 31, 2000 through
     September 30, 2001                                     3.00:1.00

     Thereafter through the Commitment
     Termination Date                                       2.50:1.00

  7.7     Restriction on Fundamental Changes; Asset Sales and
            Acquisitions.

          Partnership shall not, and shall not permit any of its Subsidiaries to, alter the corporate, partnership, capital or legal structure of Partnership or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

               (i) any Subsidiary of Partnership may be merged with or into Partnership or any wholly-owned Subsidiary of Partnership, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Partnership or any wholly-owned Subsidiary of Partnership; provided that, in the case of such a merger, Partnership or such wholly-owned Subsidiary shall be the continuing or surviving Person;

              (ii)                           Partnership and its
       Subsidiaries may make Capital Expenditures permitted under subsection 7.8;

             (iii) Partnership and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

              (iv)                           Partnership and its
       Subsidiaries may, in the ordinary course of business, sell for cash, equipment that is obsolete or in need of replacement and no longer used or useful in its business;

               (v)                           Partnership may
       dispose of personal property to customers or potential customers in connection with promotions in the ordinary course of business substantially consistent with the practice of other gaming institutions in connection with their gaming operations in the State of Nevada; and

              (vi)                           Partnership and its
       wholly-owned Subsidiaries may make Investments permitted by subsection 7.3(ii).

  7.8 Capital Expenditures. Partnership shall not, and shall not permit its Subsidiaries to, make or incur Capital Expenditures, in any calendar year indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum CapEx Amount") set forth below opposite such calendar year.

                                                            Maximum
               Calendar Year                         Capital Expenditures

     Calendar 1996                                        $5,000,000
     Calendar 1997                                         5,000,000
     Each calendar year thereafter                         7,000,000;

  provided that if any portion of the Maximum CapEx Amount for any calendar year (the "Reference Period") has not been incurred within such Reference Period (the unutilized portion of such Maximum CapEx Amount being referred to as the "Unutilized Amount"), Partnership and its Subsidiaries may, in the calendar year immediately following the Reference Period, make additional Capital Expenditures in an amount not to exceed the lesser of (i) the Unutilized Amount and (ii) an amount that will not cause the aggregate Capital Expenditures for such calendar year to exceed $10,000,000. In determining any amount pursuant to the foregoing clauses (i) or (ii) permitted to be carried forward as Capital Expenditures to be made in a succeeding calendar year, such amount shall be determined solely on the basis of the Maximum CapEx Amount permitted for that Reference Period and shall not include any Unutilized Amount from any prior period. Notwithstanding the foregoing, in addition to such Maximum CapEx Amount and additional Capital Expenditures, Partnership and its Subsidiaries may make additional Capital Expenditures of up to $7,500,000 for purposes of initial construction of (but not subsequent improvement of) a restaurant, retail or entertainment attraction to be constructed on the mezzanine level of the Hotel.

  7.9      Sales and Lease-Backs.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Partnership or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Partnership or any of its Subsidiaries) or (ii) which Partnership or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Partnership or any of its Subsidiaries to any Person (other than Partnership or any of its Subsidiaries) in connection with such lease, other than as contemplated by subsections 7.1(iii) and 7.1(vi).

  7.10      Sale or Discount of Receivables.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (other than settlements in the ordinary course of business and substantially consistent with the practice at other gaming institutions in connection with their gaming operations in the State of Nevada with payors of such notes or accounts receivable reached to facilitate collection from such payor of such notes or accounts receivable).

  7.11      Transactions with Shareholders and Affiliates.

          Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Partnership or with any Affiliate of Partnership or of any such holder; provided that the foregoing restriction shall not apply to (i) any transaction between Partnership and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) reasonable and customary management fees and reimbursements of expenses paid to Managing Partner pursuant to the terms of the Joint Venture Agreement, (iii) other payments permitted by the Joint Venture Agreement as in effect at the Restatement Date and not otherwise prohibited or restricted by the terms of this Agreement, (iv) the General Partner Subordinated Debt, (v) the Make-Well Agreement, or (vi) transactions between Partnership and its Affiliates necessary to the operation of the Hotel that the Executive Committee has determined in good faith are conducted on terms no less favorable than could be obtained from a third party in an arm's-length transaction.

  7.12      Disposal of Subsidiary Stock.

          Partnership shall not:

               (i)                           directly or
       indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity
       Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

              (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Partnership, another Subsidiary of Partnership, or to qualify directors if required by applicable law.

  7.13      Conduct of Business.

          From and after the Restatement Date, Partnership shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the operation of the hotel and casino business of the Hotel and other businesses reasonably incidental thereto and located on or adjacent to the Premises, and (ii) such other lines of business as may be consented to by Lenders.

  7.14      Amendments of Related Documents.

     A. Partnership shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Partnership or adverse to Lenders.

     B. Partnership shall not amend or otherwise change the terms of the Joint Venture Agreement if the effect of such amendment or change, together with all other amendments or changes made, is to increase the obligations of the Partnership thereunder or to confer any additional rights on the other parties thereto that in either case would be materially adverse to Partnership or adverse to Lenders.

  7.15      Fiscal Year.

          Partnership shall not change its Fiscal Year-end from December 31 without giving notice to Agent at least 30 days in advance of such change.

  7.16      Transfer of Partnership Interests.

          No General Partner shall transfer all or any portion of its interest in Partnership or any rights therein except as permitted pursuant to subsection 12.4 of the Joint Venture Agreement as in effect as of the Restatement Date; provided that the provisions of this subsection shall not limit the operation of subsection 8.12.


                                SECTION 8
                            EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

  8.1     Failure to Make Payments When Due.

          (a)       Failure by Partnership to pay any
  installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment (unless such notice is revoked by Partnership and would not result in the incurrence of any costs by Agent or any Lender or, if incurred, such costs are reimbursed by Partnership) by mandatory prepayment or otherwise;

          (b) Failure by Partnership to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or

          (c) Failure by Partnership to pay any interest on any Loan or any fee or any other amount due under this Agreement or the other Loan Documents within five days after the date due; or

  8.2     Default in Other Agreements.

     A.   Partnership's Agreements.

          (i) Failure of Partnership or any of its Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 8.1) in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Partnership or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $2,500,000 or more or any items of Indebtedness with an aggregate principal amount of $5,000,000 or more or any Contingent Obligation in an individual principal amount of $2,500,000 or more or any Contingent Obligations with an aggregate amount of $5,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligations(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity or any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

     B.   Circus Loan Agreement.

          If the Make-Well Agreement is then in effect, the occurrence of (i) any default (or in the case of amendment, supplementation, other modification or termination of the Circus Loan Agreement after the Restatement Date, the occurrence of any event that would have been a default had such amendment, supplementation, modification or termination not occurred) under subsections 6.3, 9.1(a), 9.1(b), 9.1(c), 9.1(g), 9.1(k) or
       9.1(o) of the Circus Loan Agreement, whether or not such default is later cured or waived or (ii) any default under the Circus Loan Agreement if, as a result thereof, the lenders thereunder elect the remedies described in subsection 9.2(a)(2) thereof.

  8.3     Breach of Certain Covenants.

          Failure of Partnership or its Subsidiaries to perform or comply with any term or condition contained in subsection 2.4A, 2.4B(iii), 2.5, 6.1(ix), 6.2, 6.6 or Section 7
  of this Agreement; or

  8.4     Breach of Warranty.

          Any representation, warranty, certification or other statement made by any Loan Party or by any of Partnership Parents in any Loan Document or in any statement or certificate at any time given by any of them in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

  8.5     Other Defaults Under Loan Documents.

          Any Loan Party or Circus or Eldorado Hotel shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents to be complied with by such Person, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15 days after receipt by Partnership of notice from Agent or any Lender of such default; or

  8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Loan Party under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

  8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.

          (i)       Any Loan Party shall have an order for
  relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Loan Party shall make any assignment for the benefit of creditors; or (ii) any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of any Loan Party (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

  8.8     Judgments and Attachments.

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

  8.9     Dissolution.

               (i)                           Any order, judgment
       or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

              (ii)                           the occurrence of
       any "Liquidating Event" (as such term is defined in subsection 13.1 (or any successor provision) of the Joint
       Venture Agreement).

  8.10      Employee Benefit Plans.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Partnership or any of its ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans sponsored by Partnership or any of its ERISA Affiliates (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

  8.11      Material Adverse Effect.

          Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material
  Adverse Effect; or

  8.12      Change in Control.

          General Partners or their Affiliates on the Restatement Date shall cease to beneficially own and control all of the partnership interests in Partnership or Circus and its Affiliates shall cease to beneficially own and control at least 50% of the partnership interests in the Partnership; or

  8.13      Invalidity of Environmental Indemnities or
  Guaranties.

          Any Environmental Indemnity or any guaranty of the Obligations, including, without limitation, the Make-Well Agreement for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or any guarantor or indemnitor, including Circus and Eldorado Hotel, denies that it has any further liability, including, without limitation, with respect to future advances by Lenders, under any indemnity or guaranty or under any make-well agreement, including the Make-Well Agreement, or under any Environmental Indemnity or gives notice to such effect, in each case, to the extent it relates to the Obligations; or

  8.14      Impairment of Collateral.

          (A) A judgment creditor of any Loan Party or any of their respective Subsidiaries shall obtain possession of any material portion of the Collateral under the Collateral Documents by any means, including, without limitation, levy, distraint, replevin or self-help, (B) any substantial portion of the Collateral shall be taken by eminent domain or condemnation, (C) any of the Collateral Documents shall cease for any reason to be in full force and effect, or any party thereto shall purport to disavow its obligations thereunder or shall declare that it does not have any further obligations thereunder or shall contest the validity or enforceability thereof or Lenders shall cease to have a valid and perfected first priority security interest in any material Collateral therein except as permitted under the terms of such Collateral Document, or (D) Agent's security interests or Liens, in each case on behalf of Lenders, on any material portion of the Collateral under the Collateral Documents shall become otherwise impaired or unenforceable; or

  8.15      Loss of Governmental Authorizations.

          Any Governmental Authorization that is material to the ownership, use or operation of the Hotel ceases to be valid and in full force or effect or to be held by the Person required to hold such Governmental Authorization for more than five (5) calendar days; or

  8.16      Gaming License.

          The occurrence of a License Revocation that continues for at least five (5) calendar days;

  8.17 Remedies.

                                  THEN

     at any time, (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans,
  (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Partnership, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon automatically terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Partnership, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i). No remedy conferred in this Agreement upon any Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

          Any amounts described in clause (b) of
  subsection 8.17, when received by Agent, shall be held by Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Partnership shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Supermajority Lenders, by written notice to Partnership, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended to bind all Lenders to a decision that may be made at the election of Supermajority Lenders and are not intended to benefit Partnership and do not grant Partnership the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


                                SECTION 9
                                  AGENT

  9.1     Appointment.

          Wells Fargo is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent, Managing Agents and Lenders and Partnership shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Partnership or any of its Subsidiaries other than as set forth in subsection 2.1D(v).

  9.2     Powers; General Immunity.

     A. Duties Specified. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. No Managing Agent shall have any duty or responsibility under this Agreement or any Loan Document in its capacity as Managing Agent. Neither Agent nor Managing Agents shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent or Managing Agents any obligations in respect of this Agreement or any of the other Loan Documents except, with respect to Agent, as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Partnership to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Partnership or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all Lenders if unanimity is required hereunder. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Partnership and its Subsidiaries), accountants, experts and other professional advisors reasonably selected by it; and
  (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders or all Lenders as required or permitted by this Agreement. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Partnership or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Partnership for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

  9.3     Representations and Warranties; No Responsibility For
            Appraisal of Creditworthiness.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Partnership and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Partnership and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

  9.4     Right to Indemnity.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Partnership, or Partnership Parents or another Loan Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct; provided, further, that if Agent is subsequently reimbursed by Partnership, or Partnership Parents or any other Loan Party for any such liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements in an amount that, together with amounts paid to Agent by Lenders under this subsection 9.4, exceeds the amount actually expended by Agent therefor, Agent shall promptly disburse such excess amount to those Lenders that made payments under this subsection 9.4 in proportion to their payments hereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

  9.5     Successor Agent.

          Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Partnership, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Partnership and Agent and signed by Requisite Lenders (determined without giving effect to Agent's Loan Exposure). Upon any such notice of resignation or any such removal, Lenders shall have the right, with the consent of Partnership (which consent shall not be withheld unreasonably), to appoint a successor Agent provided that such Requisite Lenders may proceed without Partnership's consent if Partnership refuses to consent to one of two successive nominees for successor Agent who are Lenders on the Restatement Date. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

  9.6     Collateral Documents.

          Each Lender hereby further authorizes Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of each Lender and agrees to be bound by the terms of the Collateral Documents; provided that Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents except as set forth in subsection 10.6. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under the Collateral Documents, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof.



                               SECTION 10
                              MISCELLANEOUS

  10.1      Assignments and Participations in Loans and Letters
            of      Credit.

     A. General. Each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
  (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Partnership, require Partnership to file a registration statement with the Securities and Exchange Commis-sion or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein shall be required to the extent it would be prohibited by any Gaming Law. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Partnership and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   Assignments.

               (i)                           Amounts and Terms
       of Assignments. Each Lender may assign its interests in the Commitment, Loan, Letter of Credit or participation therein, or other Obligation, provided that each such assignment (i) shall be subject to the written consent of Partnership and the Agent (which consents shall not be unreasonably withheld, provided that when an Event of Default exists, no such consent will be required from the Partnership), (ii) which is not to another Lender or to an Affiliate of the assigning Lender shall be in an amount not less than $10,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) and shall be to an Eligible Assignee described in clause (A) of the definition of "Eligible Assignee", and (iii) shall effect a pro rata assignment of the Loans, Letters of Credit (or participations therein) and commitment of the assigning Lender. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $2,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note, if any, to Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender to reflect the new Commitments of the assignee and/or the assigning Lender.

              (ii)                           Acceptance by
       Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if such Assignment Agreement has been completed, (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and
       (c) give prompt notice thereof to Partnership. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. The holder of any participation shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Partnership hereunder (including without limitation amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Partnership and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Partnership to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Partnership and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Partnership and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

  10.2      Expenses.

          Whether or not the transactions contemplated hereby shall be consummated, Partnership agrees to pay promptly
  (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents; (ii) all the costs of furnishing all opinions by counsel for Partnership and any other Loan Party (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of each Loan Party's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including, without limitation, with respect to confirming compliance with environmental and insurance requirements;
  (iii) the reasonable fees, expenses and disbursements of counsel to Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans and any consents, amendments, waivers or other modifications hereto or thereto and any other documents or matters requested by Partnership or any other Loan Party;
  (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments prior to the Restatement Date and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Partnership or any other Loan Party hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

  10.3      Indemnity.

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Partnership agrees to defend, indemnify, pay and hold harmless Agent, each Co-Agent, and each Lender, and the officers, directors, employees, agents and affiliates thereof (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disburse-ments of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds of any of the Loans or the issuance of Letters of Credit hereunder or the use or intended use of any of the Letters of Credit) or the statements contained in the commitment letter delivered by any Lender to Partnership with respect thereto (collectively called the "Indemnified Liabilities"); provided that Partnership shall not have any obligation to an Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Partnership shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

  10.4      Set-Off; Security Interest in Deposit Accounts.

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender (with the consent of Requisite Lenders) is hereby authorized by Partnership at any time or from time to time, without notice to Partnership or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Partnership against and on account of the obligations and liabilities of Partnership to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not
  (i) that Lender shall have made any demand hereunder or
  (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Partnership hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

  10.5      Ratable Sharing.

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and
  (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Partnership or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery. Partnership expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Partnership to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

  10.6      Amendments and Waivers; Release of Collateral.

     A. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Documents, or consent to any departure by Partnership therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; increases the maximum amount of Letters of Credit; changes any Lender's Pro Rata Share; changes in any manner the definition of "Lenders", "Requisite Lenders" or "Supermajority Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; postpones the date or reduces the amount of any scheduled reduction of the Commitments; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; or changes in any manner the provisions contained in subsection 8.1(a) or
  (b) or this subsection 10.6; or changes any of the terms of or releases the Make-Well Agreement (except in accordance with Section 2.14 thereof) or the Environmental Indemnities shall be effective only if evidenced by a writing signed by or on behalf of all Lenders and; provided, further, that no provision of this Agreement that, by its terms, expressly requires approval or action of Supermajority Lenders, may be amended, modified or waived except with the consent of Supermajority Lenders; provided further that if there has been a change in Managing Partner, no amendment to the performance standard required of Partnership under subsection 7.6A that would increase the amount required to be paid to fulfill the "Make-Well Obligations" under and as defined in the Make-Well Agreement, shall be effective to cause such increase unless Circus shall have received prior notice of such change. In addition,
  (i) any material amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modifica-tion, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (iii) no amendment, modification, termination or waiver of any provision of
  Section 3 or Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Partnership in any case shall entitle Partnership to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Partnership, on Partnership. No amendment, modification, termination or waiver of subsection 7.6A shall be effective without the written consent of Circus or its successors and assigns under the Make-Well Agreement.

     B. Agent may release personal property Collateral without the consent of any Lender to the extent sold or disposed of by Partnership in a transaction or series of transactions that do not constitute Asset Sales. In addition: (i) Agent may release personal property Collateral subject to the Security Agreement having a fair market less than $100,000 with the consent of Requisite Lenders; and (ii) Agent shall not release any personal property Collateral having a fair market value in excess of $100,000 or any other Collateral without the consent of all Lenders.

  10.7      Independence of Covenants.

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

  10.8      Notices.

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex prior to 5:00 p.m. (Pacific time) on a Business Day or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent and the Lenders from Partnership shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Partnership and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

  10.9      Survival of Representations, Warranties and
  Agreements.

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Partnership set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2 and 10.3 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and
  10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

  10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.

          No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.
  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

  10.11   Marshalling; Payments Set Aside.

          Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Partnership or any other party or against or in payment of any or all of the Obligations. To the extent that Partnership makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

  10.12   Severability.

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or un-enforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

  10.13   Obligations Several; Independent Nature of Lenders'
            Rights.

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commit-ment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

  10.14   Headings.

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

  10.15   Applicable Law.

          THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE
  CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF
  THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS
  PRINCIPLES.

  10.16   Successors and Assigns.

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Partnership's rights or obligations hereunder nor any interest therein may be assigned or delegated by Partnership without the prior written consent of all Lenders.

  10.17   Consent to Jurisdiction and Service of Process.

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PARTNERSHIP ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION May BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PARTNERSHIP ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Partnership hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Partnership at its address provided in subsection 10.8, such service being hereby acknowledged by Partnership to be sufficient for personal jurisdiction in any action against Partnership in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

  10.18   Waiver of Jury Trial.

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT RELATES HERETO. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT May NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

  10.19   Confidentiality.

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Partnership in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Partnership that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Partnership of any request by any governmental agency or repre-sentative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Partnership or any of its Subsidiaries.

  10.20   Counterparts; Effectiveness.

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Partnership and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

  10.21   Non-Recourse to General Partners.

          Notwithstanding any term or provision of the Loan Documents or of applicable law to the contrary, the holders of the Obligations shall not have recourse to the General Partners (or either of them) for payment thereof, provided that this subsection 10.21 shall not limit or impair (i) recourse to the General Partners (or either of them) by the holders of the Obligations for any fraud, gross negligence, or willful misconduct of the General Partners (or either of them),
  (ii) any cause of action such holders may have other than an action to collect the Obligations, (iii) the exercise or enforcement of rights and remedies in respect of any Collateral granted under the Loan Documents, including, without limitation, any collateral rights granted to Lenders in any claims or causes of action of Partnership against the General Partners (or either of them), (iv) the terms and provisions of any Subordinated Indebtedness issued to General Partners (or either of them) and (v) the terms of the Environmental Indemnities to which the General Partners are party.

  10.22   Cooperation With Gaming Boards.

          Agent and each Lender agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over any Loan Party, including the provision of such documents or other information as may be requested by any such Gaming Board relating to any Loan Party or to the Loan Documents.


  10.23 Principles of Restatement. This Agreement amends and restates the Original Agreement referred to in the recitals in its entirety, and constitutes the integrated agreement of the parties hereto, provided that this Agreement shall not result in the release of any collateral security or guarantees given in support of the Original Credit Agreement, the benefits of which are hereby reserved by the Lenders and regranted by Partnership. Without limitation on the foregoing provisions of this Section, it is acknowledged and agreed that the Agent and the Lenders shall have the continuing benefit of the Assignment of General Contractor's Contract and all assurances provided by the Architect and the Auditors in connection with this Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

  PARTNERSHIP:

                           CIRCUS AND ELDORADO JOINT VENTURE

                           By:  GALLEON, INC.
                           Its: Managing Partner



                           By:   CLYDE T. TURNER


                           Title:President


                           Notice Address:

                           c/o Circus Circus Enterprises, Inc.
                           2880 Las Vegas Boulevard South
                           Las Vegas, Nevada  89109
                           Attention:  General Counsel



                           By: ELDORADO LIMITED LIABILITY COMPANY
                           Its:  General Partner

                             By:  ELDORADO RESORTS LLC
                             Its: Manager

                                By:  DON CARANO

                             Title:

                           Notice Address:

                           c/o Eldorado Resorts LLC
                           345 N. Virginia Street
                           P.O. Box 3399
                           Reno, Nevada 89508
                           Attention:  General Counsel


                           EXECUTIVE COMMITTEE


                           By:      DON CARANO

                           Title:


                           By:      ROBERT JONES

                           Title:


                           LENDERS:

                           WELLS FARGO BANK, N.A., individually,
                           as Agent, as a Managing Agent and as a
                           Lender


                           By:    STEVE BYRNE

                           Title: Vice President



                           Notice Address:

                           3800 Howard Hughes Parkway
                           Suite 400
                           Las Vegas, Nevada  89109
                           Attention: Steve Byrne


                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., LOS ANGELES AGENCY, as a
                           Managing Agent and as a Lender


                           By:    PAUL B. CLIFFORD

                           Title: Deputy General Manager


                           Notice Address:

                           444 South Flower Street, Suite 3700
                           Los Angeles, CA  90071
                           Attention:  Paul B. Clifford


                           SOCIETE GENERALE, as a Managing Agent
                           and as a Lender



                           By:    DONALD L. SCHUBERT

                           Title: Vice President


                           Notice Address:

                           2029 Century Park East, Suite 2900
                           Los Angeles, CA  90067
                           Attention: Don Schubert


                           CIBC INC., as a Co-Agent and as a
                           Lender



                           By:    PAUL J. CHAKMAK

                           Title: Agent


                           Notice Address:

                           350 S. Grand Avenue, Suite 2600
                           Los Angeles, CA 90071
                           Attention:  Paul J. Chakmak


                           CREDIT LYONNAIS LOS ANGELES BRANCH, as
                           a Co-Agent and a Lender



                           By:    ROBERT J. IVOSEVICH

                           Title: Senior Vice President


                           Notice Address:

                           Credit Lyonnais Los Angeles Branch
                           515 South Flower Street
                           Los Angeles, CA 90071
                           Attention: Glenn Harvey

                           THE SUMITOMO BANK, LIMITED, as Lender



                           By:    BRADFORD E. CHAMBERS

                           Title: Vice President


                           By:    DAVID M. LAWRENCE

                           Title: Vice President & Manager


                           Notice Address:

                           800 West Sixth Street, Suite 950
                           Los Angeles, CA 90017
                           Attention:  David Lawrence


                           FIRST SECURITY BANK, N.A.,
                           as Lender


                           By:    DAVID P. WILLIAMS

                           Title: Vice President

                           Notice Address:

                           Second Floor
                           15 East One Hundred South
                           Salt Lake City, Utah  84111
                           Attn: David Williams


                           PNC BANK, NATIONAL ASSOCIATION
                           (successor to Midlantic Bank, N.A.),
                           as Lender


                           By:    LORI A. OSMULSKI

                           Title: Corporate Banking Officer


                           Notice Address:

                           Two Tower Center
                           East Brunswick, New Jersey 08816
                           Attention:  Denise D. Killen


                           THE NIPPON CREDIT BANK, LTD.,
                           Los Angeles Agency, as Lender


                           By:    JAY SCHWARTZ

                           Title: Vice President & Manager


                           Notice Address:

                           550 S. Hope Street, Suite 2500
                           Los Angeles, CA 90071
                           Attention:  Jay Schwartz


                           U.S. BANK OF NEVADA, as Lender


                           By:    KURT IMERMAN

                           Title: Vice President


                           Notice Address:

                           1 East Liberty Street, 2nd Floor
                           Reno, NV 89501
                           Attention:  Kurt Imerman


                              SCHEDULE 2.1
                          LENDERS' COMMITMENTS

  Bank                                                        Amount of
                                                              Commitment

  Wells Fargo Bank, N.A.                                      $ 41,000,000

  The Long-Term Credit Bank of Japan, Ltd.,                     41,000,000
     Los Angeles Agency

  Societe Generale                                              41,000,000

  Credit Lyonnais, Los Angeles Branch                           17,000,000

  CIBC Inc.                                                     17,000,000

  The Sumitomo Bank, Limited                                    15,000,000

  U.S. Bank of Nevada                                           15,000,000

  First Security Bank, N.A.                                     11,000,000

  PNC Bank, National Association                                11,000,000

  The Nippon Credit Bank, Ltd., Los
  Angeles Agency                                                11,000,000

  _________________________________________________________
  Total                                                       $220,000,000




                              SCHEDULE 5.1
                              SUBSIDIARIES


  Partnership has no Subsidiaries

                              SCHEDULE 5.13
                          ENVIRONMENTAL MATTERS



                              SCHEDULE 5.19
                          INTELLECTUAL PROPERTY


                              SCHEDULE 7.2
                         CERTAIN EXISTING LIENS


                                    None

                               EXHIBIT IV

                             [FORM OF NOTE]

                             PROMISSORY NOTE



  $________________                      _________________, 1996
                                         Reno, Nevada


           FOR VALUE RECEIVED, CIRCUS AND ELDORADO JOINT
  VENTURE, a Nevada general partnership ("Partnership"), promises to pay to the order of ____________________ ("Payee") or its registered assigns, on or before the Commitment Termination Date, the lesser of (x)________________________________________
  ($__________) and (y) the unpaid principal amount of all advances made by Payee to Partnership as Loans under the Credit Agreement referred to below.

           Partnership also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of September 9, 1996 by and among Partnership, WELLS FARGO BANK, N.A., as arranger and administrative agent ("Agent"), the financial institutions listed therein as Lenders, WELLS FARGO BANK, N.A., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY and SOCIETE GENERALE, collectively, as managing agents, and CIBC INC. and CREDIT LYONNAIS, LOS ANGELES BRANCH, collectively, as co-agents. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.

           This Note is one of Partnership's "Notes" in the aggregate principal amount of $220,000,000 and is issued pursuant to, and entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby were made and are to be repaid.

           All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until and Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by the Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Partnership and Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee shall use its best efforts to keep a record of Loans made by it and payments received by it with respect to this Note, and, absent manifest error, such record shall be presumptive evidence of the amounts owing under this Note.

           Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided, however, that if the day on which any payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day.

           The holders of the Obligations do not have recourse to the General Partners (or either of them) for payment thereof other than as specifically set forth in the Credit Agreement.

           This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Credit Agreement and to prepayment at the option of Partnership as provided in subsection 2.4B(i) of the Credit Agreement.

           THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED
  BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
  INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO
  CONFLICTS OF LAW PRINCIPLES.

           Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

           The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

           No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Partnership, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

           Partnership promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Partnership and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

           IN WITNESS WHEREOF, Partnership has caused this Note to he duly executed and delivered by an officer of its Managing
  Partner duly authorized as of the date and at the place first written above.


  CIRCUS AND ELDORADO JOINT VENTURE

                           By:  GALLEON, INC.
                           Its: Managing Partner

                               By:   CLYDE T. TURNER

                               Title:  President


                           By: ELDORADO LIMITED LIABILITY
                                                          COMPANY
                           Its:  General Partner


                               By:  ELDORADO RESORTS LLC, a
                                    Nevada limited liability
                                    company
                               Its: Manager

                                    By:    DON CARANO

                                    Title:

                           By:  EXECUTIVE COMMITTEE

                               By:   DON CARANO

                               Title:


                               By:   ROBERT JONES

                                                          Title:

                               EXHIBIT XII


                AMENDED AND RESTATED MAKE-WELL AGREEMENT

           This AMENDED AND RESTATED MAKE-WELL AGREEMENT is entered into as of September 9, 1996 by CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation ("Circus"), in favor of WELLS FARGO BANK, N.A., in its capacity as agent for and representative of (in such capacity herein called "Agent") the financial institutions ("Lenders") party to the Credit Agreement (as hereinafter defined), for the benefit of Agent and Lenders, and CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership ("Partnership") (as an express third-party beneficiary of this Make-Well Agreement), and amends and restates the Original Make-Well Agreement referred to below in its entirety.

                                RECITALS

           A. Partnership (the general partners of which are Galleon, Inc., a Nevada corporation ("Galleon") and a wholly-owned subsidiary of Circus, and Eldorado Limited Liability Company, a Nevada limited liability company of which Eldorado Resorts LLC, a Nevada limited liability company is the manager, entered into a Credit Agreement dated as of May 30, 1995 with the Lenders referred to therein and FIRST INTERSTATE BANK OF NEVADA, N.A. (the "Original Credit Agreement").

           B.   Pursuant to the Original Credit Agreement,
  Circus delivered a Make-Well Agreement dated May 30, 1995 to the Lenders under the Original Credit Agreement (the "Original
  Make-Well Agreement").

           C.   Concurrently with the execution hereof,
  Partnership has entered into that certain Amended and Restated Credit Agreement of even date herewith with Lenders, Agent, as arranger and administrative agent, WELLS FARGO BANK, N.A., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY and SOCIETE GENERALE, as managing agents and CIBC INC. and CREDIT LYONNAIS, LOS ANGELES BRANCH, collectively, as co-agents ("Co-Agents") (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

           D. It is a condition precedent to execution and delivery of the Amended and Restated Credit Agreement that the Original Make-Well Agreement be amended as set forth herein and that Circus provide assurance to the Lenders of Partnership's ability to perform certain of its obligations thereunder.

           E    Circus is irrevocably and unconditionally
  willing to provide such assurance, subject to the right of Circus to terminate this Agreement in the manner, and upon the fulfillment of the conditions, set forth in Section 2.14 hereof.

           NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lenders, Managing Agents, Co-Agents and Agent to enter into the Credit Agreement and to make the Loans thereunder, Circus hereby agrees as follows:

                         SECTION 1. DEFINITIONS

           1.1  Certain Defined Terms.  As used in this Make-
  Well Agreement, the following     terms shall have the following
  meanings unless the context otherwise requires:

           "Additional Contributions" has the meaning assigned to that term in subsection 2.1.

           "Make-Well Agreement" means, as of any date, this Amended and Restated Make-Well Agreement as it may be amended, supplemented or otherwise modified from time to time through such date.

           "Make-Well Coverage Ratio" has the meaning set forth for that term in the Credit Agreement; provided that any contribution of cash to Partnership by Circus in exchange for equity of Partnership or General Partner Subordinated Debt shall be included, without duplication, in Net Income for the Fiscal Quarter in which such contribution is made (or, if made within 25 calendar days of the end of a Fiscal Quarter, for such Fiscal Quarter immediately ended if Circus notifies Agent in writing at the time of such contribution that such contribution is to be so credited).

           "Make-Well Obligations" has the meaning assigned to that term in subsection 2.1.

           "Minimum Coverage Ratio" has the meaning assigned to that term in subsection 2.1.

           "Obligations" has the meaning assigned such term in the Credit Agreement and shall also include, without limitation, Partnership's performance obligations thereunder, including without limitation, its obligation to perform subsection 7.6A thereof.

           "payment in full", "paid in full" or any similar term means the indefeasible payment in full of the Obligations or the Make-Well Obligations, as the case may be, including, without limitation, all principal, interest, costs, fees, expenses and indemnities (including, without limitation, legal fees and expenses) of Lenders, Managing Agents, Co-Agents and Agent as required under the Loan Documents.

           1.2  Interpretation.

                (a) References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Make-Well Agreement unless otherwise specifically provided.

                (b)  In the event of any conflict or
        inconsistency between the terms, conditions and provisions of this Make-Well Agreement and the terms, conditions and provisions of the Credit Agreement, the terms, conditions and provisions of this Make-Well Agreement shall prevail.

                          SECTION 2. MAKE-WELL

           2.1 Obligation of Circus. Until the termination of this Agreement in accordance with Section 2.14 hereof, Circus shall make Additional Contributions (as defined below) to Partnership in such amounts as are necessary to ensure that Partnership maintains a Make-Well Coverage Ratio of at least 1.05:1.00 ("Minimum Coverage Ratio") as of the last day of each Fiscal Quarter for the period of four Fiscal Quarters then ended. If, at any time prior to the termination of this Agreement in accordance with Section 2.14 hereof, or the termination of all of the Commitments, payment in full of all Loans and other Obligations and the expiration or cancellation of all Letters of Credit (or the deposit of cash collateral with respect thereto), Partnership fails to maintain the Minimum Coverage Ratio, Circus shall make additional contributions of cash for equity of Partnership or General Partner Subordinated Debt or both in the amount necessary for Partnership to maintain the Minimum Coverage Ratio (such additional contributions, "Additional Contributions"). Circus' obligations to make such Additional Contributions are referred to herein as the "Make-Well Obligations."

           Circus shall make such Additional Contributions no later than 10 Business Days after (i) the date on which Partnership delivers a Compliance Certificate pursuant to subsection 6.1(iii) of the Credit Agreement demonstrating Partnership's failure to maintain such Minimum Coverage Ratio or, (ii) if Partnership fails to deliver a Compliance Certificate by the date required pursuant to subsection 6.1(iii) of the Credit Agreement, on the date upon which Agent determines that the Partnership's Make-Well Coverage Ratio was less than the Minimum Coverage Ratio (which determination shall be presumed correct unless and until Circus demonstrates the inaccuracy thereof) and notifies Circus of the same. If Circus fails to make Additional Contributions on the date required, interest shall accrue on the amount of Additional Contributions at a rate per annum equal to the Base Rate until such Additional Contributions are made to Partnership; provided that all such interest accrued to the date such Additional Contributions are made shall be paid to Partnership together therewith and shall be treated as a cash contribution to Partnership in exchange for equity of Partnership or General Partner Subordinated Debt or, without duplication, both.

           2.2 Liability of Circus Absolute. Circus agrees that its obligations hereunder are irrevocable, absolute,,independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full and prompt and complete performance of the Obligations, subject, however, to the right of Circus to terminate this Agreement in the manner, and upon the fulfillment of the conditions, set forth in Section 2.14 hereof.

           In furtherance of the foregoing and without limiting the generality thereof, Circus agrees as follows:

                (a) This Make-Well Agreement is not conditioned or continent upon the genuineness, validity, regularity or enforceability of the Loan Documents or other instruments relating to the creation or performance of the Obligations or the pursuit by Agent of any remedies that it now has or may hereafter have with respect thereto under the Loan Documents, at law, in equity or otherwise.

                (b) Agent may enforce this Make-Well Agreement upon the occurrence of an Event of Default or Potential Event of Default under subsection 7.6A of the Credit Agreement even if Partnership, any Loan Party or any Partnership Parent disputes the existence of such Event of Default or Potential Event of Default.

                (c)  The obligations of Circus hereunder are
        independent of the obligations of Partnership under the Loan Documents and the obligations of any other guarantor of the obligations of Partnership under the Loan Documents, and a separate action or actions may be brought and prosecuted against Circus whether or not any action is brought against Partnership or any of such other guarantors and whether or not Partnership is joined in any such action or actions.

                (d) Circus' payment of a portion, but not all, of the Make-Well Obligations shall in no way limit, affect, modify or abridge Circus' liability for any portion of the Make-Well Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce Circus' covenant to pay a portion of the Make-Well Obligations, such judgment shall not be deemed to release Circus from its covenant to pay the portion of the Make-Well Obligations that is not the subject of such suit.

                (e)  Agent, upon such terms as it deems
        appropriate, without notice or demand and without affecting the validity or enforceability of this Make-Well Agreement or giving rise to any reduction, limitation, impairment, discharge or termination of Circus' liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment or performance of the Obligations subject to the limitations set forth in the Credit Agreement; provided that, at any time after Galleon, Inc. ceases to be Managing Partner, unless Circus has received prior notice of any such change with respect to the performance standard required of Partnership under sec. 7.6A of the Credit Agreement that would increase the amount of the Additional Contributions that would otherwise have been necessary to fulfill the Make-Well Obligations, Circus' obligations hereunder shall be limited to making the amount of Additional Contributions necessary to fulfill the Make-Well Obligations prior to such change; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or the Make-Well Obligations or any agreement relating thereto and/or subordinate the payment or performance of the same to the payment or performance of any other obligations; (iii) request and accept other guaranties of the Obligations or the performance of subsection 7.6A of the Credit Agreement and take and hold security for the payment of the Make-Well Obligations or the Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment or performance of the Obligations, any other guaranties of the Obligations or the performance of subsection 7.6A of the Credit Agreement, or any other obligation of any Person with respect to the Obligations or the performance of subsection 7.6A of the Credit Agreement; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent or any Lender in respect of this Make-Well Agreement or the performance of the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent or Lenders, or any of them, may have against any such security, as Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement; and (vi) exercise any other rights available to it under the Loan Documents.

                (f)  This Make-Well Agreement and the
        obligations of Circus hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than (a) payment in full and prompt and complete performance of the Obligations or, only as to the portion paid, payment of a portion of the Make-Well Obligations for any relevant period), including without limitation the occurrence of any of the following, whether or not Circus shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Obligations, the Make-Well Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of the Credit Agreement, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, or of the obligations encompassed thereby, in each case whether or not in accordance with the terms of the Credit Agreement or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
        (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Obligations; (v) any Lender's or Agent's consent to the change, reorganization or termination of the legal structure or existence of Partnership and to any corresponding restructuring of the Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations; (vii) any defenses, set-offs or counterclaims which Partnership may allege or assert against Agent or any Lender in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and
        (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Circus as an obligor in respect of the Make-Well Obligations.

           2.3 Waivers by Circus. Circus hereby waives, for the benefit of Lenders and
  Agent:

                (a) any right to require Agent or Lenders, as a condition of payment or performance by Circus, to
        (i) proceed against Partnership, any other guarantor of the Obligations or any other Person, (ii) proceed against or exhaust any security held from Partnership, any other guarantor of the Obligations or any other Person,
        (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of Partnership or any other Person, or
        (iv) pursue any other remedy in the power of Agent or any Lender whatsoever;

                (b)  any defense arising by reason of the
        incapacity, lack of authority or any disability or other defense of Partnership including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Partnership from any cause other than payment in full of the Obligations;

                (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                (d)  any defense based upon Agent's or any
        Lender's errors or omissions in the administration of the Obligations, except behavior which amounts to willful misconduct;

                (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Make-Well Agreement and any legal or equitable discharge of Circus' obligations hereunder,
        (ii) any rights to set-offs, recoupment and counterclaims, and (iii) promptness, diligence and any requirement that Agent or any Lender protect, secure. perfect or insure any security interest or lien or any property subject thereto:

                (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Make-Well Agreement, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to Partnership and notices of any of the matters referred to in subsection 2.2 and any right to consent to any thereof: and

                (g)  any defenses or benefits that may be
        derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Make-Well Agreement, including without limitation the provisions of Nevada Revised Statutes Sections 40.430-40.459, 40.475 and 40.485 as permitted by Nevada Revised Statutes Sections 40.495
        (1993), and any successor provisions.

           2.4  Circus' Rights of Subrogation, Contribution,
  Etc. Circus and Partnership hereby expressly agree that any Additional Contributions made by Circus pursuant to this Make-Well Agreement shall be made in exchange for equity of Partnership or General Partner Subordinated Debt or, without duplication, both, and Circus shall not be entitled to any right of subrogation, contribution or reimbursement from any Person (including without limitation, Partnership, Agent, any Lender or any guarantor) with respect to such Additional Contributions until this Make-Well Agreement has been terminated pursuant to subsection 2.8 hereof; provided that to the extent Circus receives General Partner Subordinated Debt in exchange for Additional Contributions, Circus shall be entitled (subject to subsection 2.5 below and subsection 7.5 of the Credit Agreement) to such reimbursement as is permitted pursuant to the Subordinated Debt Documents; provided further that such entitlement shall cease upon the occurrence and during the continuance of an Event of Default or Potential Event of Default.

           2.5 Real Property Security. Circus agrees that, if all or a portion of the Obligations or any other guaranty of all or a portion of the Obligations are at any time secured by a deed of trust or mortgage covering interests in real property, then, in the event that Additional Contributions are not made when required pursuant to Section 2.1, Agent or its designee, in its sole discretion, without notice or demand and without affecting the liability of Circus, may foreclose at any time thereafter, pursuant to the terms of the Loan Documents (including subsection 7.6A of the Credit Agreement) or otherwise in accordance with applicable law, on any such deed of trust or mortgage and the property described therein by nonjudicial or other sale without affecting the obligations of Circus hereunder. Without limiting any of the waivers contained elsewhere herein, Circus hereby waives any defense to liability arising by reason of the exercise by Lenders or Agent or any of them, of any right or remedy contained in any such deed of trust or mortgage or any of the other Loan Documents. Circus hereby authorizes and empowers Agent and any Lender to exercise, in its sole discretion, any rights or remedies, or any combination thereof, which may then be available, since it is the intent and purpose of Circus that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances, subject, only, to the right of Circus to terminate this Agreement in the manner, and upon the fulfillment of the conditions, set forth in Section 2.14 hereof. Notwithstanding any foreclosure of the lien of any such deed of trust or mortgage, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by acceptance of a deed in lieu of foreclosure, Circus shall remain bound under this Make-Well Agreement; provided the net proceeds of any such exercise of remedies shall be deducted from the Obligations to the extent such proceeds are applied to reduce the Obligations in any calculation of amounts owing from Circus under the terms of this Make-Well Agreement.

           2.6 Expenses. Circus agrees to pay, or cause to be paid, on demand, and to save Agent and Lenders harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by Agent or any Lender in connection with the enforcement of or preservation of any rights under this Make-Well Agreement.

           2.7 Continuing Guaranty. This Make-Well Agreement is a continuing guaranty and, subject to Section 2.14, shall remain in effect until all of the Obligations shall have been paid in full in cash by Circus, Partnership or otherwise and promptly and completely performed and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Circus' liability under this Make-Well Agreement shall not be reduced by virtue of any payment by Partnership of any amounts due under the Credit Agreement (other than a payment that increases the actual Make-Well Coverage Ratio maintained by Partnership) or under any of the Loan Documents or by Agent's or Lenders' recourse to any collateral or security.' Circus hereby irrevocably waives any right to revoke this Make-Well Agreement as to future transactions giving rise to any Make-Well Obligations.

           2.8 Authority of Circus or Partnership. It is not necessary for Lenders or Agent to inquire into the capacity or powers of Circus or Partnership or the officers, directors or any agents acting or purporting to act on behalf of any of them.

           2.9 Financial Condition of Partnership. Any Loans may be granted to Partnership or continued from time to time without notice to or authorization from Circus regardless of the financial or other condition of Partnership at the time of any such grant or continuation. Lenders and Agent shall have no obligation to disclose or discuss with Circus their assessment, or Circus' assessment, of the financial condition of Partnership; provided that Agent shall give notice to Circus of any reduction of Commitments or change in the final maturity of the Loans; provided, further, that the failure of Agent to so notify Circus shall not affect the obligations of Circus hereunder. Circus has adequate means to obtain information from Partnership on a continuing basis concerning the financial condition of Partnership and its ability to perform its obligations under the Loan Documents (including, without limitation, its obligations to satisfy its financial covenants), and Circus assumes the responsibility for being and keeping informed of the financial condition of Partnership and of all circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations. Circus hereby waives and relinquishes any duty on the part of Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Partnership now known or hereafter known by Agent or any Lender.

           2.10 Rights Cumulative. The rights, powers and remedies given to Lenders and Agent by this Make-Well Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and Agent by virtue of any statute or rule of law or in any of the other Loan Documents or any agreement between Circus and Lenders and/or Agent or between Partnership and Lenders and/or Agent. Any forbearance or failure to exercise, and any delay by any Lender or Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

           2.11 Bankruptcy. So long as any Obligations remain outstanding, Circus shall not, without the prior written consent of Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against Partnership. The obligations of Circus under this Make-Well Agreement shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Partnership or by any defense which Partnership may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

           2.12 Notice of Events. As soon as Circus obtains knowledge thereof, Circus shall give Agent written notice of any condition or event which has resulted in (a) a material adverse change in the financial condition of Circus or Partnership or (b) a breach of or noncompliance with any term, condition or covenant contained herein or in the Circus Loan Agreement, the Credit Agreement, any other Loan Document or any other document delivered pursuant hereto or thereto. Promptly upon Agent's receipt of notice thereof, Agent shall give Circus written notice of any Event of Default; provided that the failure of Agent to so notify Circus shall not affect any obligation of Circus hereunder.

           2.13 Cooperation With Gaming Boards. Circus agrees that it shall cooperate with Agent and Lenders to fulfill the requirements of any Gaming Board with respect to the rights of Agent and Lenders to enforce and apply any security now or hereafter held by or for the benefit of Agent or any Lender in respect of the Obligations, or to exercise any other right or remedy that Agent or Lenders, or any of them, may have against any such party.

           2.14 Termination of Agreement; Conditions. During the period from December 31, 2000 through December 31, 2001, Circus shall have the option to elect to terminate the Make-Well Agreement by written notice to the Agent (subject to confirmation of receipt by Agent as set forth below), substantially in the form of Exhibit A hereto, if all the following conditions have been satisfied:

                (i)  on the last day of each of the two most
             recent Fiscal Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1 of the Credit Agreement, the Stand-
             Alone Leverage Ratio is 3.00:1.00 or less;

                (ii)  for each of the two most recent Fiscal
             Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1 of the Credit Agreement, the Stand-Alone Coverage Ratio for the four consecutive Fiscal Quarters then ended is not less than 1.25:1.00;

                (iii)  no Event of Default or Potential Event of
             Default shall have occurred and be continuing; and

                (iv) Circus shall not be in default in any of its monetary agreements under this Agreement.

           Upon receipt by the Agent of any such notice in a form which the Agent believes to be proper, the Agent shall give notice thereof to the Partnership and the Lenders. In the event that any Lender believes that the Make-Well Agreement may not properly be terminated, it shall provide written notice of its objection to the termination of the Make-Well Agreement within 10 days of the date of such notice, which written notice shall state the basis of the objection. In the absence of any such objection, the Agent shall acknowledge receipt of the request, and terminate the Make-Well Agreement within 14 days of the giving of such notice (or, if any objection has been served, as promptly as possible following the resolution of such objection).

           The termination of this Agreement in accordance with this Section shall not result in a termination of the Environmental Indemnity executed by Circus nor shall it absolve
  Circus of any obligation to make payments which have previously accrued hereunder.

                SECTION 3. REPRESENTATIONS AND WARRANTIES

      In order to induce Lenders and Agent to accept this Make-
  Well Agreement and to enter into the Credit Agreement and to make the Loans thereunder, Circus hereby represents and warrants to Lenders that the following statements are true and correct:

           3.1 Incorporation of Representations and Warranties. Each of the representations and warranties set forth in the Circus Loan Agreement is true, correct and complete in all material respects as if originally made as of the date hereof other than subsections 4.2, 4.3, 4.4 and 4.11 thereof.

           3.2  Authorization of Borrowing, etc.

                (a) Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Circus.

                (b) No Conflict. The execution, delivery and performance by Circus of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not
        (i) violate any provision of any law or any governmental rule or regulation applicable to Circus or any of its Subsidiaries, the Certificate of Incorporation or Bylaws of Circus or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Circus or any of its Subsidiaries,
        (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Circus or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Circus or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Circus or any of its Subsidiaries.

                (c)  Governmental Consents.  The execution,
        delivery and performance by Circus of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                (d)  Binding Obligation.  Each of the Loan
        Documents to which it is a party has been duly executed and delivered by Circus and is the legally valid and binding obligation of Circus, enforceable against Circus in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                    SECTION 4. AFFIRMATIVE COVENANTS

           Circus covenants and agrees that, unless and until all of the Obligations shall have been paid in full by Circus, Partnership or otherwise and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, or until the termination of this Agreement in accordance with Section 2.14 unless Requisite Lenders shall otherwise consent in writing:

           4.1 Covenants in Circus Loan Agreement. Circus shall at all times perform all of its obligations set forth in
  Article 5 of the Circus Loan Agreement for the benefit of the financial institutions party thereto.

           4.2 Reporting Requirements. As soon as possible after the same are available to Circus, and in any event within the time set for such delivery in the Circus Loan Agreement, Circus will deliver to Lenders copies of the documents required to be delivered under subsections 7.1(a), 7.1(c) and 7.2 of the Circus Loan Agreement as in effect on the Closing Date notwithstanding any subsequent amendment, modification or termination thereof. Circus will promptly and in any event no later than concurrently with delivery of financial statements pursuant to such subsection 7.1(a), deliver to Lenders written notice of any change in the Senior Debt Rating (as defined in the Circus Loan Agreement).

           4.3 Bankruptcy. Circus agrees that it shall not commence or join with any other creditor of Partnership to commence any bankruptcy, insolvency, reorganization or other similar proceedings against Partnership.

  SECTION 5. MISCELLANEOUS

           5.1  Survival of Warranties. All agreements,
  representations and warranties made herein shall survive the execution and delivery of this Make-Well Agreement and the other Loan Documents and any increase in the Commitments under the Credit Agreement.

           5.2 Notices. Any communications between or among Agent, Circus and Partnership and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex or facsimile transmission prior to 5:00 P.M. (Pacific Time) on a Business Day to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Agent, Partnership or Lenders or Circus under or relating to this Make-Well Agreement shall not be effective until received.

           5.3 Severability. In case any provision in or obligation under this Make-Well Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           5.4  Amendments and Waivers.  No amendment,
  modification, termination or waiver of any provision of this Make-Well Agreement, or consent to any departure by Circus therefrom, shall in any event be effective without the written concurrence of all Lenders under the Credit Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

           5.5 Headings. Section and subsection headings in this Make-Well Agreement are included herein for convenience of reference only and shall not constitute a part of this Make-
  Well Agreement for any other purpose or be given any substantive effect.

           5.6  Applicable Law. THIS MAKE-WELL AGREEMENT SHALL
  BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
  ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA,
  WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

           5.7  Successors and Assigns.  This Make-Well
  Agreement is a continuing guaranty and shall be binding upon Circus and its successors and assigns. This Make-Well Agreement shall inure to the benefit of Partnership, Lenders, Agent and their respective successors and assigns. Circus shall not assign this Make-Well Agreement or any of the rights or obligations of Circus hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its third party beneficiary interest in this Make-Well Agreement in whole or in part. The terms and provisions of this Make-Well Agreement shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon Lenders and Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

           5.8 Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST CIRCUS ARISING OUT OF OR RELATING TO THIS MAKE-WELL AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA AND BY EXECUTION AND DELIVERY OF THIS MAKE-WELL AGREEMENT CIRCUS ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS MAKE WELL AGREEMENT. Circus hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Circus at its address provided in subsection 5.2, such service being hereby acknowledged by Circus to be sufficient for personal jurisdiction in any action against Circus in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

           5.9 Waiver of Trial by Jury. CIRCUS AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, PARTNERSHIP AND AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS MAKE-WELL AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Circus and, by its acceptance of the benefits hereof, Partnership and Agent each (i) acknowledges that this waiver is a material inducement for Circus, Partnership and Agent to enter into a business relationship, that Circus, Partnership and Agent have already relied on this waiver in entering into this Make-Well Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS MAKE-WELL AGREEMENT. In the event of litigation, this Make-Well Agreement may be filed as a written consent to a trial by the court.

           5.10 No Other Writing. This writing is intended by Circus, Partnership and Agent as the final expression of this Make-Well Agreement and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Make-Well Agreement. There are no conditions to the full effectiveness of this Make-Well Agreement.

           5.11 Further Assurances. At any time or from time to time, upon the request of Agent or Requisite Lenders, Circus or Partnership or both shall execute and deliver such further documents and do such other acts and things as Agent or Requi-site Lenders may reasonably request in order to effect fully the purposes of this Make-Well Agreement.

           5.12 Partnership Third-Party Beneficiary. Circus and Agent hereby expressly agree and acknowledge that Partnership is intended to be an express third-party beneficiary of this Make-Well Agreement and Partnership shall be entitled to exercise any and all rights and remedies afforded third-party beneficiaries under the laws of the relevant jurisdiction.

           5.13 Counterparts. This Make-Well Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

           IN WITNESS WHEREOF, Circus has caused this Make-Well
  Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

                     CIRCUS CIRCUS ENTERPRISES, INC.


                     By    GLENN W. SCHAEFFER

                     Title President, CFO

                     Address:  2880 Las Vegas Boulevard South
                               Las Vegas, Nevada 89109
                               Attention: General Counsel


  Accepted by:

  WELLS FARGO BANK, N.A.,
  as Agent on behalf of the Lenders


  By    STEVE BYRNE

  Title Vice President

  Address: 3800 Howard Hughes Parkway,
           Suite 400
           Las Vegas, Nevada 89109
           Attention: Steve Byrne


  CIRCUS AND ELDORADO
  JOINT VENTURE, as express
  third-party beneficiary

      By:  GALLEON, INC.


  By:     CLYDE T. TURNER

  Title:  President

  Address: c/o Circus Circus Enterprises
           2880 Las Vegas Boulevard South
           Las Vegas, Nevada 89109
           Attention:     General Counsel


  By: ELDORADO LIMITED LIABILITY COMPANY
  Its:     General Partner

      By:  ELDORADO RESORTS LLC.
           Its: Manager

           By:      DON CARANO

           Title:

           Address:  c/o Eldorado Hotel Casino
                     345 North Virginia Street
                     P.O. Box 3399
                     Reno, Nevada 89508
                     Attention: General Counsel


           By:  EXECUTIVE COMMITTEE


                By:  DON CARANO

                Title:


                By:   ROBERT JONES

                Title:

                   [Exhibit A to Make-Well Agreement]


                         ________________, 200__


  Wells Fargo Bank, N.A.
  3800 Howard Hughes Parkway,
  Suite 400
  Las Vegas, Nevada 89109
  Attention: Steve Byrne


  Gentlemen:

           This letter is delivered with reference to the Amended and Restated Credit Agreement dated as of September 9, 1996 among CIRCUS AND ELDORADO JOINT VENTURE, the Lenders named therein, WELLS FARGO BANK, N.A., as arranger and administrative agent, WELLS FARGO BANK, N.A., THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY and SOCIETE GENERALE, as managing agents and CIBC INC. and CREDIT LYONNAIS, LOS ANGELES BRANCH, collectively, as co-agents ("Co-Agents") (said Amended and Restated Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

           By this notice Circus Circus Enterprises, Inc.
  ("Circus") hereby requests the termination of the Make-Well
  Agreement referred to in the Credit Agreement. In support of this request, Circus hereby certifies that:

                (i)  on the last day of each of the two most
             recent Fiscal Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1 of the Credit Agreement, the Stand-
             Alone Leverage Ratio was 3.00:1.00 or less;

                (ii)  for each of the two most recent Fiscal
             Quarters for which financial statements of Partnership have been delivered pursuant to subsection 5.1 of the Credit Agreement, the Stand-Alone Coverage Ratio for the four consecutive Fiscal Quarters then ended was not less than 1.25:1.00;

                (iii) to the best knowledge of Circus, no Event of Default or Potential Event of Default has occurred and remains continuing; and

                (iv)  Circus is not in default in any of its
             monetary agreements under the Make-Well Agreement.

           Please promptly execute this request in the space provided below, whereupon the Make-Well Agreement shall be deemed terminated.


                               Very truly yours,


                               CIRCUS CIRCUS ENTERPRISES, INC.


                               By:

                               Title:

  cc. Circus and Eldorado Joint Venture
      Attn: Chief Financial Officer



  The undersigned acknowledges on behalf of the Lenders that the Make-Well Agreement has been terminated in accordance with its terms.


  WELLS FARGO BANK, N.A.


  By:    STEVE BYRNE

    Title: Vice President

  Recording requested by:

  and when recorded mail to:

  Sheppard, Mullin, Richter    )
    & Hampton LLP              )
  333 South Hope Street        )
  48th Floor                   )
  Los Angeles, CA  90071       )
  Attn:  Mark Okuma, Esq.      )


  _______________________________________________________________
  (Space above line is for Recorder's use)


     AMENDED AND RESTATED CONSTRUCTION DEED OF TRUST, FIXTURE FILING
             AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS


  NOTICE: THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING. INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT RATES WHICH MAY FLUCTUATE FROM TIME TO TIME. THIS INSTRUMENT SECURES FUTURE ADVANCES. THIS DEED OF TRUST SHALL BE DEEMED TO BE A CONSTRUCTION MORTGAGE UNDER NEVADA REVISED STATUTES 104.9313(1)(c) AND UNDER THE NEVADA UNIFORM COMMERCIAL CODE.


           THIS AMENDED AND RESTATED CONSTRUCTION DEED OF TRUST, FIXTURE FILING AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS (this "Deed of Trust"), made as of September 9, 1996, by and among CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership, as debtor and trustor ("Trustor"), FIRST AMERICAN TITLE COMPANY OF NEVADA, a Nevada corporation, as trustee ("Trustee"), and WELLS FARGO BANK, N.A., in its capacity as arranger and "Administrative Agent" for the "Lenders" under the Credit Agreement, as beneficiary, assignee and secured party (as defined and described hereinbelow), as secured party and beneficiary ("Beneficiary"),

           Trustor and Beneficiary hereby agree that this Deed of Trust hereby amends and restates in full that certain Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents ("Original Deed of Trust"), made as of May 30, 1995, by Trustor, as trustor, assignor and debtor, in favor of Trustee, as trustee, for the benefit of First Interstate Bank of Nevada, N.A., as Agent ("Original Beneficiary"), as beneficiary, assignee and secured party, recorded May 31, 1995, in Book 4312, Page 814, as Document No. 1897110 of the Official Records of Washoe County, Nevada. Wells Fargo Bank, N.A. is the successor in interest by merger to the right, title and interest of First Interstate Bank of Nevada, N.A. under the Original Deed of Trust.

                          W I T N E S S E T H:

           THAT TRUSTOR HEREBY:

           Grants, bargains, sells, transfers, conveys and assigns the following described real property and related collateral to Trustee, IN TRUST, WITH POWER OF SALE, to have and to hold the same unto Trustee and its successors in interest, for the benefit of and on behalf of Beneficiary, upon the trusts, covenants and agreements herein expressed:

                 DESCRIPTION OF REAL PROPERTY COLLATERAL

           All that certain real property, and the interests of Trustor therein, situate in the County of Washoe, State of Nevada, that is more particularly described on Part I of that certain exhibit marked Exhibit A, affixed hereto and by this reference incorporated herein and made a part hereof (the "Land");

           Together with all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining any of the Land and any and all sidewalks, bridges, elevated walkways, tunnels, alleys, strips and gores of land adjacent to, connecting or used in connection with any of the Land, with appurtenances ("Adjacent Interests");

           Together with all buildings, structures and all other improvements and fixtures that are or may hereafter be erected or placed on or in the Land and all rights and interests of Trustor in and to all buildings, structures and other improvements and fixtures that are or may hereafter be erected or placed on or in Adjacent Interests (including, but not limited to, Trustor's rights, title and interests in and to all buildings, structures and other improvements and fixtures that are or may hereafter be erected or placed on or in the easement areas, and leased areas, or any of them, referred to in Part II of Exhibit A) (collectively, the "Improvements"), provided, however, Trustor and Beneficiary acknowledge that the Skyways (as that term is defined in the "Credit Agreement" described below) are owned by entities other than Trustor, and that Trustor's rights, title and interests in and to the Skyways arise from and under (i) rights of reverter for the air rights parcels within which the Skyways are located, as provided in two Grant, Bargain and Sale Deeds executed by Trustor, one in favor of each of the two entities that own the Skyways, and
  (ii) certain Bridge Easements referred to in Part II of Exhibit A and, while Trustor's rights, title and interests arising from and under such Grant, Bargain and Sale Deeds and such Bridge Easements are hereby bargained, sold, transferred, conveyed and assigned to Trustee, in trust, with power of sale, for the benefit of and on behalf of Beneficiary, the term "Improvements" as used in this Deed of Trust shall not otherwise include the Skyways;

           Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to any of the Land, Adjacent Interests, Improvements or Skyways (including, but not limited to, the easements and other rights referred to in Part II of Exhibit A)
  (collectively, the "Appurtenances");

           Together with all rents, issues, products, earnings, revenues, payments, profits, royalties and other proceeds and income of or from any of the foregoing or of or from any of the Leases, as hereinafter defined (collectively, the "Rents"), subject, however, in the case of Rents, to the absolute assignment given to Beneficiary in Section 12 hereof, to which
  Section 12 this grant to the Trustee is subject and subordinate;

           Together with all leasehold estate, right, title and interest of Trustor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements (excepting, however, agreements made by Trustor in the ordinary course of business for short-term use by members of the public of guest rooms and public rooms, including banquet and meeting facilities, located in the Improvements), and any amendments, modifications, extensions or renewals thereof (collectively, "Leases") covering any of the Land, Adjacent Interests, Improvements, Skyways or Appurtenances, now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder, including, without limitation, the right to all security deposits, advance rentals, other deposits, and all payments of similar nature, relating thereto;

           Together with all water rights and rights to the use of water now or hereafter appurtenant to or used in connection with any of the Land, Adjacent Interests, Improvements or Appurtenances ("Water Rights");

           Together with any and all other estate, right, title, interest, property, possession, claim or demand, in law or in equity, which Trustor now has or may hereafter acquire in or to any of the Land, Adjacent Interests, Improvements, Skyways, Appurtenances, Rents, Leases and Water Rights, or pertaining or appurtenant thereto, and all reversions and remainders thereof, and all tenements, hereditaments and appurtenances thereunto belonging or in any wise appertaining thereto ("Other Interests") (said Land, Adjacent Interests, Improvements, Appurtenances, Rents, Leases, Water Rights and Other Interests may be referred to herein as the "Real Property"); and


           THAT TRUSTOR HEREBY:

           Grants a security interest, pursuant to the Nevada Uniform Commercial Code -- Secured Transactions, to Beneficiary, on the terms and provisions (by this reference incorporated herein with respect to the security interest herein granted and the rights and obligations of the parties with respect to the Personal Property, as hereinafter defined, but for no other purpose) set forth in that certain Amended and Restated Security Agreement of even date herewith by and between Trustor, as Grantor and Debtor, and Beneficiary, as Secured Party (the "Security Agreement"), in all of the following described personal property, and the interests of Trustor therein, whether now owned or hereafter acquired (collectively, the "Personal Property"):

               DESCRIPTION OF PERSONAL PROPERTY COLLATERAL

           (a) All present and future chattels, furniture, furnishings, goods, equipment, fixtures and all other tangible personal property, of whatever kind and nature, now or hereafter used in connection with or placed or located in or on any part of the Real Property (including, without limitation, any building or structure that is now or that may hereafter be erected on the Real Property, and including any of the foregoing owned by Trustor and placed or located in or on the Skyways), including, but not limited to, machinery, materials, goods and equipment now or hereafter used in the construction or operation of the hotel, casino, restaurant, entertainment and shopping complex constructed and to be constructed on the Real Property or portions thereof (the "Project") (including, without limitation, air conditioning, heating, electrical, lighting, fire fighting and fire prevention, food and beverage service, laundry, plumbing, refrigeration, security, sound, signaling, telephone, television, window washing and other equipment and fixtures, of whatever kind or nature, including generators, transformers, switching gear, boilers, burners, furnaces, piping, sprinklers, sinks, tubs, valves, compressors, motors, carts, dumb waiters, elevators and other lifts, floor coverings, hardware, keys, locks, organs, pianos, planters, railings, scales, shelving, signs, tools, machinery, molds, dies, drills, presses, planers, saws, furniture, business fixtures, trade fixtures, electric, gas and other motor vehicles, uniforms, vacuum cleaners, hotel furniture, furnishings and equipment, bathroom furniture and furnishings (including towels, bathmats, hamperettes, shower curtains and other bath linens), beds and bedding (including mattresses, springs, pillows, bed pads, sheets, blankets, comforters, spreads and other bed linens and furnishings), bric-a-brac, chairs, chests, vanities, secretaries, bureaus, chiffonniers, love seats, benches, costumers, smoking stands, sand jars, desks, dressers, hangings, paintings, pictures, frames, sculptures, lamps, light bulbs, mirrors, night stands, ornaments, radios, stereo equipment, sofas, statuary, tables, telephones, televisions, vases, window coverings, foodstuffs, beverages (including beer, wine, liquor and other alcoholic beverages), and other consumables (including soap, shampoo, cleaning supplies and paper goods), cutlery, cooking, baking and other kitchen utensils and apparatus (including crockery, fryers, grills, kettles, mixers, pots, pans, pails, racks, steamers and toasters), china and other dishes, flatware, glassware, hollowware, serving pieces, trays, table linens, washers, dryers, irons, ironing boards and other ironing equipment, cables, outlets, plugs, wiring and related apparatus and fixtures, card readers, cash registers, adding machines, calculators, computers, keyboards, monitors, printers, printing equipment, envelopes, stationary, posting machines, blank forms, typewriters, typewriter stands, other office and accounting equipment and supplies, time stamps, time recorders, bookkeeping machines, checking machines, payroll machines, computer reservations systems, equipment used in the operation of casinos on the Real Property (including but not limited to, gaming devices and associated equipment (as defined in Nevada Revised Statutes Chapter 463), including but not limited to, slot machines, cards, poker chips and gaming tables) and all other goods, equipment, furnishings, apparatus and fixtures that are now or may hereafter be located at or used at or in connection with the Real Property, and all other tangible personal property used or to be used at or in connection with, or placed or to be placed in, rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults or other portions of the Project or of any other building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or to be used or useful in the operation and maintenance thereof, or in any bar, casino, hotel, restaurant, store, health spa, salon or other business conducted thereon, together with all replacements and substitutions for any and all personal property in which Trustor has an interest, including without limitation such goods and equipment as shall from time to time be located, placed, installed or used in or upon, or procured for use, or to be used or useful in connection with the operation of the whole, or any part of, the Project and all parts thereof and all accessions thereto;

           (b) All present and future goods, including, without limitation, all consumer goods, inventory, equipment (excluding, however, any Equipment pledged to secure "Other Permitted Indebtedness" (as such initially capitalized term is defined in the Credit Agreement) incurred to finance the purchase of such Equipment, pursuant to a pledge in form, scope and substance satisfactory to Beneficiary), and other supplies, of whatever kind or nature, and any and all other goods, wherever located, used or to be used in connection with or in the conduct of Trustor's business;

           (c) All present and future inventory and merchandise in all of its forms (including, but not limited to, (i) all goods held by Trustor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in Trustor's business,
  (iii) all goods in which Trustor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods that are returned to or repossessed by Trustor, and (v) all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accessions thereto and products thereof and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any person covering any of the foregoing;

           (d) All present and future accounts, accounts receivable, rentals, revenues, receipts, payments, and income of any other nature whatsoever derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos and any other facilities on the Real Property and any facilities in the Skyways leased by Trustor, agreements, contracts, leases, contract rights, rights to payment (including, without limitation, rights to payment under the Make-Well Agreement, as that term is defined in the Credit Agreement), instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, condemnation deposits and awards, notes and drafts, securities, certificates of deposit and the right to receive all payments thereon or in respect thereof (whether principal, interest, fees or otherwise), contract rights (other than rights under contracts or governmental permits that may not be transferred by law), including, without limitation, rights to all deposits from tenants and other users of the Project or facilities in the Skyways leased by Trustor, rights under all contracts relating to the construction, renovation or restoration of any of the improvements now or hereafter located on the Real Property or the financing thereof and all rights under payment or performance bonds, warranties, and guaranties, and all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities that sponsor and administer, respectively, the American Express Card, the Carte Blanche Card, the Diners Club Card, the Discover Card, the MasterCard and the Visa Card, books of account, and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, on or in connection with the Project and all forms of obligations owing to and rights of Trustor or in which Trustor may have any interest, however created or arising;

           (e) All present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities on the premises), all tax refunds of every kind and nature to which Trustor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, choses in action, rights to payment or performance, gambling debts or gaming debts owed to Trustor by Trustor's patrons (whether or not evidenced by a note), judgments taken on any rights or claims included in the Property (as hereinafter defined), trade secrets, computer programs, software, customer lists, business names, trademarks, trade names and service marks (including, but not limited to:
  "Silver Legacy Hotel Casino" and any derivation thereof, including any and all state and federal applications and registrations thereof), patents, patent applications, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

           (f) All present and future deposit accounts of Trustor, including, without limitation, the Circus and Eldorado Joint Venture Account maintained at the office of Beneficiary, any demand, time, savings, passbook or like account maintained by Trustor with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Trustor, whether or not deposited in any such deposit account;

           (g) All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to Trustor or its business or the Project, all receptacles and containers for such records, and all files and correspondence;

           (h)  All present and future stocks, bonds,
  debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

           (i) All present and future right, title and interest of Trustor in and to all Leases, whether or not specifically herein described, that now or may hereafter pertain to or affect the Real Property or any portion thereof, or the Skyways, and all amendments to the same, including, but not limited to, the following: (i) all payments due and to become due under such Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (ii) all claims, rights, powers, privileges and remedies under such Leases; and
  (iii) all rights of the Trustor under such Leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of the Trustor, or otherwise, to demand and receive, enforce, collect, and receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Beneficiary may deem necessary or advisable in connection therewith;

           (j)  All present and future maps, plans,
  specifications, surveys, studies, reports, data and drawings (including, without limitation, architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings) prepared for or relating to the development of the Project and the Skyways or the construction, renovation or restoration of any improvements on the Real Property or the extraction of minerals, sand, gravel or other valuable substances from the Real Property, together with all amendments and modifications thereto;

           (k) All present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those (including non-transferable gaming permits) that may not be transferred by law, now or hereafter obtained by Trustor from any governmental authority having or claiming jurisdiction over the Project, the Real Property or any other element of the Property or the Skyways or providing access thereto, or the operation of any business on, at, or from the Project or the Skyways;

           (l)  All present and future accessions,
  appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

           (m) All other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock relating to the Real Property;

           (n) All other tangible and intangible personal property of Trustor;

           (o) All rights, remedies, powers and privileges of Trustor with respect to any of the foregoing; and

           (p) Any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, general intangibles, deposit accounts, documents, instruments, chattel paper, goods, insurance proceeds (whether or not the Beneficiary is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term "proceeds" includes whatever is receivable or received when any of the Property is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary). Notwithstanding anything to the contrary contained herein, Beneficiary acknowledges that it has no security interest in (x) any cash of Trustor described in clauses (e), (f) and (h) above, to the extent such a security interest is prohibited by any Gaming Laws (as defined in the Credit Agreement), or (y) any deposit account described in clause (f) above, to the extent such a security interest is not permitted by applicable law.

           (The Real Property, the Personal Property and all of the other collateral described above may hereinafter be collectively referred to as the "Property". The parties intend for this Deed of Trust to create a lien on and security interest in the Property, and, as provided in Section 12 hereof, an absolute assignment of the Rents and the Leases, all in favor of Beneficiary. To the extent any of the Property, Rents or Leases are not encumbered by a perfected lien or security interest created above, and are not absolutely assigned by the assignment set forth in Section 12, below, it is the intention of the parties that such Property, Rents and/or Leases shall constitute "proceeds, product, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Land and Improvements, and/or "fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in . . . lodging properties," as applicable (as such terms are defined in and for the purpose of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).)

           FOR THE PURPOSE OF SECURING:

           First: Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. sec.362(a)), of all obligations and liabilities of every nature of Trustor now or hereafter existing under or arising out of or in connection with that certain Amended and Restated Credit Agreement executed concurrently herewith by Trustor, as Borrower, Beneficiary, as arranger and Administrative Agent, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as Managing Agents, and CIBC Inc. and Credit Lyonnais, Los Angeles Branch, as Co-Agents, and the Lenders listed therein as lenders (the "Lenders"), together with any and all renewals, extensions, amendments, modifications, rearrangements, replacements, restatements, substitutions and addendums thereof or thereto (herein referred to as the "Credit Agreement"), or the promissory notes issued to the Lenders to evidence such obligations and liabilities, together with any and all renewals, extensions, amendments, modifications, rearrangements, replacements, restatements, substitutions and addendums thereof or thereto (herein referred to as the "Notes"), whether for principal in the amount of Two Hundred Twenty Million Dollars ($220,000,000) or such principal amount as may be advanced and remain unpaid or for interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Trustor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit (as defined in the Credit Agreement), fees, expenses, and amounts owing under indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Beneficiary or any such Lender as a preference, fraudulent transfer or otherwise.

           Second: Payment and performance of every obligation, covenant, promise and agreement of Trustor herein contained (excepting, however, the obligations of Trustor under Section 5(c) hereof are not secured hereby), or incorporated herein by reference, including any sums paid or advanced by Beneficiary or Trustee pursuant to the terms hereof.

           Third: Payment of the expenses and costs incurred or paid by Beneficiary in the preservation and enforcement of the rights and remedies of Beneficiary and the duties and liabilities of Trustor hereunder, including, but not by way of limitation, reasonable attorneys' fees, court costs, reasonable witness fees, reasonable expert witness fees, reasonable collection costs, Trustee's fees and costs of a Trustee's Sale Guarantee, and costs and expenses paid by Beneficiary in performing for Trustor's account any obligation of Trustor.

           Fourth: Payment of additional sums and interest thereon which may hereafter be loaned to Trustor by the Lenders when evidenced by a promissory note or notes or other agreement between Trustor and the Lenders that recites that this Deed of Trust is security therefor.

           Fifth: Performance of every obligation, warranty, representation, covenant, agreement and promise of Trustor contained in the Credit Agreement.

           The foregoing are described herein as the "Secured Obligations". All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Notes or the Credit Agreement which permit borrowing, repayment and reborrowing, or the making of future advances, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

           It is the intention of Trustor and Beneficiary that this Deed of Trust is an "instrument" (as defined in NRS
  106.330 as amended and recodified from time to time) which secures "future advances" (as defined in NRS 106.320 as amended and recodified from time to time) and which is governed by NRS
  106.300 through 106.400 as amended and recodified from time to time. It is the intention of the parties that the Secured Obligations include the obligation of Trustor to repay "future advances" of "principal" (as defined in NRS 106.345 as amended and recodified from time to time) in an amount up to the aggregate amount of the Commitments (which is initially up to $220,000,000.00), and that the lien of this Deed of Trust secures the obligation of Trustor to repay all such "future advances" with the priority set forth in NRS 106.370(1) as amended and recodified from time to time. Trustor acknowledges and agrees that the obligation of Lenders to make the Loans pursuant to the Credit Agreement, and the obligation of Issuing Bank (as defined in the Credit Agreement) to issue Letters of Credit pursuant to the Credit Agreement and to honor draws thereunder are obligatory in nature and not governed by the provisions of NRS 106.300, et. seq. Notwithstanding the foregoing, however, in the event that the making of the Loans, the issuance of the Letters of Credit, or the honoring of the draws under the Letters of Credit, are deemed to be optional, then the maximum "principal" amount of such Advances to be secured hereunder is initially $220,000,000.00.

           THIS DEED OF TRUST FURTHER WITNESSETH THAT, IN
  CONNECTION WITH AND IN FURTHERANCE OF THE FOREGOING GRANTS, AND
  THE ENCUMBRANCES, LIENS AND SECURITY INTERESTS CREATED THEREBY,
  TRUSTOR COVENANTS AND AGREES AS FOLLOWS:

           1.   Certain Representations and Warranties of
  Trustor. Trustor represents, warrants and covenants that, except as set forth in the Credit Agreement or as previously disclosed to Beneficiary in a writing making reference to this
  Section 1:

                (a) Trustor lawfully possesses and holds fee simple title to all of the Land and Improvements;

                (b) Trustor has or will have good title to all Property other than the Land and Improvements;

                (c)  Trustor has the full and unlimited
        partnership power, right and authority to encumber the Property and assign the Rents;

                (d) This Deed of Trust creates a first priority deed of trust lien on the Property, subject only to the Permitted Encumbrances (as defined in the Credit
        Agreement);

                (e)  The Property includes all property and
        rights which may be reasonably necessary to promote the present and any reasonable future beneficial use and enjoyment of the Land, the Improvements and the Project;

                (f)  Trustor owns (or, with respect to any
        Personal Property acquired by Trustor after the date hereof, will own) the Personal Property free and clear of any security agreements, reservations of title or conditional sales contracts and there is no financing statement affecting the Personal Property on file in any public office other than one filed to perfect the security interests herein granted; and

                (g) Trustor's place of business, or its chief executive office if it has more than one place of business, is located at the address of Trustor specified in the Credit Agreement.

           2. Payment of Obligations. Trustor shall pay when due the principal of and interest on the indebtedness evidenced by the Notes; all charges, fees and other sums as provided in the Loan Documents (as defined in the Credit Agreement); the principal of and interest on any future advances secured by this Deed of Trust; and the principal of and interest on any other indebtedness secured by this Deed of Trust.

           3. Compliance with Laws. Trustor shall not commit, suffer or permit any act to be done, or condition to exist, on, or with respect to, the Property which violates or is prohibited by any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization or direction of any government or subdivision thereof, whether it be federal, state, county or municipal (collectively, "Legal Requirements"), which is applicable to the Property, or any part thereof, now or at any time hereafter, if such violation or prohibited act or condition could reasonably be expected to have or cause a Material Adverse Effect (as defined in the Credit Agreement).

           4. Maintenance of Property. Trustor agrees: (a) properly to care for and keep said Property in good condition and repair, ordinary wear and tear excepted; (b) not to remove, demolish or substantially alter any building on the Real Property, or permit the removal, demolition or substantial alteration of the Skyways (except as may otherwise be permitted in the Bridge Easements referred to in Part II of Exhibit A), except upon the prior written consent of Beneficiary, provided that neither this clause (b) nor any other provision of this Deed of Trust shall alter, modify, supersede or limit the provisions of the Credit Agreement, or any party's rights and obligations thereunder, relating to the construction of the Project; (c) to complete promptly and in a good and workmanlike manner any building or other improvement which may be constructed thereon, to restore promptly in like manner any portion of the Improvements (and to cause the prompt restoration of the Skyways) which may be damaged or destroyed from any cause whatsoever (provided that if, pursuant to Section 7(c) below, Beneficiary is to apply insurance proceeds to the restoration of the Property but fails to do so, such failure shall excuse Trustor's obligation under this clause (c) but only to the extent of the insurance proceeds withheld by Beneficiary) and to pay when due all claims for labor performed and materials furnished therefor (subject to Trustor's right to contest the validity or amount of such lien in accordance with
  Section 9 below); (d) to comply (or, with respect to the Skyways, cause the compliance) with all Legal Requirements and covenants, conditions and restrictions (including any which require alteration or improvement thereof) now or hereafter affecting the Property or any part thereof or the Skyways if such noncompliance could reasonably be expected to have or cause a Material Adverse Effect, and with all requirements of insurance companies insuring the Property or any portion thereof or the Skyways and of any bureau or agency which establishes standards of insurability; (e) not to commit or permit any waste or deterioration of the Property or the Skyways; (f) to keep and maintain abutting grounds, sidewalks, roads, parking and landscaped areas in good and neat order and repair; (g) not to apply for, willingly suffer or permit any change in zoning, subdivision, or land use regulations affecting the Property or the Skyways without the prior written consent of Beneficiary, other than any such change that is beneficial to the Property (with the beneficial nature of any such change to be determined in Beneficiary's reasonable judgment); (h) not to drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Property or any part thereof without the prior written consent of Beneficiary; and (i) to do (or, with respect to the Skyways, to cause to be done) all other acts, in a timely and proper manner, which, from the character or use of the Property or the Skyways, may be reasonably necessary to maintain and preserve its value, the specific enumerations herein not excluding the general. With respect to any matter in this Section 4 requiring Beneficiary's prior consent, Trustor shall submit to Beneficiary a written request for such consent (together with such information and documentation as appropriate to enable Beneficiary to make an informed decision regarding such request), and Beneficiary will have thirty (30) days after receipt thereof in which to review and respond to such request. If Beneficiary fails to respond to Trustor's request within said thirty (30) day period, Trustor may resubmit its request in writing, stating that Beneficiary failed to respond to the initial request within said thirty
  (30) day period and, if Beneficiary thereafter fails to respond to such request within five (5) days, Beneficiary shall be deemed to have consented thereto.

           5.   Environmental Obligations.

           (a) Trustor shall exercise due diligence in order to comply with any and all Environmental Laws (as hereinafter defined) regarding the presence or removal of Hazardous Material on or in the Property, shall pay immediately, when due, the costs of removal from the Property and disposal of any Hazardous Material which is required to be removed pursuant to any Environmental Laws and shall keep the Property free of any lien which may arise pursuant to any such Environmental Laws. Trustor shall not, and shall use its best efforts to not permit any person or entity to, release, discharge, or dispose of any Hazardous Material on the Real Property except in compliance with all Environmental Laws and, if the same shall exist, Trustor shall immediately remove or cause to be removed from the Real Property such Hazardous Material to the extent required to be removed pursuant to any Environmental Laws.

           (b) As used herein, the term "Hazardous Material" shall means: (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous materials", hazardous wastes",
  "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Law or publication promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance;
  (iii) any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substance or explosive; (v) any radioactive material;
  (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing poly-chlorinated biphenyls; (ix) any pesticide; (x) all hazardous substances defined in NRS
  40.504 ("NRS" means Nevada Revised Statutes), and (xi) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any Federal, state, local or other governmental authority or which may or could pose a hazard to human health or safety or the environment if released into the workplace or the environment; the term "Environmental
  Law" means any statute, ordinance, order, rule, regulation, plan, policy, decree, permit, guidance document, or other requirement of any Federal, state, local or other governmental authority relating to: (aa) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened
  Release of Hazardous Material, (bb) the presence, generation, use, storage, transportation or disposal of Hazardous Material, or (cc) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to any of the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42
  U.S.C. sec. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide
  Act (7 U.S.C. sec. 136 et seq.), the Occupational Safety and
  Health Act (29 U.S.C. sec.651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. sec. 11001 et seq.), each as amended and supplemented, and any analogous future or present local, state and federal statutes, ordinances and other laws, and rules and regulations promulgated pursuant thereto, each as in effect as of the date of determination; and the term "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, dispersal, dumping, leaching or migration of Hazardous Material into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), or into or out of any of the Property, including the movement of any Hazardous Material through the air, soil, surface, water, groundwater or property.

           (c) Trustor hereby agrees to indemnify, hold harmless and defend (by counsel of Beneficiary's choice) Beneficiary, its directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, demands, liabilities, fines, penalties, assessments, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' and consultants' fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under the Property (including, but not limited to, the surrounding streets and sidewalks) of any Hazardous Material (including, without limitation, the existence in the aquifer underlying the Property and other portions of Reno, Nevada, or in soils affecting that aquifer, of PCE (tetrachloroethylene) and hydrocarbons, or either of them on or prior to the "Transfer Date" (as such term is defined in the "Environmental Indemnity" described in Section 45 below), or any Release of any Hazardous Material on, under or from the Property on or prior to the Transfer Date, or (b) any activity carried on or undertaken on or off the Property on or prior to the Transfer Date, whether by Trustor or any employees, agents, contractors or subcontractors of Trustor or any third persons occupying or present on the Property, in connection with the use, holding, handling, treatment, removal, storage, decontamination, cleanup, transport, Release, generation, processing or abatement of any Hazardous Material located or present in, on or under the Property (including, but not limited to, the surrounding streets and sidewalks). The foregoing indemnity shall further apply to any residual contamination in, on or under the Property (including, but not limited to, the surrounding streets and sidewalks), or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, holding, handling, treatment, removal, decontamination, cleanup, storage, transport, Release, processing or abatement of any such Hazardous Material on or prior to the Transfer Date, and irrespective of whether any of such activities are undertaken in accordance with applicable Environmental Laws, but shall not include, with respect to any particular indemnitee and loss, that portion, if any, of that loss which was caused by the gross negligence or wilful misconduct of that indemnitee. Trustor hereby acknowledges and agrees that, notwithstanding any other provision of this Deed of Trust to the contrary, the obligations of Trustor under this
  Section 5(c) shall be unlimited personal obligations of Trustor, shall not be secured by this Deed of Trust and shall survive any foreclosure under this Deed of Trust, any transfer in lieu thereof, and any satisfaction of the Secured Obligations.

           6.   Insurance.

           (a)  Types and Amounts Required.  During the
  continuance of this Trust, Trustor shall at all times provide, maintain and keep in force, at no expense to Trustee or Beneficiary, for the benefit of Trustor and Beneficiary, as their respective interests may appear, the following policies of insurance:

             (i) During the course of any construction or repair of Improvements on the Property, (x) builder's completed value risk insurance against "all risks of physical loss" (including fire and extended coverage, and endorsements extending coverage for vandalism and malicious mischief, collapse and property in transit, offsite storage, delay of opening (business interruption), demolition and debris removal, flood, and, if reasonably available, earthquake), in non-reporting form, covering 100% of the anticipated construction cost, including "soft costs," with not more than $250,000 deductible from the loss payable for any casualty and no more than fourteen (14) days for delay of opening; said policy to contain a "permission to occupy upon completion of work or occupancy" endorsement and waiver of subrogation endorsement acceptable to Beneficiary, and replacement cost coverage in an agreed amount, and (y) an "owner/contractor protective liability" policy, providing separate liability coverage for Trustor and Beneficiary, with a limit of not less than $10,000,000;

            (ii) Insurance against loss or damage to the Improvements and Personal Property by fire and any of the other risks covered by insurance of the type now known as "all risks of physical loss" (including flood, and, if reasonably available, earthquake coverage) in an amount not less than 100% of the then replacement cost of the Improvements and Personal Property (exclusive of the cost of excavations, pilings, foundations, footings and other underground improvements lying below the lowest basement level) without deduction for physical depreciation; with an Agreed Amount endorsement (waiving co-insurance), a Replacement Cost Valuation endorsement, a waiver of subrogation endorsement, coverage for the cost of removing damaged property, and, if Beneficiary shall so require, coverage for demolition and increased cost of construction occasioned by operation of any law or ordinance regulating the construction, use or repair of the Improvements; and with not more than $250,000 deductible per occurrence and $1,000,000 for the perils of flood and earthquake, if a sub-deductible applies (and Trustor shall cause similar casualty insurance to be carried by the owners of the Skyways in accordance with the provisions of the Bridge Easements referred to in Part II of Exhibit A);

           (iii) Mechanical breakdown insurance (also known as "boiler and machinery" insurance) covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, if the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, written on a comprehensive form with a combined direct and indirect limit of $50,000,000; the policy shall include an Agreed Amount endorsement (waiving co-insurance), a Replacement Cost Valuation endorsement, and coverage for increased cost of construction occasioned by operation of any law or ordinance regulating the construction, use or repair of the Improvements; the policy may contain deductibles of no greater than $250,000 for direct damage and forty-eight (48) hours for indirect loss;

            (iv)  Comprehensive general liability insurance
      (1973 Form), written on an "occurrence basis," against claims for death, bodily injury, personal injury and property damage occurring in, on or about the Real Property or the adjoining streets, sidewalks and passageways (including, without limitation, the Skyways), or arising from or connected with the use, conduct or operation of Trustor's business or interest (including, without limitation, products liability coverage; blanket contractual liability coverage, including both oral and written contracts; broad form property damage coverage; coverage against liability for injury or property damage arising out of the use, by or on behalf of the Trustor or any other person or organization, of any owned, non-owned, leased or hired automotive equipment in the conduct of any and all operations of Trustor; coverage for "liquor legal liability," "innkeepers legal liability," "safe deposit legal liability," and "employee benefits legal liability;" coverage for all professional liability exposures associated with the operation of the health spa; coverage for those hazards commonly known in the insurance industry as explosion, collapse and underground property damage; and owners' and contractors' protective coverage), such insurance to afford combined single limit protection of not less than $1,000,000 per occurrence; if such policy contains a self-insured retention, (A) such self-insured retention shall be no greater than $100,000 per occurrence, with an aggregate of $1,500,000 for all losses (including expenses) within the self-insured retention, and (B) Trustor shall be solely responsible for the payment of all amounts due within said self-insured retention, and the indemnification provisions contained in this Deed of Trust shall include all liability associated with said self-insured retention;

             (v) Comprehensive business automobile liability insurance, written under Coverage Symbol "1," covering all owned, non-owned and hired or borrowed vehicles of Trustor used in connection with any of the construction, maintenance and operation of the Improvements, naming Trustor as the named insured and covering Beneficiary as additional insured, insuring against liability for bodily injury and death and/or for property damage in an amount not less than $1,000,000 combined single limit per accident; (if the policy contains a self-insured retention, (A) such self-insured retention shall be no greater than $100,000 per occurrence, with an aggregate limit of $1,500,000 for all losses (including expenses) within the self-insured retention, and (B) Trustor shall be solely responsible for the payment of all amounts due within said self-insured retention, and the indemnification provisions contained in this Deed of Trust shall include all liability associated with said self-insured retention); in addition to said automobile liability insurance, Trustor must provide, maintain and keep in effect (x) garage liability insurance, providing $1,000,000 combined single limit for bodily injury and property damage for the parking garage operation, and
      (y) garagekeepers legal liability insurance, providing $1,000,000 limit for comprehensive and collision coverages for physical damage to vehicles in Trustor's care, custody and control, with a deductible no greater than $2,500 for each automobile and $25,000 for each loss;

            (vi)  A standard Worker's Compensation policy
      covering the State of Nevada and Employer's Liability coverage subject to a limit of no less than $500,000 for each employee, $500,000 for each accident, and a $500,000 policy limit, which policy shall include endorsements for Voluntary Compensation and Employer's Liability Coverage and Stop Gap Liability; if Trustor elects to self-insure Worker's Compensation coverage in the State of Nevada, Beneficiary must be furnished with a copy of the certificate from the state permitting self insurance and evidence of a stop loss Excess Worker's Compensation policy with a specific retention of no greater than $300,000.

           (vii) An Umbrella Liability policy with a limit of no less than $75,000,000 providing excess coverage over all limits and coverages set forth in paragraphs (iv), (v) and
      (vi) above, which limits can be obtained by a combination of Primary and Excess Umbrella policies, provided that all layers follow form with the underlying policies set forth in paragraphs (iv), (v) and (vi) and are written on an "occurrence form;"

          (viii) Business interruption insurance/extra expense and loss of "rental value" insurance, including coverage for off-premises power losses and an extended period of indemnity endorsement for at least 180 days, in an amount representing not less than 100% percent of the annual net profit plus continuing expenses (including debt service) for the Project, as such net profit and continuing expenses are reasonably projected by Trustor and consented to by Beneficiary (or, in the absence of such a projection, as reasonably projected by Beneficiary), with a deductible of no greater than seventy-two (72) hours, or $250,000 if a separate deductible applies ($1,000,000 for the perils of flood and earthquake);

            (ix)  If the Property is located in an area
      identified by the Secretary of Housing and Urban Development as a flood hazard area and in which flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance covering the Improvements, in an amount, available under the Act, satisfactory to Beneficiary;

             (x) A comprehensive crime policy, including the following coverages: (A) Employee Dishonesty: $5,000,000;
      (B) Money & Securities (inside): $2,000,000; (C) Money & Securities (outside): $2,000,000; (D) Depositors Forgery:
      $2,500,000; and (E) Computer Fraud: $2,500,000; such policy shall be amended so that the term "money" is defined therein to include "chips," the policy may contain deductibles of no more than $500,000 for Employee Dishonesty and $250,000 for all other agreements listed above; and

            (xi) Such other insurance and in such amounts, and such additional amounts of the foregoing insurance, as may reasonably be required by Beneficiary, from time to time, due consideration being given to standard practices in the industry and to the risks involved in Trustor's business, operations or interest.

         (b) Uniform Policy Requirements. All policies of insurance required by the terms of this Deed of Trust:

             (i)  shall be issued by insurance companies
      licensed and admitted to do business in the State of Nevada, and rated no lower than A:XII in the most recent edition of A.M. Best's and AA in the most recent edition of Standard & Poor's, and in such form and amounts as are reasonably satisfactory to Beneficiary from time to time;

            (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act, failure to act, negligence or breach of representation or warranty of Trustor, or of any party holding under Trustor, which might otherwise result in forfeiture of said insurance;

           (iii) shall contain a waiver by the insurer of all rights of setoff, counterclaim and deduction against Trustor;

            (iv) shall contain a waiver of subrogation by the insurer in favor of Beneficiary and a clause providing that the policy is primary and that any other insurance of Beneficiary with respect to the matters covered by such policy shall be excess and non-contributing;

             (v) shall, in the case of policies affording liability insurance coverage, name Beneficiary (and Beneficiary's officers, directors, employees, agents and representatives) as additional insured by an endorsement satisfactory to Beneficiary and contain cross-liability and severability of interest clauses satisfactory to Beneficiary, and, in the case of other policies, shall name Beneficiary as a loss payee and have attached thereto a lender's loss payable endorsement, for the benefit of Beneficiary, in form satisfactory to Beneficiary (Form
      438 BFU, unless otherwise specified by Beneficiary); and

            (vi)  shall contain a provision that,
      notwithstanding any contrary agreement between Trustor and insurance company, such policies will not be canceled, fail to be renewed or materially amended (which term shall include any reduction in the type, scope or limits of coverage) without at least thirty (30) days prior written notice to Beneficiary.

         (c) Blanket and Umbrella Policies. If Beneficiary consents, Trustor may provide any of the required insurance through an umbrella policy or policies or through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party holding under Trustor; provided, however, that the amount of the total insurance allocated to the Real Property and available with respect to occurrences required to be insured against shall be such as to furnish protection the equivalent of separate policies in the amounts herein required, and provided further, that, in all other respects, any such policy or policies shall comply with all of the other provisions of this Deed of Trust.

         (d) Evidence of Insurance. At Beneficiary's option, Trustor shall furnish Beneficiary with an original of all policies of insurance required under this Section or with a certificate of insurance for each required policy setting forth the coverage, the limits of liability, the deductibles, if any, the name of the carrier, the policy number, and the period of coverage, which certificates shall be executed by authorized officials of the companies issuing such insurance, or by agents or attorneys-in-fact authorized to issue said certificates (in which event each such certificate shall be accompanied by a notarized affidavit, agency agreement or power of attorney evidencing the authority of the signatory to issue such certificate on behalf of the insurer named therein). Trustor shall furnish to Beneficiary annually, within ten days after the date hereof, or more often if Beneficiary shall reasonably request, a certificate of Trustor specifying all insurance policies with respect to the Property and all other policies required hereby then outstanding and in force, and stating whether or not such insurance complies with the requirements of this Section and, if it does not, the manner in which it does not comply. At least ten (10) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy continuing insurance in force as required by this Deed of Trust.

         (e) Procurement by Beneficiary. If Trustor fails to provide, maintain, keep in force or deliver to Beneficiary the policies of insurance required by this Deed of Trust, Beneficiary may (but shall have no obligation to) procure such insurance, or single interest insurance for such risks covering Beneficiary's interests, and Trustor will pay all premiums therefor promptly upon demand by Beneficiary; and until such payment is made by Trustor, the amount of all such premiums, together with interest thereon at an annual rate equal to the rate specified in Section 2.2 E. (Post-Maturity Interest) of the Credit Agreement (or if such provision is hereafter replaced or renumbered, the equivalent section) (the "Agreed Rate"), shall be secured by this Deed of Trust.

         (f) Reserve Fund. Upon request by Beneficiary following an Event of Default (as defined in Section 23 hereof) relating to the payment of money, or following and during the continuance of any other Event of Default, Trustor shall pay to Beneficiary an initial cash reserve in an amount adequate to pay all insurance premiums due within the next succeeding twelve calendar months on all policies of insurance required by this Deed of Trust (or such lesser amount as may then be specified by Beneficiary), and shall thereafter deposit with Beneficiary each month, commencing with the first month after such request by Beneficiary and continuing until all sums secured hereby are paid in full or Beneficiary notifies Trustor to cease making such deposits, an amount equal to one-twelfth of the aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust, as reasonably estimated by Beneficiary. In such event Trustor further agrees to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements or other documents evidencing that a premium for a required policy is then payable, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary. If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary may notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section, nor shall anything contained herein modify the obligation of Trustor to maintain and keep in force at all times such insurance as is required by this Deed of Trust. Beneficiary may commingle said reserve with its own funds and Trustor shall be entitled to no interest thereon.

         (g) Replacement Cost. Whenever Beneficiary requires insurance with full replacement cost protection, such full replacement cost shall be determined annually (except in the event of substantial changes, alterations or additions to the Improvements or in the event of new construction undertaken by the Trustor, in which event such full replacement cost shall be determined from time to time as required to assure full replacement cost coverage). Such determination of full replacement cost shall be made by written agreement of the insurance carrier and Trustor, subject to the reasonable approval of Beneficiary. If they cannot agree or the value shall not be approved by Beneficiary within thirty (30) days after such request, such full replacement cost shall be determined by an appraiser, architect or contractor who shall be reasonably acceptable to Beneficiary. No omission on the part of Beneficiary to request any such determination shall relieve Trustor of its obligations hereunder, and any such determination to the contrary notwithstanding, Beneficiary may require Trustor to obtain additional insurance as provided in this Section.

         (h) Separate Insurance. Trustor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required by this Section to be furnished by Trustor unless Beneficiary is a named insured therein, with loss payable as provided herein. Trustor shall immediately notify Beneficiary of the taking out of any such separate insurance and shall cause the original policies in respect thereof or certificates therefor to be delivered to Beneficiary.

         (i) Compliance with Insurance Requirements. Trustor shall observe and comply with the requirements of all policies of insurance required to be maintained in accordance with this Deed of Trust and shall cause the requirements of the companies writing such policies to be so performed and satisfied that at all times companies of good standing satisfactory to Beneficiary shall be willing to write and to continue such insurance. Notwithstanding any approval, disapproval, acceptance or acquiescence by Beneficiary with respect to such insurance, or Beneficiary's obtaining or failure to obtain any insurance, Beneficiary shall incur no liability as to the form or legal sufficiency of insurance contracts, the solvency of any insurer or the payment of any loss, and Trustor hereby expressly assumes full responsibility therefor.

         (j) Assignment of Policies upon Foreclosure. In the event of foreclosure of this Deed of Trust or other transfer of title or assignment of any of the Property in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Trustor in and to all policies of insurance required by this Section with respect to such Property and any unearned premiums paid thereon shall, without further act, be assigned to and shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Property, and Trustor hereby appoints Beneficiary its lawful attorney-in-fact to execute an assignment thereof and any other document necessary to effect such transfer.

         (k) Waiver of Subrogation. Trustor waives any and all right to claim or recover against Beneficiary, its directors, officers, employees, agents and representatives, for loss of or damage to Trustor, the Property, any other property of Trustor, or any property of others under Trustor's control, from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

         (l) Requirements Supplemental. The requirements of this Deed of Trust with respect to insurance and maintenance of the Property shall be supplemental to and not exclusive of the requirements of the Credit Agreement and the Security Agreement relating thereto.

         7.   Casualties; Insurance Proceeds.

         (a) Notice of Casualties. Trustor shall give prompt written notice thereof to Beneficiary after the happening of any material casualty to or in connection with the Property or any part thereof, whether or not such casualty is covered by insurance.

         (b) Payment of Proceeds. Prior to any Event of Default, proceeds of insurance in an amount not greater than $1,000,000 payable in connection with any casualty affecting all or any portion of the Property shall be payable to Trustor. Proceeds in any greater amount and, after an Event of Default, all proceeds, payable in connection with any casualty affecting all or any portion of the Property shall be payable to Beneficiary. Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. If Trustor receives any proceeds of insurance resulting from a casualty which, pursuant to this Deed of Trust, are to be paid to Beneficiary, Trustor shall promptly pay over such proceeds to Beneficiary. Trustor shall not settle, adjust or compromise any claims for loss, damage or destruction of the Property or any part thereof under any policy or policies of insurance in connection with a loss in an amount of $1,000,000 or more without the prior written consent of Beneficiary to such settlement, adjustment or compromise; and, after an Event of Default hereunder, Beneficiary shall have the sole and exclusive right, and Trustor hereby authorizes and empowers Beneficiary, to settle, adjust or compromise any such claims.

         (c) Use in Restoration. In the event of any damage to or destruction of the Property, and provided that (i) at the time of such damage or destruction or thereafter, an Event of Default does not exist hereunder, and (ii) application of insurance proceeds to restoration of the Property will not, in Beneficiary's sole judgment, materially impair Beneficiary's security for the obligations secured hereby, insurance proceeds payable in connection with such damage or destruction shall be applied, first, toward reimbursement of all of Beneficiary's reasonable costs and expenses of recovering the proceeds, including reasonable attorneys' fees; then, to payment of all sums advanced by Beneficiary to protect the Property or the security of the Secured Obligations; then, to payment of installments of principal and interest then due and payable under the Notes; then, to restoration of the Property, upon conditions which are substantially similar to the disbursement provisions and conditions set forth in the Credit Agreement, and all other conditions and provisions established by Beneficiary which are similar to conditions and provisions then used by Beneficiary for disbursements of a construction loan (including, without limitation: delivery to Beneficiary by Trustor of detailed plans and specifications providing for restoration in accordance with all applicable Legal Requirements of all governmental authorities having jurisdiction over the Project, together with a detailed estimate of the cost of the work and schedule therefor and a construction contract satisfactory to Beneficiary, with a contractor satisfactory to Beneficiary, for performance of the work within the budgeted amount, and within the scheduled time for completion; proof that the insurance required hereby is in force; proof that an amount equal to the sum which Beneficiary is requested to disburse has theretofore been paid by Trustor, or is then due and payable, for materials theretofore installed or work theretofore performed upon the Property and properly includable in the cost of repair, reconstruction or restoration thereof; proof that, after repair or reconstruction, the Property will be at least as valuable as it was immediately before the damage or condemnation occurred; and proof that the insurance proceeds available for repair or restoration are sufficient, in Beneficiary's determination, to pay for the total cost of repair or reconstruction, including all associated development costs and interest projected to be payable on the Secured Obligations until the repair or reconstruction is complete, or Trustor must provide its own funds in an amount equal to the difference between the proceeds available for repair or restoration and a reasonable estimate, made by Trustor and found acceptable by Beneficiary, of the total cost of repair or reconstruction); and, upon completion of the work of restoration and payment of the cost thereof, any balance of such proceeds shall be applied to the indebtedness secured hereby, in such order as Beneficiary, in its sole discretion, shall determine; and, if any then remains, it shall be paid over to Trustor.

         (d) Application by Beneficiary. If (i) at the time of such damage or destruction or thereafter, an Event of Default exists hereunder, or (ii) application of insurance proceeds to restoration will, in Beneficiary's sole judgment, materially impair Beneficiary's security for the obligations secured hereby, Beneficiary shall have the option, in its sole and absolute discretion, (1) to apply all or any portion of such proceeds to any indebtedness or other obligation secured hereby and in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not be due according to the terms thereof, or (2) to apply all or any portion of such proceeds to the restoration of the Property, subject to such conditions as Beneficiary shall determine, or (3) to deliver all or any portion such proceeds to Trustor, subject to such conditions as Beneficiary may determine.

         (e) Duty to Restore. Nothing in this Deed of Trust shall be deemed to excuse Trustor from restoring, repairing and maintaining the Property, as herein provided (other than Beneficiary's failure to apply insurance proceeds to the restoration of the Property as and to the extent required by
  Section 7(c) above, which failure shall excuse Trustor only to the extent of the insurance proceeds so withheld by Beneficiary), regardless of whether or not insurance proceeds are available for restoration, whether or not any such proceeds are sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or destruction.

         8.   Taxes and Impositions.

         (a)  Payment by Trustor.  Subject to the provisions of
  Section 8(d) below, Trustor shall pay, or cause to be paid, at least ten (10) days prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, non-governmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions or restrictions affecting the Property or the Skyways, which are assessed or imposed upon the Property or the Skyways, or become due and payable, and which create, may create or appear to create a lien upon the Property, or any part thereof, or the Skyways, or upon any personal property, equipment or other facility used in the operation or maintenance thereof (all of which taxes, assessments and charges, together with any and all other taxes, and charges of a similar kind or nature are collectively referred to hereinafter as "Impositions"); provided, however, that if, by law, any such Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

         (b) New Impositions. If at any time after the date hereof there shall be assessed or imposed (i) a tax or assessment on the Property in lieu of or in addition to the Impositions payable by Trustor pursuant to Subsection (a) of this Section, or (ii) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the Notes or other obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in Subsection (a) of this Section, and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions, if Trustor is permitted by law to pay the same. If Trustor is prohibited by law from paying such Impositions, then, at the option of Beneficiary, all obligations secured hereby, together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Trustor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Beneficiary or on the obligations secured hereby.

         (c) Proof of Payment. Subject to the provisions of Subsection (d) of this Section, Trustor shall deliver to Beneficiary, within seven (7) days after the date upon which any Imposition is due and payable by Trustor in accordance with this Deed of Trust, official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

         (d) Contest of Assessments. Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity or amount of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Trustor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless Trustor has given prior written notice to Beneficiary of Trustor's intent so to contest or object to an Imposition, and unless, at Beneficiary's sole option, (i) Trustor shall demonstrate to Beneficiary's satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary; or (iii) Trustor shall demonstrate to Beneficiary's satisfaction that Trustor has provided a good and sufficient undertaking as required or permitted by law to accomplish a stay of any such sale.

         (e) Reserve Fund. Upon request by Beneficiary following an Event of Default relating to the payment of money, or following and during the continuance of any other Event of Default, Trustor shall pay to Beneficiary an initial cash reserve in an amount adequate to pay all Impositions for the ensuing tax fiscal year (or such lesser amount as may then be specified by Beneficiary), and shall thereafter deposit with Beneficiary each month, commencing with the first month after such request by Beneficiary and continuing until all sums secured hereby are paid in full or Beneficiary gives notice to Trustor to cease making such deposits, an amount equal to one-twelfth of the sum of the annual Impositions, as reasonably estimated by Beneficiary. In such event, Trustor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements or other documents evidencing that Impositions are then payable, and providing Trustor has deposited sufficient funds with Beneficiary pursuant to this Section, Beneficiary shall pay such amounts as may be due thereunder out of the funds so deposited with Beneficiary. If at any time and for any reason the funds deposited with Beneficiary are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and upon such notice Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section, nor shall anything contained herein modify the obligation of Trustor to pay, or cause to be paid, all Impositions. Beneficiary may commingle said reserve with its own funds and Trustor shall be entitled to no interest thereon. Beneficiary may impound or reserve for future payment of Impositions such portion of such payments as Beneficiary may in its absolute discretion deem proper, applying the balance upon any indebtedness or obligation secured hereby in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof. Should Trustor fail to deposit with Beneficiary (exclusive of that portion of said payments which has been applied by Beneficiary upon any indebtedness or obligation secured hereby) sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, together with interest thereon at an annual rate equal to the Agreed Rate, shall be secured hereby and shall be repayable to Beneficiary upon demand; or, at the option of Beneficiary, Beneficiary may, without making any advance whatever, apply any sums held by it upon any indebtedness or obligation secured hereby, in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not yet be due according to the terms thereof.

         (f) Joint Assessment. Trustor shall not initiate, and, to the maximum extent permitted by law, shall not suffer or permit the joint assessment of any real and personal property which may constitute all or a portion of the Property or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied or charged to the Property as a single lien.

         (g) Tax Service. Trustor shall cause to be furnished to Beneficiary a tax reporting service, covering the Property, of the type and duration, and with a company, satisfactory to Beneficiary.

         9. Liens. Trustor shall pay and promptly discharge, at Trustor's cost and expense, all liens, encumbrances and charges upon the Property, or any part thereof or interest therein; provided that Trustor shall have the right to contest in good faith the validity or amount of any such lien, encumbrance or charge in accordance with the provisions of the Credit Agreement, and provided further that Trustor will not be required to pay or discharge Permitted Encumbrances. If Trustor shall fail to remove and discharge any such lien, encumbrance or charge when due (or, if being contested in accordance with the Credit Agreement, promptly upon final determination of such contest proceedings), then, in addition to any other right or remedy of Beneficiary, Beneficiary may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the dis-charge of such lien, encumbrance or charge by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any such lien, encumbrance or charge, together with interest thereon from the date of such expen-diture at an annual rate equal to the Agreed Rate.

         10. Easements and Leaseholds. If a leasehold estate or an easement or other incorporeal right constitutes a portion of the Real Property, Trustor agrees not to amend, change or modify (other than any such amendment, change or modification that is beneficial to the Real Property, with the beneficial nature thereof to be determined in Beneficiary's reasonable judgment) or terminate such leasehold estate, easement or other right or interest, or any right thereto or interest therein, without the prior written consent of Beneficiary. Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications. Trustor shall submit to Beneficiary any such request for consent in writing (which request shall include such information and documentation as appropriate to enable Beneficiary to make an informed decision regarding such request), and Beneficiary will have thirty (30) days after receipt thereof in which to review and respond to such request. If Beneficiary fails to respond to Trustor's request within said thirty (30) day period, Trustor may resubmit its request in writing, stating that Beneficiary failed to respond to the initial request within said thirty (30) day period and, if Beneficiary thereafter fails to respond to such request within five (5) days, Beneficiary shall be deemed to have consented thereto. Trustor agrees to perform all obligations and agreements with respect to said leasehold, easement or other right or interest and shall not take any action or omit to take any action which would effect or permit the termination thereof. Trustor agrees to promptly notify Beneficiary in writing with respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Trustor with respect to any such default or alleged default. Beneficiary shall have the option to cure any such default and to perform any or all of Trustor's obligations thereunder or with respect thereto. All sums expended by Beneficiary in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at an annual rate equal to the Agreed Rate.

         11. Further Acts. Trustor shall do and perform all acts necessary to keep valid and effective the charges and lien hereof, to carry into effect its object and purposes, to protect the lawful owners of the Notes and other obligations secured hereby; shall execute and deliver to Beneficiary at any time, upon request of Beneficiary, all other and further instruments in writing necessary to vest in and secure to Trustee each and every part of the Real Property and to Beneficiary the Rents therefrom and rights and interest of Beneficiary therein or with respect thereto; and, upon request by the Beneficiary, shall supply evidence of fulfillment of each of the covenants herein contained concerning which a request for such evidence has been made.

         12.  Assignment of Rents.

         (a) Assignment to Beneficiary; Trustor's Limited License to Collect Prior to Default. Notwithstanding any language contained herein, or in any other document, to the contrary, Trustor hereby irrevocably and absolutely assigns and transfers to Beneficiary, without having to first take possession of the Property, all Rents, including all present and future Leases and other rental agreements, reserving unto Trustor a license to collect such Rents prior to the occurrence of any Event of Default. Upon the occurrence of an Event of Default, such license reserved to Trustor shall be immediately revoked without further demand or notice, and any Rents, including those past due, unpaid or undetermined, may be collected by Beneficiary or its agent, and any amount so collected shall be applied, less costs and expenses of operation and collection, including reasonable attorneys' fees, to any indebtedness and/or obligations secured hereby, and in such order as Beneficiary shall determine, provided that, upon Trustor's cure of any Event of Default not relating to the payment of money, Beneficiary will reinstate Trustor's license to collect such Rents. The collection of such Rents, and the application thereof as aforesaid, shall not cure or constitute a waiver of any default or notice of default hereunder or invalidate any act done pursuant to such notice. Trustor and Beneficiary intend that this assignment shall be a present, absolute and unconditional assignment, not an assignment for additional security only, and shall, immediately upon the execution hereof, subject to the license granted above, give Beneficiary, and its agent, the right to collect the Rents and to apply them as aforesaid. Nothing contained herein, nor any collection of Rents by Beneficiary, or its agent or a receiver, shall be construed to make Beneficiary (i) a "Mortgagee-in-Possession" of the Property so long as Beneficiary has not itself entered into actual possession of the Property; (ii) responsible for performing any of the obligations of the lessor under any Lease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it (provided that this clause
  (iv) shall not act to relieve Beneficiary from liability resulting from the gross negligence or willful misconduct of Beneficiary).

         (b) No Other Assignments. Trustor hereby represents to Beneficiary that there is no assignment or pledge of any Leases of, or Rent from, the Property now in effect, and covenants that, until the Notes are fully paid, the Letters of Credit (as defined in the Credit Agreement) have expired or been cancelled, and the other Secured Obligations are fully satisfied and the Commitments (as defined in the Credit Agreement) are terminated, Trustor will not make any such assignment or pledge to anyone other than Beneficiary nor will it accept any periodic payments which are to be made pursuant to such Leases or Rents more than thirty (30) days in advance of the date on which such payments are due.

         13. Actions Affecting Property. Trustor shall give Beneficiary and Trustee prompt written notice of the assertion of any claim with respect to, or the filing of any action or proceeding affecting or purporting to affect, the Property or Skyways, or title thereto or any right of possession thereof, or this Deed of Trust or the security hereof or the rights or powers of Beneficiary or Trustee hereunder. Trustor shall appear in and contest any such action or proceeding at Trustor's sole expense; and shall pay all costs and expenses, including cost of evidence of title and reasonable attorneys' fees, in any such action or proceeding in which Beneficiary or Trustee may appear.

         14. Eminent Domain. If any proceeding or action be commenced for the taking of the Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation or otherwise, or if the same be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, or should Trustor receive any notice or other information regarding such proceeding, action, taking or damage (including, without limitation, a proposal to purchase the Property or some portion thereof in lieu of condemnation), Trustor shall give prompt written notice thereof to Beneficiary. Beneficiary shall be entitled, at its option, without regard to the adequacy of its security, to investigate and negotiate with the condemnor concerning the proposed taking, to commence, appear in and prosecute in its own name any such action or proceeding, and, if the amount of the Award (defined below) is an amount greater than $1,000,000, or if an Event of Default then exists hereunder, to make any compromise or settlement in connection with such taking or damage. Trustor shall not compromise or settle any such action or proceeding or agree to any sale in lieu of condemnation if the amount of the Award is an amount greater than $1,000,000 without the prior written consent of Beneficiary. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such taking, transfer or damage (the "Award") are hereby assigned to Beneficiary and Trustor agrees to execute such further assignments of the Award as Beneficiary or Trustee may require. After deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by it in connection with any such negotiations, action or proceeding (whether or not prosecuted to judgment), Beneficiary shall, if (i) an Event of Default does not then exist hereunder, and (ii) if application of the Award to restoration of the Property will not, in Beneficiary's sole judgment, materially impair Beneficiary's security for the obligations secured hereby, apply the Award to the restoration of the Property, upon conditions substantially similar to the disbursement provisions and conditions set forth in the Credit Agreement, and all other conditions and provisions established by Beneficiary which are similar to conditions and provisions then used by Beneficiary for disbursements of a construction loan (it being expressly understood and agreed that Beneficiary may condition disbursement of such proceeds for restoration upon proof that an amount equal to the sum which Beneficiary is requested to disburse has theretofore been paid by Trustor without reimbursement therefor, or is then due and payable, for materials theretofore installed or work theretofore performed upon the Property and properly includable in the cost of repair, reconstruction or restoration thereof). If, at the time of receipt by Beneficiary of such proceeds, (i) an Event of Default then exists hereunder, or (ii) application of the Award to restoration will, in Beneficiary's sole judgment, materially impair Beneficiary's security for the obligations secured hereby, Beneficiary shall have the option, in its sole and absolute discretion, (1) to apply all or any portion of the Award upon any indebtedness or other obligation secured hereby and in such order as Beneficiary may determine, notwithstanding that said indebtedness or the performance of said obligation may not be due according to the terms thereof, or (2) to apply all or any portion of the Award to the restoration of the Property, subject to such conditions as Beneficiary may determine, or (3) to deliver all or any portion of the Award, after such deductions, to Trustor, subject to such conditions as Beneficiary may determine (and, if the Award is not sufficient to satisfy the Secured Obligations in full, Trustor shall immediately pay any remaining balance, together with all accrued interest thereon). Nothing herein contained shall be deemed to excuse Trustor from restoring, repairing and maintaining the Property, as herein provided (other than Beneficiary's failure to apply the Award to the restoration of the Property as and to the extent required by the provisions of this Section 14, which failure shall excuse Trustor only to the extent of the Award so withheld by Beneficiary), regardless of whether or not the Award is available for restoration, whether or not any such Award is sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or partial taking. Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner under all laws, including NRS 37.115, as amended or recodified from time to time, which provide for allocation of condemnation proceeds between a property owner and a lienholder.

         15. Due on Sale. Except as otherwise permitted in the Credit Agreement, or this Deed of Trust, if the Trustor shall sell or convey, or create or permit to exist any mortgage, pledge, security interest or other encumbrance on, or in any other manner alienate or otherwise "transfer" the Real Property hereby encumbered or any part thereof or any interest therein, or shall enter into any agreement for the same that is not expressly conditioned on Beneficiary's approval, or shall be divested of its title in any manner or way, whether voluntary or involuntary or by merger, without the written consent of Beneficiary being first had and obtained, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in the Notes or any other notes, instruments or documents evidencing the same, at the option of Beneficiary, and without demand or notice, shall immediately become due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent should be given, any such transfer shall be subject to this Deed of Trust, and any such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Trustor or any maker or guarantor of any Secured Obligation from any liability with respect thereto without the prior written consent of Beneficiary. As used herein, "transfer" includes the direct or indirect sale, agreement to sell, transfer, conveyance, pledge, collateral assignment or hypothecation of the Real Property, or any portion thereof or interest therein, whether voluntary, involuntary, by operation of law or otherwise, the execution of any installment land sale contract or similar instrument affecting all or a portion of the Real Property, or the lease of all or substantially all of the Real Property. The term "transfer" shall also include the direct or indirect transfer, assignment, hypothecation or conveyance of legal or beneficial ownership of (i) any partnership interest in Trustor, (ii) any partnership or other interest in any general partner in Trustor, or in any partner or member in or other constituent of any general partner of Trustor, that is a partnership or limited liability company or similar entity, or (iii) any stock in any general partner in Trustor, or in any constituent of any general partner or Trustor, that is a corporation.

         16. Partial or Late Payments. By accepting payment of any indebtedness secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment, when due, of all other indebtedness so secured or to declare default, as herein provided, for failure to so pay.

         17. Reconveyance By Trustee. Upon receipt of written request from Beneficiary reciting that all sums secured hereby have been paid, and the Letters of Credit have expired or been cancelled and the Commitments have terminated, and upon surrender of this Deed of Trust and the Notes secured hereby to Trustee for cancellation and retention, or such other disposition as Trustee, in its sole discretion, may choose, and upon payment of its fees, the Trustee shall reconvey, without warranty or recourse, the Property then held hereunder. The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof. The grantee in such reconveyance may be described in general terms as "the person or persons legally entitled thereto".

         18. Right of Beneficiary and Trustee to Appear. If, during the existence of the trust created hereby, there be commenced or pending any suit or action materially and adversely affecting the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, be made or asserted, the Trustee or Beneficiary may appear or intervene in the suit or action and retain counsel therein and, unless such suit or action is being diligently contested in good faith by Trustor and Trustor shall have established and maintained adequate reserves with Beneficiary for the full payment and satisfaction of such suit or action if determined adversely to Trustor, may defend same, or otherwise take such action therein as the Trustee or Beneficiary may be advised and may pay and expend such sums of money as the Trustee or Beneficiary may deem to be necessary and Trustor shall pay all reasonable costs and expenses of Trustee and Beneficiary incurred in connection therewith.

         19. Performance by Trustee or Beneficiary. If Trustor fails to make any payment or perform any act as and in the manner provided in any of the Loan Documents, then the Trustee or Beneficiary, at the election of either of them and without any obligation to do so, after the giving of reasonable notice to the Trustor, or any successor in interest of the Trustor, or any of them and without releasing Trustor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its absolute discretion, it may deem necessary therefor. In connection therewith (without limiting their general and other powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee, and each of them, shall have and are hereby given the right, but not the obligation, (i) to enter upon and take possession of the Property; (ii) to make additions, alterations, repairs and improvements to the Property which they or either of them may consider necessary or proper to keep the Property in good condition and repair;
  (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of either may affect or appears to affect the security of this Deed of Trust or to be prior or superior hereto; and (v) in exercising such powers, to pay necessary expenses, including employment of counsel and other necessary or desirable consultants. All sums incurred or expended by the Trustee or Beneficiary, under the terms hereof (including, without limiting the generality of the foregoing, costs of evidence of title, court costs, appraisals, surveys, and receiver's, Trustee's and reasonable attorneys' fees, costs and expenses (including, without limitation, the reasonable fees and expenses of attorneys for Trustee), whether or not an action is actually commenced in connection therewith), shall become due and payable by the Trustor to the Trustee or Beneficiary, as the case may be, on the next interest or installment payment date under the Notes secured hereby and shall bear interest until paid at an annual percentage rate equal to the Agreed Rate. In no event shall payment by Trustee or Beneficiary be construed as a waiver of the default occasioned by Trustor's failure to make such payment or payments.

         20. Inspections. Beneficiary, or its agents, representatives or workers, are authorized to enter at any reasonable time upon or in any part of the Property for the purpose of inspecting the same and for the purpose of per-forming any of the acts it is authorized to perform hereunder or under the terms of any of the Loan Documents.

         21. Invalidity of Lien. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the "Obligations" or the "Indebtedness" (as those capitalized terms are defined in the Credit Agreement) of Trustor under the Loan Documents, or if the lien is invalid or unenforceable as to any part of the Property, the unsecured or partially secured portion of such Obligations and Indebtedness shall be completely paid prior to the payment of the remaining and secured or partially secured portion of such Obligations and Indebtedness, and all payments made on such Obligations and Indebtedness, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of such Obligations and Indebtedness which is not secured or is not fully secured by the lien of this Deed of Trust.

         22. Subrogation. To the extent that proceeds of the Notes or other sums advanced by Beneficiary are used to pay any outstanding lien, charge or prior encumbrance against the Property, such proceeds shall be deemed to have been advanced by Beneficiary at Trustor's request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether said liens, charges or encumbrances are released.

         23. Events of Default. Trustor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, "Events of Default"; any one singly, an "Event of Default"):

         (a) Failure to Pay. Any amount due under any of the Notes, the Credit Agreement, this Deed of Trust or any other
  Loan Document, or any other amount the payment of which is secured hereby, is not paid when due; or

         (b) Other Breaches Hereof. A breach by Trustor of any representation, warranty or covenant in this Deed of Trust which is not cured within fifteen (15) days after receipt by Trustor of notice of such breach; or

         (c) Future Advances. Trustor or any other "borrower" (as that term is defined in NRS 106.310, as amended or recodified from time to time) who may send a notice pursuant to NRS 106.380(1), as amended or recodified from time to time with respect to this Deed of Trust, (i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give, to Beneficiary, (A) any notice of an election to terminate the operation of this Deed of Trust as security for any Secured Obligation, including any obligation to repay any "future advance" (as defined in NRS 106.320, as amended or recodified from time to time) of "principal" (as defined in NRS 106.345, as amended or recodified from time to time), or
  (B) any other notice pursuant to NRS 106.380(1), as amended or recodified from time to time, (ii) records a statement pursuant to NRS 106.380(3), as amended or recodified from time to time, or (iii) causes this Deed of Trust, any Secured Obligation, or Beneficiary to be subject to NRS 106.380(2), 106.380(3) or 106.400, each as amended or recodified from time to time; or

         (d) Defaults Under Other Loan Documents. The occurrence under any of the Loan Documents of an "Event of Default" (as defined therein).

         24. Remedies. At any time after an Event of Default, Beneficiary and Trustee will be entitled to invoke any and all of the following rights and remedies, all of which will be cumulative, and the exercise of any one or more of which shall not constitute an election of remedies:

         (a) Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately, without presentment, demand, protest or notice of any kind.

         (b) Receiver. Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property or any part thereof, without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Property or the adequacy of any security for the Secured Obligations, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and in the Credit Agreement and shall continue as such and exercise all such powers until the later of (i) the date of confirmation of sale of all of the Property; (ii) the disbursement of all proceeds of the Property collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Beneficiary or pursuant to an order of a court of competent jurisdiction. Beneficiary may also request, in connection with any foreclosure proceeding hereunder, that the Nevada Gaming Commission petition a District Court of the State of Nevada for the appointment of a supervisor to conduct the normal gaming activities on the Property following such foreclosure proceeding.

         (c) Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, subject to applicable Gaming Laws, and may also do any and all other things in connection with those actions that Beneficiary may, in its sole discretion, consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include, among other things, any of the following: taking and possessing all of Trustor's or the then owner's books and records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Trustor; completing construction; and contracting for and making repairs and alterations. If Beneficiary so requests, Trustor shall assemble all of the Property that has been removed from the Real Property in violation of the Loan Documents and make all of it available to Beneficiary at the site of the Real Property. Trustor hereby irrevocably constitutes and appoints Beneficiary as Trustor's attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor's name on any instruments. Regardless of any provision of this Deed of Trust or the Credit Agreement, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary has given express written notice of Beneficiary's election of that remedy in accordance with the Nevada Uniform Commercial Code, as it may be amended or recodified from time to time.

         (d) Cure; Protection of Security. Either Beneficiary or Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Property and, whether or not Beneficiary or Trustee enter the Property, do any and all other things which it, in its sole discretion, may consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, the right to complete the Improvements. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary's or Trustee's sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust; otherwise caring for and protecting any and all of the Property; and employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted under this Subsection either with or without giving notice to any person.

         (e) Uniform Commercial Code Remedies. With respect to Personal Property, Beneficiary may exercise any or all of the remedies granted to a secured party under NRS Article 104.9101 et seq. (the Nevada enactment of the Uniform Commercial Code), together with any and all other rights and remedies provided in the Security Agreement.

         (f) Judicial Action. Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust or for any other remedy provided herein, in the Credit Agreement, in any Loan Document or otherwise provided by law or in equity.

         (g) Power of Sale. Under the power of sale herein granted, Beneficiary shall have the discretionary right to cause some or all of the Property, including any Property which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

              (i)  Sales of Personal Property.

                   (A) For purposes of the power of sale herein granted, Beneficiary may elect to treat as personal property any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If Beneficiary chooses to do so, Beneficiary may dispose of any personal property separately from the sale of real property, in any manner permitted by or under the NRS, including any public or private sale, or in any manner permitted by any other applicable law.

                   (B)  The following provision shall apply in
           the absence of any specific statutory requirement which permits or requires a different notice period: In connection with any sale or other disposition of such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Trustor not later than ten (10) days prior to such sale. Upon receipt of any written request, Beneficiary will, to the extent reasonably practicable, make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours prior to the sale. Notwithstanding any provision to the contrary, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

              (ii) Trustee's Sales of Real Property or Mixed
           Collateral.

                   (A)  Beneficiary may choose to dispose of
           some or all of the Property which consists solely of real property in any manner then permitted by applicable law. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures
           applicable to real property.   Trustor agrees that any
           sale of personal property together with real property constitutes a commercially reasonable sale of the personal property. For purposes of this power of sale, either a sale of real property alone, or a sale of both real and personal property together in accordance with law, will sometimes be referred to as a "Trustee's Sale."

                   (B)  Before any Trustee's Sale, Beneficiary
           or Trustee shall give and record such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary shall have any obligation to make demand on Trustor before any Trustee's Sale. From time to time, in accordance with then applicable law, Trustee may, and in any event at Beneficiary's request shall, postpone any Trustee's sale by public announcement at the time and place noticed for that sale, or may, in its discretion, give a new notice of sale.

                   (C)  At any Trustee's Sale, Trustee shall
           sell to the highest bidder at public auction for cash in lawful money of the United States. Trustee shall execute and deliver to the purchaser(s) a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Trustee's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it.

         (h)  Single or Multiple Foreclosure Sales.  If the
  Property at the time of sale or other disposition consists of more than one lot, parcel or item of property, Beneficiary may:

              (i)  Designate the order in which the lots,
           parcels or items shall be sold or disposed of or offered for sale or disposition; and

              (ii) Elect to dispose of the lots, parcels or items through a single consolidated sale or disposition to be held or made under the power of sale herein granted, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner that Beneficiary may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

  If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

         25. Costs of Enforcement. If an installment of principal or interest on the Notes is not paid when due or if any other Event of Default occurs, Beneficiary and Trustee, and each of them, may employ an attorney or attorneys to protect their rights hereunder. Trustor promises to pay to Beneficiary, on demand, the reasonable fees and expenses of such attorneys and all other costs of enforcing the obligations secured hereby, including but not limited to, recording fees, the expense of a Trustee's Sale Guarantee, Trustee's fees and expenses, receivers' fees and expenses, and all other expenses, of whatever kind or nature, incurred by Beneficiary and Trustee, and each of them, in connection with the enforcement of the obligations secured hereby, whether or not such enforcement includes the filing of a lawsuit. Until paid, such sums shall be secured hereby and shall bear interest, from date of expenditure, at an annual rate equal to the Agreed Rate.

         26. Remedies Cumulative and Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under any Loan Document or other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Trustee's or Beneficiary's right to realize upon or enforce any other security now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and either of them may pursue inconsistent remedies.

         27. Credit Bids. At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part thereof to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle therefor by crediting such portion of the following obligations against the sales price of the property as is necessary to equal such price:

         (a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Beneficiary or Trustee hereunder or under any other Loan Document; and

         (b) Second, any of the other Secured Obligations, in any order and proportion as Beneficiary, in its sole discre-tion, may elect.

         28.  Application of Foreclosure Sale Proceeds.
  Beneficiary and Trustee shall apply the proceeds of any Foreclosure Sale in the following manner:

         (a)  First, to pay the portion of the Secured
  Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse Beneficiary or Trustee hereunder or under any other
  Loan Document;

         (b)  Second, to pay the portion of the Secured
  Obligations attributable to any sums expended or advanced by Beneficiary or Trustee under the terms of this Deed of Trust which then remain unpaid;

         (c)  Third, to pay any and all other Secured
  Obligations, in any order and proportion as Beneficiary, in its sole discretion, may elect; and

         (d) Fourth, the remainder, if any, shall be remitted to the person or persons entitled to it.

         29. Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums, other than proceeds of a Foreclosure Sale, which Beneficiary may receive or collect, in the following manner:

         (a)  First, to pay the portion of the Secured
  Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver;

         (b)  Second, to pay any and all other Secured
  Obligations in any order and proportion as Beneficiary, in its sole discretion, may elect; and

         (c) Third, the remainder, if any, shall be remitted to the person or persons entitled to it.

  Beneficiary shall have no liability for any funds which it does not actually receive.

         30. Incorporation of Certain Nevada Covenants. The following covenants, Nos. 1, 3, 4 (at the Agreed Rate), 6, 7 (reasonable percentage), 8 and 9 of NRS 107.030, where not in conflict with the provisions of the Loan Documents, are hereby adopted and made a part of this Deed of Trust. Upon any Event of Default by Trustor hereunder, Beneficiary may (a) declare all sums secured immediately due and payable without demand or notice or (b) have a receiver appointed as a matter of right without regard to the sufficiency of said property or any other security or guaranty and without any showing as required by NRS sec.107.100. All remedies provided in this Deed of Trust are distinct and cumulative to any other right or remedy under this Deed of Trust or afforded by law or equity and may be exercised concurrently, independently or successively. The sale of said property conducted pursuant to Covenants Nos. 6, 7 and 8 of NRS sec.107.030 may be conducted either as to the whole of said property or in separate parcels and in such order as Trustee may determine.

         31. Substitution of Trustee. Beneficiary or assigns may, from time to time, by a written instrument executed and acknowledged by Beneficiary, recorded in the county in which the Real Property is located and otherwise complying with applicable law, appoint a successor trustee or trustees to any Trustee named herein or acting hereunder, to execute the trust created by the Deed of Trust or other conveyance in trust.
  Upon the recording of such instrument, the new trustee or trustees shall, without conveyance from the predecessor trustee, be vested with all the title, estate, interest, rights, powers, duties and trusts in the premises vested in or conferred upon the predecessor trustee. If there be more than one trustee, either may act alone and execute the trusts upon the request of the Beneficiary, and all his acts thereunder shall be deemed to be the acts of all trustees, and the recital in any conveyance executed by such sole trustee of such request shall be conclusive evidence thereof, and of the authority of such sole trustee to act.

         32. Binding Nature. This Deed of Trust applies to, inures to the benefit of and binds Trustor and the heirs, legatees, devisees, administrators, personal representatives, executors and the successors and assigns thereof, Trustee and Beneficiary. As used herein, the term "Beneficiary" shall include the owners and holders of the Notes and other Secured Obligations from time to time, whether or not named as Beneficiary herein (it being expressly agreed, however, that Beneficiary may act through an agent; that only the signature of such agent is required on any amendment hereof or any consent, approval or other action hereunder; and that Wells Fargo Bank, N.A., is the initial such agent hereunder); the term "Trustee" shall mean the trustee appointed hereunder from time to time, whether or not notice of such appointment is given; and the term "Trustor" shall mean the Trustor named herein and the successors-in-interest, if any, of said named Trustor, in and to the Property or any part thereof. If there be more than one Trustor hereunder, their obligations hereunder shall be joint and several. It is expressly agreed that the Trust created hereby is irrevocable by Trustor.

         33. Acceptance of Trust; Resignation by Trustee. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law, reserving, however, unto the Trustee, the right to resign from the duties and obligations imposed herein whenever Trustee, in its sole discretion, deems such resignation to be in the best interest of the Trustee. Written notice of such resignation shall be given to Trustor and Beneficiary.

         34. Full Performance Required; Survival of Warranties. All representations, warranties and covenants of Trustor contained in any loan application or made to Beneficiary in connection with the loan secured hereby or contained in any of the Loan Documents or incorporated by reference therein, shall survive the execution and delivery of this Deed of Trust and shall remain continuing obligations, warranties and representations of Trustor so long as any portion of the obligations secured by this Deed of Trust remains outstanding.

         35. Waiver of Certain Rights By Trustor. Trustor waives, to the extent permitted by law, (i) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (ii) all rights of redemption, valuation, appraise-ment, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created, and (iii) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties. Without limiting the generality of the foregoing, Trustor waives, to the extent permitted by law, all rights (including any rights provided by NRS 100.040 and 100.050) to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property or any other property now or hereafter constituting security for the indebtedness secured hereby marshalled upon any foreclosure of this Deed of Trust or of any other security for any of such indebtedness.

         36. Construction. The language in all parts of this Deed of Trust shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of Sections, Subsections, paragraphs and subparagraphs of this Deed of Trust are solely for the convenience of the parties, are not a part hereof and shall not be used in construing this Deed of Trust. The preamble, any recitals and all exhibits and schedules to this Deed of Trust are part of this Deed of Trust and are incorporated herein by this reference. When required by the context: whenever the singular number is used in this Deed of Trust, the same shall include the plural, and the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders and vice versa. Unless otherwise required by the context (or otherwise provided herein): the words "herein", "hereof" and "hereunder" and similar words shall refer to this Deed of Trust generally and not merely to the provision in which such term is used; the word "person" shall include individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority and other entity of whatever nature; the words "including", "include" or "includes" shall be interpreted in a non-exclusive manner as though the words "but [is] not limited to" or "but without limiting the generality of the foregoing" or "without limitation" immediately followed the same; the word "month" shall mean calendar month; and the term "business day" shall mean any day other than a Saturday, Sunday or legal holiday under the laws of the State of Nevada. If the day on which performance of any act or the occurrence of any event hereunder is due is not a business day, the time when such performance or occurrence shall be due shall be the first business day occurring after the day on which performance or occurrence would otherwise be due hereunder. All times provided in this Deed of Trust for the performance of any act will be strictly construed, time being of the essence hereof.

         37. Priority. This Deed of Trust is intended to have, and retain, priority over all other liens and encumbrances upon the Real Property, excepting only: (i) such Impositions as, at the date hereof, have, or, by law, gain, priority over the lien created hereby; (ii) covenants, conditions, restrictions, easements, rights of way and Leases which are of record or are disclosed of record and which, on the date hereof, affect the Real Property and are superior in right to or have priority over this Deed of Trust and (iii) Leases, liens, encumbrances and other matters as to which Beneficiary hereafter expressly subordinates the lien of this Deed of Trust by written instrument in recordable form. Under no circumstances shall Beneficiary be obligated or required to subordinate the lien hereof to any lien, encumbrance, covenant or other matter affecting the Real Property or any portion thereof.
  Beneficiary may, however, at Beneficiary's option, exercisable in its sole and absolute discretion, subordinate the lien of this Deed of Trust, in whole or in part, to any or all Leases, liens, encumbrances or other matters affecting all or any portion of the Real Property, by executing and recording, in the Office of the County Recorder of the county or counties in which the Real Property is located, a unilateral declaration of such subordination specifying the Lease, lien, encumbrance or other matter or matters to which this Deed of Trust shall thereafter be subordinate.

         38. Amendments. This Deed of Trust cannot be waived, changed, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

         39. Financing Statement. Portions of the Personal Property (and portions of the Real Property) are goods which are or are to become fixtures on or relating to the Real Property. This Deed of Trust constitutes a financing statement filed as a fixture filing, under NRS 104.9402(6) of the Nevada Uniform Commercial Code, in the Official Records of the County Recorder of the County in which the Real Property is located with respect to any and all fixtures included within the term "Property" as used herein and with respect to any goods or other Personal Property that may now be or hereafter become such fixtures. The address of Beneficiary, the secured party, from which information concerning the security interest granted hereunder may be obtained, is set forth in Section 48, below, and the address of Trustor, the debtor, is set forth in Section 48, below.

         40. Attorney-in-Fact. Trustor hereby appoints Beneficiary the attorney-in-fact of Trustor to prepare, sign, file and record one or more financing statements; any documents of title or registration, or like papers, and to take any other action deemed necessary, useful or desirable by Beneficiary to perfect and preserve Beneficiary's security interest against the rights or interests of third persons.

         41.  Releases, Extensions, Modifications and Additional
                Security.

         (a) From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person, and without affecting the personal liability of any person for the payment of the Secured Obligations (except as provided below), and without affecting the security hereof for the full amount of the Secured Obligations on all Property remaining subject hereto, and without the necessity that any sum representing the value of any portion of the Property affected by the Beneficiary's action be credited on the Secured Obligations:

             (i) Release any person liable for payment of any Secured Obligation;

            (ii) Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

           (iii) Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

            (iv) Alter, substitute or release any property securing the Secured Obligations.

         (b) From time to time when requested to do so by Beneficiary in writing, Trustee may perform any of the following acts without incurring any liability or giving notice to any person:

             (i) Consent in writing to the making of any plat or map of the Property or any part of it;

            (ii) Join in granting any easement or creating any restriction affecting the Property;

           (iii) Join in any subordination or other agreement affecting this Deed of Trust or the lien of it or other agreement or instrument relating hereto or to the Property or any portion thereof; or

            (iv)  Reconvey the Property or any part of it
      without any warranty.

         42.  Exculpation and Indemnification.

         (a) Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

             (i)  Beneficiary's exercise of or failure to
      exercise any rights, remedies or powers granted to Beneficiary in this Deed of Trust;

            (ii) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

           (iii) Any loss sustained by Trustor or any third party resulting from Beneficiary's failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct, gross negligence or bad faith of Beneficiary.

  To the extent permitted by applicable law, Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

         (b)  Except for losses caused by the willful
  misconduct, gross negligence or bad faith of Trustee or Beneficiary, Trustor agrees to indemnify Trustee and Beneficiary against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys' fees and other reasonable legal expenses, cost of evidence of title, cost of evidence of value, and other reasonable costs and expenses which either may suffer or incur:

             (i) In performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by law;

            (ii) Because of any failure of Trustor to perform any of Trustor's obligations; or

           (iii)  Because of any alleged obligation of or
      undertaking by Beneficiary to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents.

  This agreement by Trustor to indemnify Trustee and Beneficiary shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

         (c) Trustor shall pay all amounts arising under the indemnity obligations of this Deed of Trust immediately upon demand by Trustee or Beneficiary.

         43. Relationship to Credit Agreement. This Deed of Trust has been executed pursuant to and is subject to the terms of the Credit Agreement executed concurrently herewith and Trustor agrees to observe and perform all provisions contained therein. If and to the extent of any conflict between the provisions of the Credit Agreement and the provisions of this Deed of Trust, the provisions of this Deed of Trust shall control.

         44. Relationship to Security Agreement. Concurrently herewith, Trustor is entering into the Security Agreement with Beneficiary with respect to the Personal Property. As provided above, the terms of said Security Agreement shall, with respect to the Personal Property and the security interest therein granted hereby, supplement the terms of this Deed of Trust and, if and to the extent of any conflict with the terms hereof applicable to said security interest and Personal Property, shall, to the extent enforceable, control. Nothing in this
  Section 44 shall be deemed or construed, however, to impair the rights of Beneficiary to conduct one or more Trustee's Sales at which real and personal property are sold together pursuant to the laws applicable to the sale of real property.

         45. Relationship to Environmental Indemnity. Trustor has executed an agreement entitled "Environmental Indemnity" dated as of May 30, 1995, for the benefit of the Lenders. Trustor hereby acknowledges and agrees that, notwithstanding any other provision of this Deed of Trust to the contrary, the obligations of Trustor under such "Environmental Indemnity" agreement shall be unlimited personal obligations of Trustor, the obligations of Trustor under such instrument shall not be secured by this Deed of Trust and shall survive foreclosure under this Deed of Trust, any transfer in lieu thereof, and any satisfaction of the Secured Obligations.

         46. Severability. If any provision in or obligation under this Deed of Trust shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         47. Loan Statement Fees. Trustor shall pay the amount demanded by Beneficiary or its authorized loan servicing agent for any statement requested by Trustor regarding the obligations secured hereby; provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

         48.  Notices.

         (a) Methods; Addresses. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be given by any of the following means:
  (i) personal service; (ii) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (iii) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to clause (i) of this Section shall be deemed received upon such personal service, and if sent pursuant to clause (ii) of this Section shall be deemed received upon receipt if sent prior to 5:00 p.m. on a business day, and otherwise shall be deemed received on the next succeeding business day, and, if sent pursuant to clause (iii) of this Section shall be deemed received three (3) days following deposit in the mail.

         To Beneficiary:     Wells Fargo Bank, N.A.
                             Gaming Industry Division
                             3800 Howard Hughes Parkway
                             Las Vegas, Nevada  89109
                             Attn:  Steve Byrne, V.P.


         With a copy to:     Sheppard, Mullin, Richter & Hampton
                             333 South Hope Street, 48th Floor
                             Los Angeles, California 90071
                             Attn:  William M. Scott IV


         To Trustor:         Circus and Eldorado Joint Venture
                             430 North Virginia Street
                             Reno, Nevada 89503
                             Attn: General Manager

         To Trustee:         First American Title Company of Nevada
                             241 Ridge Street
                             Reno, Nevada 89504
                             Attn:  Gene T. Turk

              (b) Reliance on Faxes. Each party hereto (a "Recipient") who receives from another party hereto (a "Sender") by electronic facsimile transmission (telecopier or fax) any writing which appears to be signed by an authorized signatory of that Sender is authorized to rely and act upon that writing in the same manner as if the original signed writing was in the possession of the Recipient upon oral confirmation of that Sender to the Recipient that the writing was signed by an authorized signatory of that Sender and is intended by that Sender to be relied upon by the Recipient. Each party transmitting any writing to any other party by electronic facsimile transmission agrees to forward immediately to that Recipient, by expedited means (for next day delivery, if possible), or by first class mail if the Recipient so agrees, the signed hard copy of that writing, unless the Recipient expressly agrees to some other disposition of the original by the Sender.

              49. Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT APPLICABLE LAW PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.

              50. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST TRUSTOR ARISING OUT OF OR RELATING TO THIS DEED OF TRUST MAY BE BROUGHT IN ANY STATE
  OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS DEED OF TRUST TRUSTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS DEED OF
  TRUST. Trustor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Trustor at its address provided in the Credit Agreement, such service being hereby acknowledged by Trustor to be sufficient for personal jurisdiction in any action against Trustor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

              51. Waiver of Jury Trial. TRUSTOR AND BENEFICIARY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Trustor and Beneficiary each acknowledge that this waiver is a material inducement for Trustor and Beneficiary to enter into a business relationship, that Trustor and Beneficiary have already relied on this waiver in entering into this Deed of Trust and that each will continue to rely on this waiver in their related future dealings. Trustor and Beneficiary further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS DEED OF TRUST. In the event of litigation, this Deed of Trust may be filed as a written consent to a trial by the court.

              52. Nonforeign Entity. Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Beneficiary that the withholding of tax will not be required in the event of the disposition of the Property pursuant to the terms of this Deed of Trust, Trustor hereby certifies, under penalty of perjury, that:

              (a) Trustor is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder; and

              (b) Trustor's U.S. employer identification number is 88-0310787; and

              (c) Trustor's principal place of business is 430 North Virginia Street, Reno, Nevada 89503.

  It is understood that Beneficiary may disclose the contents of this certification to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both. Trustor covenants and agrees to execute such further certificates, which shall be signed under penalty of perjury, as Beneficiary shall reasonably require. The covenant set forth herein shall survive the foreclosure of the lien of this Deed of Trust or acceptance of a deed in lieu thereof.

              53. Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document with the same effect as if all parties had signed the same signature page. Any signature page and acknowledgment page of this Deed of Trust may be detached from any counterpart of this Deed of Trust and reattached to any other counterpart of this Deed of Trust identical in form hereto but having attached to it one or more additional signature and acknowledgment pages.


                          [SIGNATURES ON NEXT PAGE]

              IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.


  TRUSTOR:

  CIRCUS AND ELDORADO JOINT VENTURE,
  a Nevada general partnership

  By:  GALLEON, INC.
  Its: Managing Partner

         By:     CLYDE T. TURNER

         Title:  President


  By: ELDORADO LIMITED LIABILITY COMPANY
  Its:  General Partner

    By:  ELDORADO RESORTS LLC
    Its: Manager

       By:   DON CARANO

       Title:

  By:    EXECUTIVE COMMITTEE


       By:  DON CARANO

       Title:


       By:    ROBERT JONES

       Title:

  BENEFICIARY

  WELLS FARGO BANK, N.A.
  in its capacity as arranger and
  "Administrative Agent"
  for the "Lenders" under the
  "Credit Agreement"


  By:      STEVE BYRNE

    Title:   Vice President

ACKNOWLEDGEMENT FOR GALLEON, INC.

STATE OF NEVADA    )
                        ) ss
COUNTY OF CLARK    )



              This instrument was acknowledged before me on September ___, 1996, by _________________________ as
____________________________ of Galleon, Inc. of/for CIRCUS AND
ELDORADO JOINT VENTURE.


_________________________
Notary Public

ACKNOWLEDGEMENT FOR ELDORADO RESORTS LLC


STATE OF NEVADA    )
                        ) ss
COUNTY OF WASHOE   )



              This instrument was acknowledged before me on September ___, 1996, by DONALD L. CARANO as Chief Executive Officer of
Eldorado Resorts LLC, Managing Member of Eldorado Limited
Liability Company, of/for CIRCUS AND ELDORADO JOINT VENTURE.


_________________________
Notary Public


ACKNOWLEDGEMENT FOR EXECUTIVE COMMITTEE

STATE OF NEVADA    )
                        ) ss
COUNTY OF WASHOE   )



              This instrument was acknowledged before me on September ____ 1996, by _____________________________, as a member of the
Executive Committee of/for CIRCUS AND ELDORADO JOINT VENTURE.


_________________________
Notary Public

ACKNOWLEDGEMENT FOR EXECUTIVE COMMITTEE


STATE OF NEVADA    )
                        ) ss
COUNTY OF WASHOE   )



              This instrument was acknowledged before me on September ____ 1996, by _____________________________, as a member of the
Executive Committee of/for CIRCUS AND ELDORADO JOINT VENTURE.


_________________________
Notary Public





ACKNOWLEDGEMENT FOR WELLS FARGO BANK, N.A., as Agent



STATE OF NEVADA    )
                        ) ss
COUNTY OF               )


              This instrument was acknowledged before me on September ______, 1996, by Steve Byrne, as Vice President of WELLS FARGO
BANK, N.A.


________________________________
Notary Public
                                 EXHIBIT A

Legal Description

         THE LAND REFERRED TO HEREIN IS SITUATED IN THE COUNTY OF
         WASHOE, STATE OF NEVADA, AND IS DESCRIBED AS FOLLOWS:

PART I:

PART II:


  RECORDING REQUESTED BY:
  AND WHEN RECORDED MAIL TO:

  Sheppard Mullin Richter & Hampton, LLP
  333 South Hope Street, 48th Floor
  Los Angeles, California  90071
  Attention:  William M. Scott IV, Esq.



  _______________________________________________________________
                   Space Above Line for Recorder's Use




                          AMENDED AND RESTATED

                    SUBORDINATION AND DEBT AGREEMENT


                      Dated as of September 9, 1996


                                   By


                     CIRCUS CIRCUS ENTERPRISES, INC.
                        ("Subordinated Creditor")


                                   and


                    CIRCUS AND ELDORADO JOINT VENTURE
                             ("Partnership")



                               In favor of



                         WELLS FARGO BANK, N.A.
                 Agent for the Lenders Identified Herein

                          AMENDED AND RESTATED
                  SUBORDINATION AND DEBT PUT AGREEMENT


  NOTICE:  THIS AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN
  THE PROPERTY BECOMING SUBJECT TO SOME OTHER OR LATER SECURITY
  INSTRUMENT.



           This AMENDED AND RESTATED SUBORDINATION AND DEBT PUT AGREEMENT, dated as of September 9, 1996 ("Agreement"), is made by CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (together with its successors and assigns as holders of the Subordinated Notes (as defined below), "Subordinated Creditor"), and CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership ("Partnership"), in favor of WELLS FARGO BANK, N.A., as arranger and administrative agent ("in such capacity, "Agent") for the Lenders identified below.


                             R E C I T A L S


           WHEREAS, Partnership entered into that certain Credit Agreement dated as of May 30, 1995 with the financial institutions from time to time party thereto (together with Agent, the "Senior Lenders"), First Interstate Bank of Nevada, N.A. (to whom Wells Fargo Bank, N.A. is successor by merger) as Agent, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, as managing agents, and Bank of America, N.T. & S.A., CIBC Inc. and Credit Lyonnais,
  Los Angeles Branch, collectively, as co-agents (the "original Credit Agreement"); and

           WHEREAS, the parties hereto have previously entered into a Subordination and Debt Put Agreement dated as of May 30, 1995 and recorded in the Official Records of Washoe County, Nevada (the "Official Records") on May 31, 1995 at Book 4312, Page 903 and as Instrument 1897113; and

           WHEREAS, concurrently with the execution and delivery hereof, the Original Credit Agreement is being amended and restated in its entirety by that certain Amended and Restated Credit Agreement of even date herewith among Partnership, Wells Fargo Bank, N.A., in its capacity as Arranger and Administra-tive Agent for the lenders named therein ("Agent"), The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency and Societe Generale, collectively, as Managing Agents for Lenders (in such capacity, "Managing Agents") and CIBC Inc. and Credit Lyonnais, Los Angeles Branch, collectively, as Co-Agents for Lenders (in such capacity, "Co-Agents") (said agreement, as it may here-after be further amended, restated, supplemented, waived, extended or otherwise modified from time to time, together with any refinancings thereof being referred to herein as the "Credit Agreement"); and

           WHEREAS, capitalized terms used in this Agreement are used with the meanings set forth for those terms in the Credit
  Agreement; and

           WHEREAS, each Note issued pursuant to the Credit
  Agreement is secured by, among other things

                (a) that certain Amended and Restated Deed of Trust, Fixture Filing and Security Agreement with Assignment of Rents, executed by Partnership, as trustor, to First American Title Company of Nevada, as trustee, for the benefit of Agent, dated as of even date herewith (the "Senior Deed of Trust") and to be recorded in the Official Records; which Amended and Restated Deed of Trust amends and restates the Deed of Trust, Fixture Filing and Security Agreement executed in connection with the Original Credit Agreement and recorded in the Official Records on May 31, 1995 at Book 4312, Page 814 and as Instrument 1897110;

                (b)  that certain Amended and Restated
        Assignment of Rents and Revenues, executed by Partnership, as assignor, in favor of Agent, as assignee, dated as of even date herewith (the "Senior Assignment of Rents and Revenues") and to be recorded in the Official Records; which Amended and Restated Assignment of Rents amends and restates the Assignment of Rents executed in connection with the Original Credit Agreement and recorded in the Official Records on May 31, 1995 in Book 4312, Page 859, as Instrument 1897111;

                (c)  that certain Amended and Restated Security
        Agreement dated as of even date herewith by and between Partnership and Agent (the "Senior Security Agreement");
           and

                (d)  UCC-1 fixture filings and financing
        statements recorded and filed on the Closing Date and contemporaneously herewith.

           The Loan Documents and the other documents described in this recital as of any date, whether now as hereafter existing, as such documents may be consolidated, renewed, replaced, extended, restated, modified, amended or supplemented from time to time through such date are hereinafter collectively referred to as the "Senior Loan Documents."

           WHEREAS, Partnership has issued or will issue one or more notes to Subordinated Creditor evidencing General Partner Subordinated Debt in substantially the form included in
  Exhibit XVIII to the Credit Agreement (the "Subordinated Notes") pursuant to the Loan Agreement dated as of May 30, 1995 by and between Subordinated Creditor and Partnership (the "Subordinated Agreement"); and

           WHEREAS, as of the date hereof, the outstanding principal balance of the loans outstanding under Subordinated Agreement is $35,068,696, and, to the best knowledge of the Subordinated Creditor, no default exists with respect thereto.

           WHEREAS, the Subordinated Notes are secured by:

                (a)  that certain Construction Deed of Trust
        executed by Partnership as trustor, to First American Title Company of Nevada, as trustee, for the benefit of Subordinated Creditor, dated as of even date herewith (the "Subordinated Deed of Trust") and recorded in the Official Records on May 31, 1995 at Book 4313, Page 164 and as Instrument 1897178;

                (b) that certain Security Agreement executed by Partnership, as assignor, in favor of Subordinated
        Creditor; and

                (c)  UCC-1 fixture filings and financing
        statements recorded and filed on the Closing Date.

           The Subordinated Notes and the documents described in this recital and the immediately preceding recital as of any date, together with any other documents and instruments evidencing, securing, or pertaining to the Subordinated Notes, whether now or hereafter existing, as such documents may be consolidated, renewed, replaced, extended, restated, modified, amended or supplemented from time to time through such date in accordance with the terms and conditions of this Agreement, are hereinafter collectively referred to as the "Subordinated Loan Documents;" and

           WHEREAS, it is a condition to the transactions contemplated by the Credit Agreement that this Agreement be entered into to amend and restate the Original Subordination
  Agreement as set forth herein;

           NOW, THEREFORE, in consideration of the premises and in order to induce Senior Lenders to make Loans under the Credit Agreement, the parties hereto hereby agree as follows:

           1.   Certain Defined Terms.  For purposes of this
  Agreement, the following terms shall have the following meanings:

           a. "Bankruptcy Proceeding" means any insolvency, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or other similar proceeding against Partnership, or receivership proceedings, or assignment for the benefit of creditors, or any other marshalling of the assets of Partnership.

           b. "Distribution of Assets" means any distribution of assets of Partnership of any kind or character in exchange for or in payment of the Subordinated Debt, whether (a) a payment, purchase or other acquisition or retirement for cash, property or securities or (b) by way of cancellation, forgiveness or offset of the Subordinated Debt against any Indebtedness owed by Subordinated Creditor to Partnership or
  (c) payable or deliverable by reason of the payment of any other Indebtedness of Partnership being subordinated to the payment of the Subordinated Debt and, in any case, shall include any assets of any kind or character received by Subordinated Creditor in connection with the realization of security for the Subordinated Debt.

           c. "payment in full," "paid in full" and any similar terms mean payment in full in cash of the Senior Obligations, including, without limitation, all principal, interest (whether accruing before or after commencement of a Bankruptcy Proceeding or whether due under the terms of the Credit Agreement, but not accrued as a result of the commencement of any such proceeding), costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) of Senior Lenders and Agent as required under the Senior Loan Documents and any advances by Senior Lenders, whether or not deemed obligatory, made (1) to protect the priority, validity or enforceability of the lien of the Senior Deed of Trust, (2) to protect the value or the security of any Collateral pursuant to the Senior Loan Documents, or (3) to cure any Event of Default or Potential Event of Default under any of the Senior Loan Documents. For purposes of this Agreement, the Senior Obligations shall not be deemed to have been paid in full to the extent any payment thereof has been set aside as a result of any proceeding in law or equity.

           d. "Senior Obligations" means all Obligations as that term is defined in the Credit Agreement including, without limitation, all advances made under the Credit Agreement whenever made on or after the Closing Date, any refundings, renewals or extensions of any Indebtedness thereunder or other obligation thereunder and all expenses and attorneys' fees for which Partnership is now or hereafter becomes liable to pay to any Senior Lender.

           e. "Subordinated Debt" means all obligations of Partnership to Subordinated Creditor now or hereafter existing (whether created directly or acquired by assignment or otherwise), with respect to all Indebtedness of Partnership pursuant to the Subordinated Agreement and the other Subordinated Loan Documents, and interest and premium, if any, thereon, fees, expenses, indemnity payments, all other amounts payable in respect thereof, and all other amounts due with respect to the foregoing whether arising from breach or contract, in tort or otherwise.

           f. "Enforcement Action" means any foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver, or the taking of any other enforcement action against the Collateral or any part thereof, including the taking (except by Managing Partner in the ordinary course of business) of possession, or control of, or the collection of any rents from the Collateral or any part thereof.

           2.   Subordination.

           a. Subordinated Creditor shall not receive or accept any Distribution of Assets from Partnership in respect of principal of or interest on or any other payments in respect of the Subordinated Debt, pursuant to the Subordinated Agreement, the Subordinated Deed of Trust or the other Subordinated Loan Documents unless and until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit; provided, however, that Subordinated Creditor may receive payments permitted under Subsection 7.5 of the Credit Agreement. Upon the occurrence of a Potential Event of Default or Event of Default, Subordinated Creditor hereby covenants to promptly pay over to the Senior Lenders all payments received by Subordinated Creditor during the 90 days preceding the occurrence of such Potential Event of Default or Event of Default. In no event shall the Subordinated Debt be prepaid, in whole or in part, except to the extent permitted by subsection 7.5 of the Credit Agreement, without prior written consent of each Senior Lender.

           b. The Subordinated Deed of Trust and all other Subordinated Loan Documents, the liens thereof, and the rights, powers, any privileges of the trustee and of Subordinated Creditor thereunder are and shall continue to be, with full knowledge and understanding of the effect thereof, unconditionally subject, subordinate, and inferior to the Senior Deed of Trust and all other Senior Loan Documents (including, without limitation, the Senior Security Agreement) and the liens thereof, and the rights, powers, and privileges of the trustee thereunder and of Senior Lenders set forth therein, to the full extent of the Indebtedness now and hereafter evidenced thereby. In addition, Subordinated Creditor acknowledges that the Subordinated Deed of Trust shall be subject and subordinate to the Skyway Easements and to all leases of space in the Premises. The Subordinated Deed of Trust and all other Subordinated Loan Documents, and all of the terms, covenants and conditions and the rights, powers and privileges of the trustee and of Subordinated Creditor thereunder are and shall be subject and subordinate in priority and payment to all of the terms, covenants and conditions of the Senior Deed of Trust and the other Senior Loan Documents (including, without limitation, the Senior Security Agreement) and the rights, powers and privileges of the trustee and of Senior Lenders therein, and to the lien of all renewals, extensions, modifications, amendments, consolidations, spreaders, refinancing, or replacements of the Senior Deed of Trust and the other Senior Loan Documents. Trustee under the Senior Deed of Trust and Agent may take any action whatsoever to enforce any term or provision of the Senior Deed of Trust and the other Senior Loan Documents (including, without limitation, the Senior Security Agreement) or to enforce any rights of Agent and Senior Lenders in respect of the Collateral, Subordinated Creditor shall have no right to direct the exercise of any remedy thereunder or with respect thereto and Trustee under the Senior Deed of Trust and Agent shall have no liability for any such action.

           3. Distributions Held in Trust. If Subordinated Creditor receives any Distribution of Assets of Partnership that Subordinated Creditor is not entitled to retain under the provisions of this Agreement, such payment or assets shall be delivered forthwith by Subordinated Creditor to Agent for the benefit of the Senior Lenders for application to the Senior Obligations, in the form received except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Agent for the benefit of the Senior Lenders. Agent, for the benefit of the Senior Lenders, is irrevocably authorized to supply any endorsement or assignment required under this subsection 3 that may have been omitted. Until so delivered any such payment or collateral shall be held by Subordinated Creditor in trust for the Senior Lenders and shall not be commingled with other funds or property of Subordinated Creditor.

           4. Instruments; Collateral for Senior Obligations. If Partnership issues or has issued any instrument or document evidencing the Subordinated Debt (including, without limitation, the Subordinated Loan Documents), each such instrument and document shall bear a conspicuous legend that it is subordinated to the Senior Obligations. Partnership's and Subordinated Creditor's books shall be marked to evidence the subordination of all of the Subordinated Debt to the Senior Obligations. Agent for the Senior Lenders is authorized to examine such books from time to time during normal business hours and to make any notations required by this Agreement.

           5.   Insolvency, Dissolution, Etc. of Partnership.

           a. In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings with respect to Partnership, its property or its operations (whether in a Bankruptcy Proceeding or otherwise), all Senior Obligations (including, without limitation, interest on Senior Obligations at the rate stated in subsection 2.2E of the Credit Agreement from the date of filing any petition in bankruptcy to the date of payment whether or not allowed as a claim) shall first be paid in full before Subordinated Creditor shall be entitled to receive or retain any Distribution of Assets of Partnership with respect to the Subordinated Debt. In any such proceedings, any Distribution of Assets to which Subordinated Creditor would be entitled if the Subordinated Debt were not subordinated to the Senior Obligations shall be paid by the trustee or agent or other person making such payment or distribution, or by Subordinated Creditor if received by it, directly to Agent for the benefit of the Senior Lenders to the extent necessary to make payment in full of all Senior Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to or for the benefit of the Senior Lenders.

           b. At any time and from time to time after the occurrence and during the continuation of an Event of Default under the Senior Loan Documents until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit, Subordinated Creditor shall duly and promptly take such action as Agent for the benefit of the Senior Lenders may reasonably request (i) to collect the Subordinated Debt for the account of the Senior Lenders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (ii) to execute and deliver to any Senior Lenders such powers of attorney, assignments or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (iii) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Subordinated Debt. Subordinated Creditor shall have the rights provided in subsection 20(b) that result from any payment to Senior Lenders under this subsection 5(b).

           6.   Power of Attorney.

           a. Subordinated Creditor hereby irrevocably authorizes and empowers Agent for the benefit of the Senior Lenders (and its representative or representatives) to demand, sue for, collect and receive all payments and distributions under the Subordinated Agreement and give acquittance therefor and to file and enforce claims and proofs of claims or suit and take all such other actions (including, without limitation, voting the Subordinated Debt (including in connection with any liquidation, reorganization or arrangement) or enforcing any security interest or other lien securing payment of the Subordinated Debt) in the name of Subordinated Creditor or otherwise, as the Senior Lenders determine to be necessary or appropriate at any time and from time to time after the occurrence and during the continuation of an Event of Default under the Senior Loan Documents; provided however, that if Agent has failed to file a proof of claim with respect to the Subordinated Debt in any Bankruptcy Proceeding and 7 or fewer calendar days remain until the claims' bar date in such proceeding, then, in such event, Subordinated Creditor may file such proof of claim. This authorization to file and enforce claims and proofs of claims and to vote such claims (the "Authorization") includes the authorization to vote or decline to vote such claims on any matter whatsoever and specifically includes the authority to vote such claims to approve a plan of reorganization, including such plan that provides for the distribution on the Subordinated Debt of only equity in the reorganized debtor. Additionally, Agent may, pursuant to the Authorization, decline to take certain actions with respect to the Subordinated Debt, including, by way of example and not limitation, declining to request adequate protection for Subordinated Creditor's collateral or declining to object to any priming lien thereon. In the event any Governmental Authority or other Person does not recognize or accept Agent's right to act on behalf of the Subordinated Creditor pursuant to this Section 6a, Subordinated Creditor agrees to take such lawful action as is directed by Agent in accordance with this
  Section 6a. In no event shall Subordinated Creditor waive, forgive or cancel any claim Subordinated Creditor may now or hereafter have against Partnership.

           Subordinated Creditor agrees that, upon the commencement of any Bankruptcy Proceeding or action or proceeding against Partnership to recover all or any part of the Subordinated Debt prior to payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit, Agent, on behalf of Senior Lenders, shall have the right to vote the rights of Subordinated Creditor in any such Bankruptcy Proceeding, or action or proceeding against Partnership to recover all or any part of the Subordinated Debt, in a manner that benefits Senior Lenders and without regard to whether Subordinated Creditor is benefitted or receives more than equity interests in Partnership in exchange for its claims against Partnership.

           b. In no event shall any Senior Lender be liable to Subordinated Creditor for any failure to prove the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable thereon. Subordinated Creditor agrees to protect, indemnify, pay and save harmless, Agent and Senior Obligation Holders from and against any and all claims or demands, asserted by (or on behalf of) Subordinated Creditor and any and all liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) related thereto that Agent or Senior Lender or both may incur or be subject to as a consequence, direct or indirect of any action in foreclosure under the Senior Deed of Trust or other Senior Loan Documents.

           7.   Agreements by Subordinated Creditor.

           a. Subordinated Creditor has reviewed the Credit Agreement, and Subordinated Creditor hereby consents to and approves of the provisions contained therein. Subordinated Creditor acknowledges that there are no conditions precedent to the effectiveness of this Agreement and that this Agreement is in full force and effect and is binding on Subordinated Creditor upon Subordinated Creditor's execution and delivery of this Agreement, regardless of whether the Senior Lenders obtain collateral or any guaranties from others or take any other action contemplated by Subordinated Creditor. Without affect-ing the rights of Senior Lenders or Partnership under the Credit Agreement, Subordinated Creditor agrees that, except to the extent that the Credit Agreement provides for the consent of or notice to Subordinated Creditor, the Senior Lenders may, at any time and from time to time, without the consent of or notice to Subordinated Creditor, without incurring responsi-bility to Subordinated Creditor, and without impairing or releasing the rights of any of the Senior Lenders, or any of the obligations of Subordinated Creditor hereunder:

           (i) change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter Senior Obligations or amend the Credit Agreement in any manner or enter into or amend in any manner any other agreement relating to the Senior Obligations (provided, however, that no such amendment shall, without the consent of Subordinated Creditor, affect Subordinated Creditor's right to receive payments as permitted by subsection 7.5 of the Credit Agreement);

          (ii) Sell, exchange, release or otherwise deal with any property by whomever at any time pledged or mortgaged to secure, or however securing, the Senior Obligations;

         (iii) Release anyone (including any guarantor) liable in any manner for the payment or collection of the Senior
        Obligations;

          (iv) Exercise or refrain from exercising any rights against Partnership and others (including any guarantor or Subordinated Creditor);

           (v) Apply any sums by whomever paid or however realized to the Senior Obligations; or

          (vi) Take any other action that otherwise might be deemed to impair the rights of Subordinated Creditor.

           Subordinated Creditor's obligations hereunder shall be performed in accordance with and to the extent required by this Agreement regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Notes or the Credit Agreement or any other document related thereto or the rights of the Senior Lenders with respect thereto. The obligations of Subordinated Creditor under this Agreement shall be absolute and unconditional irrespective of:

           (i) any lack of genuineness, legality, validity, enforceability or value of the Credit Agreement, the Notes or any other agreement or instrument relating thereto or any Collateral;

          (ii) any failure to pay any taxes that may be payable with respect to the issuance or transfer of the Notes; or any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority required in connection with the issuance or transfer of the Notes;

         (iii) any impossibility or impracticality of performance, force majeure, any act of any government, or any other circumstance that might constitute a defense available to, or a discharge of, the Partnership in respect of the Notes or the Credit Agreement or Subordinated Creditor in respect of this Agreement or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section;

          (iv) the fact that the Senior Obligations or any claim for the Senior Obligations is subordinated, avoided or disallowed, in whole or in part, under the Bankruptcy
        Code or other applicable law; or

           (v) whether any Person to whom Senior Lenders make disbursements of the proceeds of the Loans in accordance with the Credit Agreement applies such proceeds for purposes other than those provided for in the Credit Agreement and any such application shall not defeat the subordination herein in whole or in part.

           b. Subordinated Creditor (i) will not, without the prior written consent of the Senior Lenders, accelerate the Subordinated Debt, and (ii) agrees that until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit, Subordinated Creditor shall neither commence nor join with any other creditor of Partnership to commence any Bankruptcy Proceeding or commence any action or proceeding against Partnership to recover all or any part of the Subordinated Debt before any Governmental Authority or other entity with power to bind the parties to its decisions.

           c. Subordinated Creditor agrees that, until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit, the Subordinated Loan and the lien of the Subordinated Loan Documents shall be subordinate to all leases of space in the Collateral. Senior Lenders and Subordinated Creditor hereby agree that Senior Lenders shall be entitled to seek the appointment of a receiver for the Collateral to collect rents, pursuant to the terms of Senior Loan Documents and the Subordinated Loan Documents, respectively, and this Agreement.

           8. Waivers. Partnership and Subordinated Creditor each hereby waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by any Senior Lender. To the fullest extent permitted by law, Partnership and Subordinated Creditor each hereby further waives: promptness, diligence, presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Obligations or the Subordinated Debt to which Partnership or Subordinated Creditor may be a party; notice of the acceptance of this Agreement; notice of any loans made, extensions granted or other actions taken in reliance hereon; all other demands and notices of every kind in connection with this Agreement, the Senior Obligations or the Subordinated Debt; any right to require marshalling of the assets of Partnership; any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; any provisions of law that conflict with this Agreement and any legal or equitable discharge of Subordinated Creditor's obligations hereunder; the benefit of any statute of limitations; any rights of setoff, recoupment and counterclaim, promptness and diligence by Agent or Senior Lenders; any defenses arising from the incapacity, lack of authority or any disability or other defense of Partnership; any defense based on any Senior Lender's errors or omissions in the administration of the Obligations (other than willful misconduct); any defenses or benefits that may be derived from or afforded by law that limit or exonerate guarantors or sureties, including, without limitation, Nevada Revised Statutes Sections 40.430-40.459, 40-475 and 40.485 as permitted by Nevada Revised Statute Section 40.495, and any successor provisions; and any right to require that the Senior Lenders exhaust any right or take any action against Partnership or any other person or entity or any collateral or pursue any other remedy in the power of Senior Lenders whatsoever.

           9. Representations and Warranties. Subordinated Creditor hereby represents, warrants and covenants to the Senior Lenders, which representations, warranties and covenants shall be true and correct as of the date hereof and throughout the term of this Agreement, that:

           a. Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt, any interest therein or any collateral or security pertaining thereto; Subordinated Creditor is the true and lawful holder and owner of the Subordinated Notes; the Subordinated Notes and the Subordinated Agreement delivered to the Senior Lenders are true and correct an have not been amended or modified in any way; and the Subordinated Notes are free and clear of any defense, offset, counterclaim or other adverse claims and any liens, encumbrances or security interests.

           b. There are no agreements or understandings, written or oral, by Subordinated Creditor with Partnership other than as set forth in the Subordinated Agreement and the Joint Venture Agreement with respect to the obligations evidenced by the Subordinated Agreement and Subordinated Creditor has not heretofore given any subordination in respect of the Subordinated Debt.

           c. To the best knowledge of Subordinated Creditor, no default exists with respect to the Subordinated Notes.

           10. Negative Covenants. Until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation-of all Letters of Credit, without the consent of all Senior Lenders:

           a. Except as expressly permitted in this Agreement and the Credit Agreement, Partnership shall not, directly or indirectly, make any payment on account of or grant a security interest in, mortgage, pledge, assign or transfer any properties to satisfy or secure all or any part of the Subordinated Debt or in any way amend or modify the Subordinated Notes, the Subordinated Agreement or any other Subordinated Loan Document.

           b. Except as expressly permitted in this Agreement, Subordinated Creditor shall not demand or accept, directly or indirectly, from Partnership or any Affiliate of Partnership, any payment or collateral to satisfy or secure all or any part of or exercise any remedy under the Subordinated Debt nor shall Subordinated Creditor release, exchange, extend the time of payment of, compromise, set off or otherwise discharge or enforce any part of the Subordinated Debt or in any way amend or modify the Subordinated Debt, the Subordinated Loan Documents or this Agreement.

           c. Subordinated Creditor shall not hereafter give any subordination in respect of the Subordinated Debt, convert any or all of the Subordinated Debt to capital stock or other securities of Partnership, or transfer or assign any of the Subordinated Debt to any person other than the Senior Lenders without the consent of Senior Lenders.

           d. Partnership will not issue any instrument, security or other writing evidencing any part of the Subordinated Debt other than the Subordinated Notes, and Subordinated Creditor shall not receive any such writing or transfer or assign any of the Subordinated Debt, except upon the prior written approval of the Senior Lenders.

           e. The Subordinated Debt and the Subordinated Loan Documents shall not be cross-defaulted or cross-collateralized with any other loan or any security interest encumbering any other property other than pursuant to the provisions of the Credit Agreement and the Subordinated Agreement (it being understood that a cross-default is a default of an obligor that occurs under the terms of one agreement as a direct and express result of a default by such obligor' under the terms of another agreement).

           f. Subordinated Creditor shall not transfer or assign the Subordinated Debt or the Subordinated Loan Documents or any claim that Subordinated Creditor has or may have against Partnership or the Premises, without Senior Lenders' prior written consent, which may be granted or denied in Senior Lenders' sole and complete discretion. In the event that Subordinated Creditor, its nominee or designee, obtains title to the Collateral pursuant to an Enforcement Action or otherwise, Subordinated Creditor shall not thereafter transfer its interest in the Collateral without Senior Lenders' prior written consent, which may be granted or denied in Senior Lenders' sole and complete discretion. Neither Partnership nor Subordinated Creditor otherwise shall take or permit any action prejudicial to or inconsistent with the priority of the Senior Lenders over Subordinated Creditor that is created by this Agreement.

           11.  Put and Call Option.

           (a) In the event that Subordinated Creditor violates any provision of subsection 6(a) or 7(b) or begins any Enforcement Action or (other than as expressly permitted by subsection 6(a)) attempts to assert any of its rights in any Bankruptcy Proceeding which assertion could prevent Agent on behalf of Senior Lenders from exercising the rights granted to Agent and Senior Lenders by Subordinated Creditor in accordance with subsection 6(a) or challenges or attempts to invalidate the rights granted to Agent and Senior Lenders in subsection 6(a), then, and upon the demand of Agent on behalf of the Senior Lenders, Subordinated Creditor will, at the time, in the manner and otherwise as hereinafter set forth, cause the Senior Obligations to be paid in full. Such payment in full shall be made by Subordinated Creditor not later than 12:00 noon (Pacific Time) on a Business Day at the Funding and Payment Office not less than 5 (five) days after the date of such demand for purchase, at a purchase price of the total of the then unpaid principal amount of the Loans, plus unpaid interest thereon accrued (or that otherwise would accrue but for the commencement of a Bankruptcy Proceeding) to the date of payment in full of such purchase price, plus the unpaid amount of all other Senior Obligations (collectively, the "Purchase Price"). The Purchase Price shall be paid by Subordinated Creditor in immediately available funds to the Agent. Promptly after such payment, each Senior Lender holding a Note shall deliver and endorse such Note without recourse over to Subordinated Creditor and shall assign its interests under the Collateral Documents to Subordinated Creditor. Subordinated Creditor hereby agrees that the payment in full of the Purchase Price made by it hereunder shall be without recourse to or representation or warranty (other than the representation and warranty by each Senior Lender that it is the legal and beneficial owner of the Senior Obligations held by such Senior Lender free and clear of any adverse claim) by any such Senior Lenders.

           (b) IF SUBORDINATED CREDITOR SHALL FAIL TO PAY THE PURCHASE PRICE, AS AFORESAID, SUBORDINATED CREDITOR (I) AGREES THAT IT WILL BE UNCONDITIONALLY LIABLE TO THE SENIOR LENDERS FOR LIQUIDATED DAMAGES (FOR THE LOSS OF A BARGAIN AND NOT AS A PENALTY), FOR THE AMOUNT OF SUCH PURCHASE PRICE PLUS 10% OF THE AMOUNT OF THE PURCHASE PRICE AND ALL COSTS AND EXPENSES, IF ANY, INCURRED BY THE SENIOR LENDERS IN ENFORCING THIS AGREEMENT AND (II) IRREVOCABLY WAIVES TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT OR DEFENSE SUBORDINATED CREDITOR MAY HAVE TO CAUSE THE SENIOR LENDERS TO PROVE THE CAUSE OR AMOUNT OF SUCH DAMAGES OR TO MITIGATE THE SAME. THE AMOUNT PAID TO AND RETAINED BY SENIOR LENDERS UNDER THIS SECTION ARE LIQUI-DATED DAMAGES AND SHALL BE SENIOR LENDERS' SOLE REMEDY IN THE EVENT OF SUBORDINATED CREDITOR'S FAILURE TO PAY THE PURCHASE PRICE. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SENIOR LENDERS' ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY SUBORDINATED CREDITOR WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN AND THAT THE AMOUNT OF THE PURCHASE PRICE PLUS 10% OF THE AMOUNT OF THE PURCHASE PRICE REPRESENTS THE PARTIES REASONABLE ESTIMATE OF SUCH DAMAGES. NOTWITHSTAND-ING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 11(b), SENIOR LENDERS AND SUBORDINATED CREDITOR AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY SUBORDINATED CREDITOR'S INDEMNITY OBLIGATIONS UNDER SECTIONS 6 AND 12.

           (c) At any time after the occurrence and during the continuation of an Event of Default under the Senior Loan Documents Subordinated Creditor shall be entitled, but shall not be obligated, to pay in full or cause payment in full of the Purchase Price. Subordinated Creditor shall give each Senior Lender and Agent written notice of its intention to make such payment no less than 5 Business Days prior to the proposed payment date. Such payment shall be made no later than noon on such proposed payment date in the amount of the Purchase Price described in subsection 11(a) above at the Funding and Payment Office in immediately available Funds to the Agent. Promptly after such payment, each Senior Lender holding a Note shall deliver and endorse such Note without recourse over to Subordinated Creditor and shall assign its interests under the Collateral Documents to Subordinated Creditor. Subordinated Creditor agrees that the payment in full of the Senior Obligations made by it hereunder shall be without recourse to or representation or warranty (other than the representation and warranty by each Senior Lender that it is the legal and beneficial owner of the Senior Obligations held by such Senior Lender free and clear of any adverse claims) by any such Senior Lenders.

           12. Taxes, Authorizations, Etc. (a) Subordinated Creditor will pay any stamp or other tax (including any interest and penalties) with respect to the payment in full of the Senior Obligations pursuant to Section 11 of this Agreement. If any such tax is paid by the Senior Lenders, Subordinated Creditor will, upon demand of the Senior Lenders and whether or not such tax shall be correctly or legally asserted, indemnify the Senior Lenders for such payment, together with any interest, penalties and expenses in connection therewith.

           (b) Subordinated Creditor will use its best efforts to obtain any authorization or approval (including exchange control approval) or other action by, and will give any notice to or make any filing with, any Governmental Authority required in connection with the transfer of the Notes to Subordinated Creditor upon any purchase pursuant to this Agreement.

           13. Financial Matters. Subordinated Creditor has established adequate and independent means of obtaining from Partnership on a continuing basis financial and other informa-tion pertaining to the financial condition of Partnership. Subordinated Creditor agrees to keep adequately informed from such means of any facts, events or circumstances that might in any way affect Subordinated Creditor's risks hereunder, and Subordinated Creditor further agree that no Senior Lender shall have any obligation to disclose to Subordinated Creditor information or material acquired by such Senior Lender in the course of its relationship with Partnership. Subordinated Creditor understands that there may be various agreements among the Senior Lenders and Partnership evidencing and governing the Senior Obligations and Subordinated Creditor acknowledges and agrees that such agreements are not intended to confer any benefits on Subordinated Creditor and that no Senior Lender shall have any obligation to Subordinated Creditor or any other Person to exercise any rights, enforce any remedies, or take any actions that may be available to it under such agreements.

           14. Reliance. Subordinated Creditor understands that in reliance upon the terms and provisions of this Agreement, specific monetary and other obligations are being entered into and will be entered into by the Senior Lenders that would not be made or entered into but for reliance on this Agreement. Subordinated Creditor further understands that this Agreement constitutes a continuing offer to all persons who become holders of, or continue to hold Senior Obligations (whether such Senior Obligations was created or acquired before or after the date of this Agreement).

           15. Insurance Proceeds and Condemnation Awards. In the event of a casualty to the buildings or improvements constructed on the Premises or a condemnation or taking under a power of eminent domain of the Premises, or the buildings or improvements thereon, Senior Lenders shall have a first and prior interest in and to any payments, awards, proceeds, distributions, or consideration arising from any such event (the "Award"), provided that if the amount of the Award is in excess of all Senior Obligations, such excess Award shall be paid to or held by Senior Lenders (or any other person) for the benefit of the persons or entities legally entitled thereto. Notwithstanding the foregoing, in the event of casualty or condemnation, Senior Lenders shall release the Awards from any such event to Partnership if and to the extent required by the terms and conditions of the Senior Loan Documents in order to repair and restore the Premises in accordance with the terms and provisions of the Senior Loan Documents. Awards made available to Partnership for the repair or restoration of the buildings or improvements on the Premises shall not be subject to attachment by Subordinate Creditor.

           16. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by Subordinated Creditor or Partnership therefrom, shall in any event be effective without the written concurrence of Requisite Lenders under the Credit Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           17. Entire Agreement. This writing is intended by Subordinated Creditor, Partnership and Senior Lenders as the final expression of their agreement with respect to the matters covered hereby. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Agreement. There are no conditions to the full effectiveness of this Agreement, other than execution by Senior Lenders of the Credit Agreement. If there is any conflict between the terms hereof and the terms of any other documents executed in connection with the Credit Agreement, the terms of such documents shall be read together so as to provide the Senior Lenders with the broadest possible range of rights and remedies.

           18. Notices. Any communications between and among Agent, Senior Lenders, Subordinated Creditor and Partnership and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by telex, facsimile transmission or cable by 5:00 p.m. (Pacific Time) on a Business Day to each such party at its address set forth in the Credit Agreement, on the signature pages hereof or to such other addresses as each such party may in writing hereafter indicate. Any notice, request or demand to or upon Agent or Senior Lenders or Subordinated Creditor or Partnership under or relating to this Agreement shall not be effective until received.

           19. Expenses. Subordinated Creditor and Partnership jointly and severally agree to pay, upon demand, to Agent for the benefit of the Senior Lenders the amount of any and all reasonable expenses, including the reasonable fees and expenses of their respective counsel, that the Senior Lenders may incur in connection with the exercise or enforcement of any of their rights or interests hereunder.

           20.  Validity of the Subordinated Debt and Senior
  Obligations.

           a. The provisions of this Agreement subordinating the Subordinated Debt are solely for the purpose of defining the relative rights of the Senior Lenders and Subordinated Creditor and shall not impair, as between Subordinated Creditor and Partnership, the obligation of Partnership, which is unconditional and absolute, to pay the Subordinated Debt in accordance with its terms, nor shall any such provisions, except as otherwise set forth herein, prevent Subordinated Creditor from exercising all remedies otherwise permitted by applicable law or under any instrument or agreement evidencing the Subordinated Debt upon default thereunder, subject to the rights of the Senior Lenders hereunder to receive cash, property or securities or any other Distribution of Assets otherwise payable or deliverable to Subordinated Creditor until the payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit. This agreement shall provide no rights or remedies to any Person other than Agent, Senior Lenders and Subordinated Creditor.

           b. Subordinated Creditor shall be subrogated to all rights of the Senior Lenders against Partnership in respect of any amounts paid to the Senior Lenders directly or indirectly by Subordinated Creditor pursuant to the provisions of this Agreement; provided that Subordinated Creditor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until payment in full of all Senior Obligations (including without limitation, any Protective Advances), the termination of all Commitments and the expiration or cancellation of all Letters of Credit.

           c. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Obligations.

           21. Termination. This Agreement is a continuing agreement and shall remain in full force and effect until three-hundred sixty-seven (367) days after payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit. Neither the dissolution nor the bankruptcy or dissolution of Subordinated Creditor shall effect a termination hereof. Until payment in full of all Senior Obligations, the termination of all Commitments, and the expiration or cancellation of all Letters of Credit, any Senior Lender may, without notice to Subordinated Creditor, extend or continue credit and make other financial accommodations to or for the account of Partnership in reliance upon this Agreement.

           22. Successors. This Agreement shall be binding upon Subordinated Creditor and its successors and assigns.
  This Agreement shall inure to the benefit of Senior Lenders, Agent, Partnership and their respective successors and assigns. Subordinated Creditor shall not assign this Agreement or any of the rights or obligations of Subordinated Creditor hereunder without the prior written consent of all Senior Lenders. Subject to subsection 10.1 of the Credit Agreement and as part of an assignment, participation or any transfer of its interests in any Loan, any Senior Lenders may, without notice or consent, assign its interest in this Agreement in whole or in part. The terms and provisions of this Agreement shall inure to the benefit of any transferee or assignee of any Loan, and in the event of such transfer or assignment the rights and privileges herein conferred upon Senior Lenders and Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

           23. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

           24. Duties of Senior Lenders Limited. THE RIGHTS GRANTED TO THE SENIOR LENDERS IN THIS AGREEMENT ARE SOLELY FOR THEIR PROTECTION AND NOTHING HEREIN CONTAINED (I) IMPOSES ON ANY SENIOR LENDER ANY DUTIES WITH RESPECT TO ANY PROPERTY EITHER OF PARTNERSHIP OR OF SUBORDINATED CREDITOR HERETOFORE OR HEREAFTER RECEIVED BY ANY SENIOR LENDER NOR (II) SHALL BE DEEMED TO CONSTITUTE ANY SENIOR LENDER THE AGENT OF SUBORDINATED CREDITOR FOR ANY PURPOSE NOR CREATE ANY FIDUCIARY DUTY BETWEEN ANY SENIOR LENDER AND SUBORDINATED CREDITOR. AS BETWEEN SENIOR LENDERS AND SUBORDINATED CREDITOR, NO SENIOR LENDER HAS ANY DUTY TO PRESERVE RIGHTS AGAINST PRIOR PARTIES ON ANY INSTRUMENT OR CHATTEL PAPER RECEIVED FROM PARTNERSHIP OR SUBORDINATED CREDITOR AS COLLATERAL SECURITY FOR THE SENIOR OBLIGATIONS OR ANY PORTION THEREOF. AS BETWEEN SENIOR LENDERS AND SUBORDINATED CREDITOR, NO ACTION OR INACTION WITH RESPECT TO ANY COLLATERAL FOR THE SENIOR OBLIGATIONS; NOR ANY AMENDMENT TO ANY OF THE SENIOR LOAN DOCUMENTS OR ANY OTHER INSTRUMENT OR AGREEMENT RELATING TO, SECURING OR GUARANTEEING ANY OF THE SENIOR OBLIGATIONS; NOR ANY EXERCISE OR NON-EXERCISE OF ANY RIGHT, POWER OR REMEDY UNDER OR IN RESPECT OF ANY OF THE SENIOR OBLIGATIONS OR ANY INSTRUMENT OR AGREEMENT RELATING TO, SECURING OR GUARANTEEING ANY OF THE SENIOR OBLIGATIONS; NOR ANY WAIVER, CONSENT, RELEASE, INDULGENCE, EXTENSION, RENEWAL, MODIFICATION, DELAY OR OTHER ACTION, INACTION OR OMISSION IN RESPECT OF ANY OF THE SENIOR OBLIGATIONS OR ANY INSTRUMENT OR AGREEMENT RELATING TO, SECURING OR GUARANTEEING ANY OF THE SENIOR OBLIGATIONS SHALL IN ANY EVENT GIVE RISE TO ANY CLAIM AGAINST ANY SENIOR LENDER OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF SUCH SENIOR LENDER.

           25. Additional Documentation. Partnership and Subordinated Creditor shall execute and deliver to the Agent such further instruments and shall take such further action as Agent or any Senior Lender may at any time reasonably request in order to carry out the provisions and intent of this Agreement.

           26. Severability. In case any provision in or obligation under this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

           27. Waiver of Jury Trial. SUBORDINATED CREDITOR, PARTNERSHIP, AGENT AND EACH SENIOR LENDER EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Subordinated Creditor, Partnership, and by their acceptance of the benefits hereof, Agent and each Senior Lender each
  (i) acknowledges that this waiver is a material inducement for Subordinated Creditor, Partnership, Agent and each Senior Lender Holder to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement and that each will continue to rely on the waiver in related future dealings (ii) further warrants and represents that each has reviewed this waiver with legal counsel, and that each knowingly and voluntarily waives jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

           28.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED
  BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL
  LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF
  LAWS PRINCIPLES.

           29. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST SUBORDINATED CREDITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT SUBORDINATED CREDITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Subordinated Creditor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Subordinated Creditor at its address provided in
  Section 18, such service being hereby acknowledged by Subordinated Creditor to be sufficient for personal jurisdiction in any action against Subordinated Creditor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

           30. All Action Required to be Lawful. No provision of this Agreement shall require any party hereto to take any action or fail to take any action that would violate any Gaming
  Law.

           31.  Capacity of Subordinated Creditor.  This
  Agreement applies to Subordinated Creditor only in its capacity as a holder of General Partner Subordinated Debt.

      IN WITNESS WHEREOF, Subordinated Creditor and Partnership each has caused this Agreement to be duly executed and delivered for the benefit of the Senior Obligations Holders by its officer thereunto duly authorized as of the date first above written.

  CIRCUS AND ELDORADO JOINT VENTURE
                    a Nevada general partnership

                    By:   GALLEON, INC.,
                          Nevada Corporation
                          Its:  Managing General Partner

                          By:   CLYDE T. TURNER

                          Title: President

                    Notice
                    Address:   c/o Circus Circus Enterprises,
                                                   Inc.
                               2880 Las Vegas Boulevard South
                               Las Vegas, Nevada 89109
                               Attention: General Counsel

                    By:   ELDORADO LIMITED LIABILITY COMPANY

                    Its:  General Partner

                          By:  ELDORADO RESORTS LLC, a Nevada
                          limited liability company
                          Its: manager

                               By:     DON CARANO

                               Title:

                    Notice
                    Address:   c/o Eldorado Hotel Casino
                               345 N. Virginia Street
                               Reno, Nevada 89508
                               Attention:  General Counsel

                    By:   EXECUTIVE COMMITTEE

                          By:     DON CARANO

                          Title:

                          By:     ROBERT JONES

                          Title:

  NOTICE:  THIS SUBORDINATION AND DEBT PUT AGREEMENT CONTAINS
             PROVISIONS THAT ALLOW THE PERSON OBLIGATED ON YOUR
             REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN
             IMPROVEMENT OF THE PROPERTY.


                           CIRCUS CIRCUS ENTERPRISES, INC.


                           By: GLENN W. SCHAEFFER
                               Title: President, CFO


                           Notice
                           Address: 2880 Las Vegas Boulevard
                                    South Las Vegas, Nevada
                                                     89109
                                    Attention: General Counsel



  Accepted this 9th day of
  September, 1996:


  AGENT

  WELLS FARGO BANK, N.A.


  By:  STEVE BYRNE
  Steve Byrne, Vice President

  Notice Address:

  Suite 400
  3800 Howard Hughes Parkway
  Las Vegas, Nevada 89109
  Attention:  Steve Byrne

ACKNOWLEDGEMENT FOR GALLEON, INC.

  STATE OF NEVADA    )
                     ) ss
  COUNTY OF CLARK    )



           This instrument was acknowledged before me on September ___, 1996, by _________________________ as
  ____________________________ of Galleon, Inc. of/for CIRCUS AND
  ELDORADO JOINT VENTURE.


  _________________________
  Notary Public

  ACKNOWLEDGEMENT FOR ELDORADO RESORTS LLC


  STATE OF NEVADA    )
                     ) ss
  COUNTY OF WASHOE   )



           This instrument was acknowledged before me on September ___, 1996, by DONALD L. CARANO as Chief Executive Officer of Eldorado Resorts LLC, Managing Member of Eldorado Limited Liability Company, of/for CIRCUS AND ELDORADO JOINT VENTURE.


  _________________________
  Notary Public


  ACKNOWLEDGEMENT FOR EXECUTIVE COMMITTEE

  STATE OF NEVADA    )
                     ) ss
  COUNTY OF WASHOE   )



           This instrument was acknowledged before me on September ____ 1996, by _____________________________, as a
  member of the Executive Committee of/for CIRCUS AND ELDORADO
  JOINT VENTURE.


  _________________________
  Notary Public

  ACKNOWLEDGEMENT FOR EXECUTIVE COMMITTEE


  STATE OF NEVADA    )
                     ) ss
  COUNTY OF WASHOE   )



           This instrument was acknowledged before me on September ____ 1996, by _____________________________, as a
  member of the Executive Committee of/for CIRCUS AND ELDORADO
  JOINT VENTURE.


  _________________________
  Notary Public


  ACKNOWLEDGEMENT FOR CIRCUS CIRCUS ENTERPRISES, INC.

  STATE OF NEVADA    )
                     ) ss
  COUNTY OF CLARK    )



           This instrument was acknowledged before me on September ___, 1996, by _________________________ as
  ____________________________ of CIRCUS CIRCUS ENTERPRISES, INC.


  _________________________
  Notary Public


  ACKNOWLEDGEMENT FOR WELLS FARGO BANK, N.A., as Agent






  STATE OF NEVADA    )
                     ) ss
  COUNTY OF               )


           This instrument was acknowledged before me on September ______, 1996, by Steve Byrne, as Vice President of
  WELLS FARGO BANK, N.A.


  ________________________________
  Notary Public